AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR - DATED SEPTEMBER 15, 2025

SUBJECT TO COMPLETION

MIDORI GROUP INC.

Registrant’s principal address: # 5 Hazelton Ave. Suite 400, Toronto, Ontario Canada, M5R 2E1

Registrant’s telephone number, including area code: 289-242-5623

Registrant’s website: www.midori-bio.com

Midori Group Inc. (herein referred to as “Midori,” “we,” “us,” “our,” and the “Company”) is offering up to 20,000,000 shares of our common stock (the “Shares”) at $1.00 per share, for gross proceeds from the sale of Shares of up to $20,000,000 (“Maximum Offering Amount”). To offset some of the transactional expenses associated with this offering, we will charge investors a fee equal to 3% (“Investor Processing Fee”) of their subscription amounts (i.e. $3 for every $100 invested), effectively increasing the maximum offering amount by $600,000, to $20,600,000. The minimum investment established for each investor is $1,000 in Shares plus a $30 Investor Processing Fee. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 40.

Shares are being offered on a “best efforts” basis. The sale of Shares will commence within two days from the date this Offering Circular, as amended from time-to-time, is qualified by the Securities and Exchange Commission (“SEC”). This offering will terminate at the earlier to occur of: (i) all Shares offered hereby being sold, (ii) the date three years from the date this Offering Circular, as amended, is qualified with the SEC, or (iii) such earlier date as determined by the Company. Notwithstanding the foregoing, the Company believes that it may reasonably complete this offering within two years from this Offering Circular, as amended, being qualified.

Price of common stock	Price to Public [1]	Underwriting Discount and Commissions [2]	Proceeds to Issuer [3]
Per Share(4)	$1.00	0.045	0.955
Investor Processing Fee(4)	$0.03	0.00135	0.02865
Total Maximum(4)	$ 20,600,000 .00	1,362,000.00	$19,238,000

(1)	All amounts in this chart and circular are in U.S. dollars unless otherwise indicated. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares is not sold. All investor funds will be held in a Company processing account until the investor’s subscription is accepted by the Company, at which time such funds will become available for the Company’s use. We will conduct separate closings, which closings may be conducted on a rolling basis. Closings will be conducted promptly after receiving investor funds, but in no case any less frequently than every 30 days.

(2)	We have engaged DealMaker Securities LLC, referred to herein as the “Broker,” for administrative and compliance related services in connection with this Offering. The Broker is not purchasing any securities from the Company with a view to sell those for the Company as part of the distribution of the security. The Broker and its affiliates will receive one-time advances of accountable expenses of $65,000, monthly advances of accountable expenses of $10,000 totalling $30,000, a monthly account maintenance/management and advisory fee of $10,000 up to a maximum of $90,000, and prospective marketing budget fees of $250,000, which compensation is reflected as a total in the above table. The Broker will also receive up to four and 50/100th percent (4.5%) of the amount raised in this offering. The compensation due to Broker is capped at $1,362,000, assuming we raise the Maximum Offering Amount. Please see “Plan of Distribution” for additional information.

(3)	We expect to incur expenses relating to this offering in addition to the fees due to the Broker, including, but not limited to, legal, accounting, marketing, travel, and other miscellaneous expenses, which are not included in the foregoing table. See “Use of Proceeds” for more detail.

(4)

The Broker will also earn a commission on the Investor Processing Fees collected by the Company, subject to the above-described cap on commissions. The Investor Processing Fee will be applied towards the maximum amount the Company can raise under Regulation A and each unaccredited investor’s investment limits discussed herein. The Investor Processing Fee included in the above table presumes we sell the full $20,000,000 in Shares offered.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our common stock is not now listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee, and it is unlikely, that an active trading market will develop in our securities. Investors should be prepared to hold our Shares indefinitely.

This offering is being made pursuant to Tier 2 of Regulation A, following the Form 1-A Offering Circular disclosure format.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 5.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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SUMMARY INFORMATION

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors” and the exhibits included with the Offering Statement, before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “Midori,” and the “Company” refer to Midori Group Inc. together with its wholly owned subsidiaries. In instances where we refer emphatically to “Midori Group Inc.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity. The term “Offering Circular” refers to this Offering Circular which comprises Part 2 of the Offering Statement (“Offering Statement”) filed with the SEC on Form 1-A, of which this Offering Circular is a part.

The Company

Midori Group Inc., a British Columbia corporation, was originally incorporated as 1284670 B.C. LTD in British Columbia, Canada under the British Columbia Business Corporations Act on January 19, 2021. It was renamed to Midori Group Inc. on June 29, 2022. Our wholly owned operating subsidiary, Midori-Bio Inc., an Ontario corporation, was incorporated in Ontario, Canada under the Canada Business Corporations Act on January 6, 2021, and acquired by the Company in August, 2021.

Midori Group Inc. is currently incorporated and in good standing in British Columbia, Canada. Our principal executive offices are located at 5 Hazelton Avenue Suite 400, Toronto, ON M5R 2E1, and our telephone number 905-330-9113. Our website address is www.midori-bio.com. The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider any information contained on, or that can be accessed through, our website as part of this Offering Circular or in deciding whether to purchase our Shares.

Business

We are a distribution, sales and marketing company of a green, biodegradable plastic additive. We acquire our additive from a third-party supplier and market and resell the additive under our own private brand label “Midori Biosolutions.”

The Midori Biosolutions additive is non-toxic, with no heavy metals or starches, and free of BPA & Phosphates with extensive testing data available for customers. We believe the additive will provide consumer packaged goods (CPG) brands with an end-of-life biodegradable solution, without impeding normal recycle/composting plastics, and a practical and viable solution for reducing plastic waste from the world environment.

As a distributor, we do not own the intellectual property rights to the additive we sell. If our distribution agreement with our supplier were terminated, we would need to contract with one of the several other manufacturers of the additive of which the Company is aware. If we were not able to contract with another supplier or were forced to contract with another supplier on terms materially less favorable to the Company, our business would be materially negatively impacted. Notwithstanding the foregoing, the Company’s goal is to acquire intellectual property rights for its additive using proceeds from this offering; however, no formal negotiations for such acquisition have begun and are not expected to begin until we have raised sufficient funds from this offering.

We have trademarked “Advanced BioRecycle” in order to fit into the current government & industry primary desire to recycle. BioRecycle is part of the other two recycle processes including Mechanical and Chemical recycling; but with the advantage of no energy required to complete the recycle process in landfills and no microplastics as an end state of the plastic. The Midori Biosolutions additive is an innovative technology that aims to solve the major problem of the amount of time it takes for plastic to decompose, as it can otherwise take centuries to biodegrade. With this additive, we seek to accelerate the natural biodegradation process and reduce the timeframe to just a few years. We believe that the additive can help CPG brand owners alleviate the challenges associated with unrecycled plastics, supporting their industry and governmental plastic targets.

We are currently working with approximately 51 consumer and industrial brands across several industries. We have currently signed contracts with six of such brands and with each have completed initial integration testing where we tested to confirm that our products could be integrated into their plastics (e.g our pellet product can integrate and be used in their pellet products, our PET product can integrate and be used in their PET products, etc.). The testing is done internally by the Company and customer and is not certified over overseen by any neutral third party. The brands are now in the degradation testing phase where we test that after integration of our products into our customers’ products, such products will biodegrade as expected. This testing phase takes about three months, after which time the customers can move to products launch. While we assist customers with review of their messaging, we are not otherwise involved in the launch process nor do we control the timing of their product launches. As we onboard new clients, they will go through a similar process: testing to ensure our products can be added to their products in a matching form, test to ensure once added that the product degrades, and once internal processes are complete, launch new customer product with our additive included.

The Midori Biosolutions additive is considered a natural organic additive for plastic. Based on findings of independent third-party testing, the Midori Biosolutions additive is 100% organic and non-starch based with no heavy metals. The Midori-Biosolutions additive is sold by us in many formats to match each type of plastic format used by our customers, including, but not limited to, pellets, powder, polyethylene terephthalate (PET), polypropylene (PP), polystyrene (PS), nylon, and synthetic rubber (collectively, referred to herein as our “products”). We aim to provide an end-of-life solution for all plastics. The Company does not seek to interfere with current recycling efforts, and instead intends to compliment these efforts with our solutions. We believe that the Midori Biosolutions additive will provide brands and retailers with a possible solution for fossil fuel-based plastics.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Due to recurring losses from operations and the accumulated deficit the Company’s auditor has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

The consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operations for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. The application of the going concern basis is dependent upon the Company achieving profitable operations to generate sufficient cash flows to fund continuing operations, or, in the absence of adequate cash flows from operations, obtaining additional financing to support operations for the foreseeable future.

Capitalization

We are authorized to issue an unlimited amount of Common Shares with no par value per share. As of April 21, 2025, the Company had 48,168,500 Shares issued and outstanding. Following this offering, assuming all offered Shares are sold and no Shares outside of this offering are issued, we will have 68,168,500 Shares outstanding.

The Company has the following warrants and options issued and outstanding:

5,000,000 warrants, with a strike price of C$0.25 expiring 3 years from public listing

9,000,000 warrants expiring June 17, 2026, strike price of C$0.05

75,000 warrants, with a strike price of C$1.00, expiring May 14, 2027.

2,937,334 warrants with a strike price of C$0.05, expiring January 10, 2027

1,000,000 stock options at a strike price of C$0.50, expiring July 31, 2028

1,200,000 stock options at a strike price of C$0.50, expiring January 1, 2028

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Use of Proceeds

In general, the Company will use net proceeds from the offering for operational working capital, marketing, capital expenditures and ongoing legal and accounting. See “Use of Proceeds” on page 26 for more detail.

The Offering

This Offering Circular relates to the sale of up to 20,000,000 Shares of our common stock at a price of $1.00 per Share.

To offset some of the transactional expenses associated with this offering, we will charge investors an Investor Processing Fee equal to 3% of their subscription amounts (i.e. $3 for every $100 invested). Thus, the minimum investment for any investor is $1,000 in Shares plus a $30 Investor Processing Fee. The Broker will earn its commission on the Investor Processing Fees collected by the Company, subject to the agreed cap on commissions. The Investor Processing Fee will be applied towards the maximum amount the Company can raise under Regulation A (effectively increasing the Maximum Offering Amount and price per Share by 3%) and each unaccredited investor’s investment limits discussed herein. No Shares will be issued in consideration for the Investor Processing Fee.

There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. All funds raised by the Company from this offering will be immediately available for the Company’s use.

Shares are being offered on a “best efforts” basis. We have engaged Dealmaker Securities LLC to act as the Broker of record in connection with this offering, but not for underwriting or placement agent services. We have also engaged affiliates of the Broker to provide technology services.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer, ACH, or credit card through our subscription portal at www.__________.com. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)I under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

This offering will terminate at the earlier to occur of: (i) all Shares offered hereby are sold, (ii) three years from the date this Offering Circular, as amended, is qualified with the SEC, or (iii) such earlier date as determined by the Company.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S./CAN Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

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PRESENTATION OF FINANCIAL INFORMATION

The financial information contained in this Offering Circular derives from (i) the audited financial statements of Midori Group Inc. (formerly known as 1284670 B.C. LTD), a British Columbian corporation, for the periods ended September 30, 2023 and September 30, 2024. Our audited financial statements are prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. Our fiscal year ends on September 30 of each year, so all references to a particular fiscal year are to the applicable year ended September 30. References to “$,” “USD$” or “dollars” are to U.S. dollars, and all references to “CAD$” or “C$” are to the lawful currency of Canada. Except as otherwise indicated, our financial statements and other information are presented in Canadian dollars while offering terms are expressed in USD$.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Offering Circular before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Offering Circular. In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our common stock. Material risks identified by the Company are discussed in this section; however, discussion may not include all risks applicable to an investment in Shares to the extent such risks have not been contemplated by the Company.

Risks Related to this Offering and our Common Stock

There is no current market for any shares of the Company’s stock.

There is no established trading market for our Shares and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares as collateral and should be prepared to hold this investment indefinitely.

Investors will hold minority interests in the Company.

While the common stock is entitled to vote on Company matters, investors in their individual capacities will represent a minority of the Company’s authorized voting stock. Accordingly, individual investors should anticipate little or no ability to direct the Company’s operations.

5

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may at some point have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost 30% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Shareholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the state of British Columbia, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 4.1 to the Offering Statement of which this Offering Circular is part. In the agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the province of British Columbia, Canada, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the U.S. federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of British Columbia law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our common stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

We may need additional capital, and the sale of additional Shares or other equity securities could result in additional dilution to our stockholders.

We may require additional capital for the development and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. We may sell an unlimited number of Shares. The sale of additional equity securities could result in additional dilution to our stockholders, in an amount that cannot be determined at this time. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our Chief Executive Officer and President each beneficially own approximately 21.98% of the Company’s common stock. Accordingly, they will collectively have significant influence over our affairs due to their substantial ownership coupled with their positions on our board and management team. For example, they may be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds,” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Shares from the Company has been arbitrarily determined.

Our management has determined the Shares offered by the Company. The price of the Shares we are offering was arbitrarily determined based upon the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

The best-efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Shares are being offered on a best-efforts basis. We are not required to sell any specific number or dollar amount of common stock, but will use our best efforts to sell the Shares offered by us. As a “best efforts” offering, there can be no assurance that the offering contemplated by this Offering Circular will result in any proceeds being made available to us.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 (“ERISA”) provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if, at any time, 25% or more of the value of any class of equity interest is held by benefit plan investors. Because we are relying on this exemption, we will not accept investments from benefit plan investments of 25% or more of the value of any class of equity interest. If repurchases of shares reach 25%, we may repurchase shares of benefit plan investors without their consent until we are under such 25% limit. See the section of this offering circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

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Shares are being offered under an offering exemption under Regulation A and, if it were later determined that such exemption was not available, U.S. purchasers would be entitled to rescind their purchase agreements.

Shares are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Unless the sale of Shares should qualify for such exemption the U.S. investors might have the right to rescind their purchase of Shares. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Shares may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors. Inasmuch as the basis for relying on exemptions is factual, depending on the Company’s conduct and the conduct of persons contacting prospective investors and making the offering, the Company will not receive a legal opinion to the effect that this offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented as the Company’s basis for such exemptions.

Investors in our securities could experience immediate and substantial dilution after this offering.

The public offering price of our Shares is higher than the pro forma net tangible book value per share of the outstanding Common Shares immediately after this offering. As a result of this dilution, investors purchasing Shares in this offering could receive significantly less than the full purchase price that they paid for the Shares purchased in this offering in the event of a liquidation. Further, we have outstanding warrants and options with strike prices less than the price per Share in this offering. Consequently, if these securities are exercised, there could be further dilution to the purchasers of our Shares.

We may experience investment delays.

There may be a delay between the time an investor’s subscription is accepted by the Company and the time the proceeds of this offering are deployed. During these periods (after an investor’s closing but before the Company has deployed the funds), the Company may invest these proceeds in short-term certificates of deposit, money-market funds, or other liquid assets with FDIC-insured and/or NCUA-insured banking institutions, which may not yield a return as high as if deployed towards operations.

There may be deficiencies with our internal controls that require improvements.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report. We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

Investors in this offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the Company arising out of or relating to these agreements. By signing the Subscription Agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

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We also may elect to become a public reporting company under the Exchange Act. If we elect or are required to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies. Alternatively, in the event we become a public reporting company under the Exchange Act, we may qualify for reduced reporting obligations as a Foreign Private Issuer.

In any case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not Foreign Private Issuers or emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

If we are required to register any Shares under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Company.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.” To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. Alternatively, we may qualify for a conditional exemption for certain Foreign Private Issuers contained in Rule 12g3-2 under the Exchange Act under limited circumstances. If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption or the Foreign Private Issuer exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any securities under the Exchange Act, it would result in significant expense and reporting requirements that would place a financial burden on the Company and a time burden on our management.

Our management team has limited experience managing a publicly reporting company.

Most members of our management team have limited experience managing a publicly reporting company, interacting with public investors, and complying with the increasingly complex laws pertaining to Regulation A reporting companies. Our management team may not successfully or efficiently manage our transition to being a publicly reporting company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition, and results of operations.

There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with IFRS. Any changes in these estimates, judgments or assumptions, including any changes as a result of changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects.

The preparation of financial statements in accordance with IFRS as issued by IASB requires management and the Board to make judgments, estimates and assumptions that affect the application of policies and the reported amounts of assets and liabilities, income and expenses. Estimates, judgments and assumptions are inherently subject to change in the future, and any such changes, including any changes as a result of changes in accounting principles and guidance, or their interpretation, could result in corresponding changes to the amounts of assets and liabilities, income and expenses.

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Risks Related to our Business

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early-stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a newer business. Accordingly, our business and success face risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We anticipate needing additional funding to pursue additional product development and launch and commercialize our products. There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel additional product development or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay future expansion and/or commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

Our financial situation creates doubt whether we will continue as a going concern.

During the year ended September 30, 2024, the Company incurred a net loss of $2,025,173 (2023 – $2,195,748), and as of that date, the Company’s accumulated deficit was $16,962,177 (September 30, 2023 – accumulated deficit of $15,059,004). Our ability to continue as a going concern is dependent upon obtaining additional equity financing or other capital, attaining further operating efficiencies, reducing expenditures, and, ultimately, generating more revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We do not have any key person insurance.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for research and product development work and expansion. If we cannot raise sufficient capital, we may have limited ability to expend the capital necessary to undertake or complete research and product development work and acquisitions. There can be no assurance that debt or equity financing will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

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Terms of subsequent financings may adversely impact your investment.

We will likely need to engage in common equity, debt, or preferred stock financings in the future, which may reduce the value of your investment in the Common Stock. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms that are likely to be more favorable than the terms of your investment, and possibly a lower purchase price per share.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

We intend to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we have focused our efforts on particular products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services, as detailed herein. Such transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors, which could have a material adverse effect on our liquidity, results of operations and financial condition.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brands, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our trademarks, trade secrets, copyrights and other intellectual property rights. There is a risk of certain valuable trade secrets being exposed to potential infringers. In addition, we do not own the formula for our product and third parties may purchase our product from our supplier or may counterfeit our products. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business reputation or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property and/or counterfeiting of our products, we could lose potential revenue, experience diminished brand reputation, and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

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If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

We are subject to extensive foreign, federal, state and local laws and regulations that are extremely complex. We exercise care in structuring our operations to comply in all material respects with applicable laws to the extent possible. We will also take such laws into account when planning future operations and acquisitions. The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel, risks posed by natural disasters, risks of lawsuits from our employees, and risks of lawsuits from customers who are injured from or dissatisfied with our products. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We rely on third parties to provide services essential to the success of our business.

We rely on third parties to provide a variety of essential business functions for us, including manufacturing, shipping, accounting, legal work, public relations, advertising, retailing, and distribution. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. It is possible that we will experience delays, defects, errors, or other problems with their work that will materially impact our operations and we may have little or no recourse to recover damages for these losses. A disruption in these key or other suppliers operations could materially and adversely affect our business. As a result, your investment could be adversely impacted by our reliance on third parties and their performance.

The Company is vulnerable to cyber-security risks.

We may be vulnerable to hackers who may access the data of our investors and customers. Any disruptions of services due to cyber attacks could harm our reputation and materially negatively impact our financial condition and business.

We are a holding company with no operations and rely on our operating subsidiary (Midori-Bio Inc.) to provide us with funds necessary to meet our financial obligations and to pay taxes, expenses and dividends. The subsidiary’s ability to make such distributions and payments to us may be subject to various limitations and restrictions.

We are a holding company with no direct operations that will hold as our principal asset a 100% ownership interest in Midori-Bio Inc. (our wholly owned operating subsidiary) and will rely on the subsidiary to provide us with funds necessary to meet any financial obligations. As such, we will have no independent means of generating revenue. We intend to cause the subsidiary to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow us to pay our taxes and operating expenses. However, the subsidiary’s ability to pay dividends or make other distributions and payments to us may be subject to various limitations and restrictions, including, but not limited to, the operating results, cash requirements and financial condition of the subsidiary, the applicable provisions of Ontario law that may limit the amount of funds available for distribution to the shareholders of the subsidiary, compliance by the subsidiary with restrictions, covenants and financial ratios related to future indebtedness, and other agreements entered into by the subsidiary with third parties. If we do not have sufficient funds to pay tax or other liabilities or to fund our operations (i.e., as a result of the subsidiary’s inability to make distributions due to various limitations and restrictions), we may have to borrow funds, and thus our liquidity and financial condition could be materially and adversely affected.

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The commercial success of our business depends on the widespread market acceptance of plastics manufactured with the Midori Biosolutions additive, which we believe accelerates the biodegradability of plastic products to just a few years, by third-parties and if we are unable to generate interest in plastic products produced with the Midori Biosolutions additive, we will be unable to generate sales and we will be forced to cease operations.

The market for biodegradable plastics produced with the Midori Biosolutions additive is still developing. Our success will depend on consumer acceptance of plastics produced with Midori Biosolutions by third parties. At present, it is difficult to assess or predict with any assurance the potential size, timing and viability of market opportunities for our product in the plastics market. The standard plastics market sector is well established with entrenched and well-capitalized competitors with whom we must compete. Achieving widespread market acceptance for these products will require substantial marketing efforts and the expenditure of sufficient resources to create brand recognition and customer demand and to cause potential customers to consider the potential benefits of the Company’s products as against the traditional products to which they have long been accustomed. Moreover, we have limited marketing capabilities and resources. To date, substantially all of our marketing activities have been conducted by members of management. The prospects for our product line will be largely dependent upon our ability to achieve market penetration for such products. Achieving market penetration will require sufficient efforts by the Company to create awareness of and demand for our products. The Company’s ability to build its customer base will depend in part on our ability to locate, hire and retain sufficient qualified marketing personnel and to fund marketing efforts, including advertising. There can be no assurance that our products will achieve widespread market acceptance or that our marketing efforts will result in profitable operations.

Currently, we distribute, sell and market a single private brand labeled additive (Midori Biosolutions), which is currently produced and supplied to us by a third party. We could lose the right to distribute the product if we do not meet the required sales goals under our distribution agreement, or otherwise breach the distribution agreement, which could materially negatively impact our business.

Currently, we distribute, sell and market a single private brand labeled additive which is currently produced and supplied by a third-party. We could lose the right to distribute the product if we do not meet the required sales goals or otherwise breach the Distributor Agreement. In the event of the termination of the Distributor Agreement, by termination by a party or expiration, we could no longer purchase and resell the additive to our clients. While we are aware of a number of other suppliers of similar additive products, there is no assurance that we be able to contract with any such supplier on terms favorable to the Company. The loss of our relationship with our current supplier could have a material adverse effect on our business, financial condition and results of operations. Further, transitioning to a new supplier for our product would be time consuming and expensive, may result in interruptions in our operations, could affect the performance specifications of our product or could require that we revalidate the materials. There can be no assurance that we will be able to secure alternative materials, and bring such materials on line and revalidate them without experiencing interruptions in our workflow. If we should encounter delays or difficulties in securing, reconfiguring or revalidating the materials required for our product, our business related to these products and our financial condition, results of operations and reputation could be adversely affected.

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Although we seek to diversity our client base, we have historically depended on, and expect to continue to depend on, a limited number of customers for a high percentage of our revenues.

The loss of, or a significant reduction in orders from, any of these customers, including following any termination or failure to renew a long-term supply contract, would significantly reduce our revenues and harm our results of operations. If a large customer purchases fewer of our products, defers orders or fails to place additional orders with us for any other reason, including for business continuity purposes, our revenue could decline, and our operating results may not meet market expectations. In addition, if those customers order our products, but fail to pay on time or at all, our liquidity and operating results could be materially and adversely affected. Furthermore, if any of our current or future products compete with those of any of our largest customers, these customers may place fewer orders with us or cease placing orders with us, which would negatively affect our revenues and operating results.

We do not own the intellectual property rights to the additive constituting Midori Biosolutions.

We do not own the intellectual property rights to the additive constituting Midori Biosolutions. Our intellectual property currently only consists of a trademark for our private brand label “Midori Biosolutions.” Although we hope to acquire intellectual property rights with a portion of the proceeds in the offering so we may manufacture or have third parties manufacture the additive for us, we do not have a binding agreement relating to the acquisition of any such intellectual property and may not be able to enter into such an agreement on terms favorable to the Company.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

To protect our proprietary technologies and processes, we rely on trade secret protection. Although we have taken security measures to protect our trade secrets and other proprietary information, these measures may not provide adequate protection for such information. Our policy is to execute confidentiality and proprietary information agreements with each of our employees and consultants upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not be disclosed to third parties. These agreements also generally provide that technology conceived by the individual in the course of rendering services to us shall be our exclusive property. Even though these agreements are in place there can be no assurances that that trade secrets and proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, or that we can fully protect our trade secrets and proprietary information. Violations by others of our confidentiality agreements and the loss of employees who have specialized knowledge and expertise could harm our competitive position and cause our sales and operating results to decline as a result of increased competition. Costly and time-consuming litigation might be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection might adversely affect our ability to continue our research or bring products to market.

Established product manufacturers could improve their ability to recycle their existing products or develop new environmentally preferable products which could render our technology less competitive.

Several plastic disposable packaging manufacturers and converters and others have made efforts to increase the recycling of their products. Increased recycling of plastic products could lessen their harmful environmental impact, one major basis upon which we compete.

We face competition from numerous competitors, many of whom have far greater resources than we have currently, which may make it more difficult for us to achieve significant market penetration.

The biodegradable product market is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants.

Many of our competitors are large, well-capitalized companies with significantly more market share and resources than we have. As a consequence, they are able to spend more aggressively on product development, marketing, sales and other product initiatives than we can. Many of these competitors have, among other things:

●	significantly greater name recognition;

●	larger and more established distribution networks;

●	additional lines of products and the ability to bundle products to offer higher discounts or other incentives to gain a competitive advantage;

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Our current competitors or other companies may at any time develop additional products that compete with our products. If any company develops products that compete with or are superior to our products, our revenue may decline. In addition, some of our competitors may compete by lowering the price of their products. If prices were to fall, we may not be able to improve our gross margins or sales growth sufficiently to maintain and grow our profitability.

Given our limited resources, we may not effectively manage our growth.

Our growth and expansion plan, which includes targeting high-growth segments with commercial products and working with third-party manufacturers and converters of biodegradable plastic products in the adoption of the Midori Biosolutions additive to enlarge our customer base, commencing and expanding our manufacturing capabilities of our product (assuming we acquire the intellectual property rights to the additive), strengthening our product leadership by developing new formulations in conjunction with customer demands and pursuing strategic alliances, requires significant management time and operational and financial resources. There is no assurance that we have the necessary operational and financial resources to manage our growth. This is especially true as we expand facilities and manufacture our organic additive on a larger commercial scale. In addition, rapid growth in our headcount and operations may place a significant strain on our management, administrative, operational and financial infrastructure. Failure to adequately manage our growth could have a material and adverse effect on our business, results of operations, financial condition and the quoted price of our Common Shares.

Disruptions in world financial markets could impede our ability to raise capital necessary to continue our operations and could have a material adverse impact on our future results of operations, financial condition or cash flows, and/or could cause the market price of our Common Shares to decline.

We face risks attendant to changes in economic environments, changes in interest rates, and instability in securities and capital markets, around the world, among other factors. Major market disruptions and the current adverse changes in market conditions and the regulatory climate in the United States and worldwide may impair our ability to raise capital under any future financial arrangements. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors may impede our ability to raise the capital necessary to continue our operations, and may have a material adverse effect on future results of operations, financial condition or cash flows and could cause the price of our Common Shares to decline significantly.

Fluctuations in the costs of our raw materials and competitive products could have an adverse effect on our results of operations and financial condition.

Our results of operations are directly affected by the cost of our raw materials. Our product, the Midori Biosolutions additive, is based in large part on resin futures costing, for our carrier/backbone ingredient. Our additive is included in a masterbatch resin. If we are working with a Polyethylene terephthalate (“PET”) product, which is a type of plastic, we provide our additive in a PET masterbatch resin, if we are working with a Polypropylene (“PP”) product, which is also a type of plastic, then we provide our additive in a PP masterbatch resin. Our ability to offset the effect of raw material prices by increasing sales prices is uncertain. A further increase in the price differential between 10 to 25% based raw materials relative to petroleum-based plastics could have a negative impact on our results of operations and financial position.

Our operations in the U.S. are subject to regulation by the U.S. Food and Drug Administration to the extent the additive is a component of food and beverage containers.

The manufacture, sale and use of organic additives are subject to regulation by the U.S. Food and Drug Administration (the “FDA”). The FDA’s regulations are concerned with substances used in food packaging materials, not with specific finished food packaging products. Thus, food and beverage containers are in compliance with FDA regulations if the components used in the food and beverage containers: (i) are approved by the FDA as indirect food additives for their intended uses and comply with the applicable FDA indirect food additive regulations; or (ii) are generally recognized as safe for their intended uses and are of suitable purity for those intended uses.

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The Midori Biosolutions additive has been cleared for use in food-contact applications by the FDA. Therefore, we believe that the Midori Biosolutions additive is in compliance with all FDA requirements. However, failure to comply with FDA regulations could subject us to administrative, civil or criminal penalties.

Regulatory changes applicable to us, or the products in our end-use markets, could adversely affect our financial condition and results of operations.

We and many of the applications for the products in the end-use markets in which we sell our products are regulated by various national and local regulations. Changes in those regulations could result in additional compliance costs, seizures, confiscations, recall or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our products.

We may be liable for damages based on product liability claims brought against our customers in our end-use markets.

Many of our products may provide critical performance attributes to our customers’ products that will be sold to end users who could potentially bring product liability suits in which we could be named as a defendant. The sale of these products involves the risk of product liability claims. If a person were to bring a product liability suit against one of our customers, this customer may attempt to seek contribution from us. A person may also bring a product liability claim directly against us. A successful product liability claim or series of claims against us in excess of our insurance coverage for payments, for which we are not otherwise indemnified, could have a material adverse effect on our financial condition and results of operations.

If our products do not perform as expected or the reliability of the technology on which our product is based is questioned, we could experience lost revenue, delayed or reduced market acceptance of our product, increased costs and damage to our reputation.

The Midori Biosolutions additive we manufacture is incorporated into biodegradable plastic products that are sold by other companies and we have no control over the manufacture and production of those products. Our success depends on the market’s confidence that we can provide a reliable, high-quality organic additive product that can accelerate the speed of decomposer of biodegradable plastic products. Our reputation and the public image of our product and technologies may be impaired if our product fails to perform as expected. In the future, if our products experience, or are perceived to experience, a material defect or error, this could result in loss or delay of revenues, delayed market acceptance, damaged reputation, diversion of development resources, legal claims, increased insurance costs or increased service and warranty costs, any of which could harm our business. Such defects or errors could also narrow the scope of the use of our products, which could hinder our success in the market. Even after any underlying concerns or problems are resolved, any lingering concerns in our target market regarding our technology or any manufacturing defects or performance errors in our products could continue to result in lost revenue, delayed market acceptance, damaged reputation, increased service and warranty costs and claims against us.

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If our supplier is unable to manufacture our product in sufficient quantities and in a timely manner, our operating results will be harmed, our ability to generate revenue could be diminished and our gross margin may be negatively impacted.

Our revenues and other operating results will depend in large part on our supplier’s ability to manufacture and assemble our organic additive product in sufficient quantities and in a timely manner. Any interruptions experienced in the manufacturing or shipping of our product could delay our ability to recognize revenues in a particular quarter. Manufacturing problems can and do arise, and as demand for our product increases, any such problems could have an increasingly significant impact on our operating results. While we have not generally experienced problems with, or delays in, our supplier’s production capabilities that resulted in delays in our ability to ship our organic additive product, there can be no assurance that we will not encounter such problems in the future. We may not be able to quickly ship the product and recognize anticipated revenues for a given period if we experience significant delays in the manufacturing process. In addition, our supplier must maintain sufficient production capacity in order to meet anticipated customer demand. If our supplier is unable to manufacture our product consistently, in sufficient quantities, and on a timely basis, our bioprocessing revenue, gross margins and our other operating results will be materially and adversely affected.

Our operating results may fluctuate significantly, our customers’ future purchases are difficult to predict and any failure to meet financial expectations may result in a decline in our stock price.

Our quarterly operating results may fluctuate in the future as a result of many factors such as the impact of seasonal spending patterns, changes in overall spending levels in the biodegradable plastic industry, the inability of some of our manufacturing customers to consummate anticipated purchases of our product due to changes in end-user demand, and other unpredictable factors that may affect ordering patterns. Because our revenue and operating results are difficult to predict, we believe that period-to-period comparisons of our results of operations are not a good indicator of our future performance. Additionally, if revenue declines in a quarter, whether due to a delay in recognizing expected revenue, adverse economic conditions or otherwise, our results of operations will be harmed because many of our expenses are relatively fixed. In particular, a large portion of our manufacturing costs, our research and development, sales and marketing and general and administrative expenses are not significantly affected by variations in revenue. If our quarterly operating results fail to meet investor expectations, the price of our Common Shares may decline.

We may not be able to timely fill orders for our products.

In order for us to successfully market our product, we must be able to timely fill orders for our product. Our ability to timely meet our supply requirements will depend on numerous factors including our ability to successfully maintain an effective distribution network and to maintain adequate inventories and the ability of the Company or third parties to adequately produce the Company’s product in volumes sufficient to meet demand. Failure of the Company to adequately supply its products to manufacturers of biodegradable plastic products to adequately produce products to meet demand could materially adversely impact the operations of the Company.

If the Company’s supply chain is disrupted, our financial condition and results of operations could be materially adversely affected.

We currently rely on a single third-party manufacturer and supplier for the manufacturing and supply of the additive which we distribute, market and sell under the private brand label Midori Biosolutions. The interruption of supply, or a significant increase in the cost of manufacturing for any reason, could have a material adverse effect on our business, financial condition and results of operation. We could be materially and adversely affected should any of third-party manufacturer facilities be seriously damaged as a result of a fire, natural disaster or otherwise. Further, we could be materially and adversely affected should such third-party manufacturers of biodegradable plastics be subject to adverse market, business or financial conditions.

Unavailability of raw materials used to manufacture our organic additive product, increases in the price of the raw materials, or the necessity of finding alternative raw materials to use in our products could delay the introduction and market acceptance of our products.

The failure by us (upon acquisition of the intellectual property rights to the additive) or third-party manufacturers to procure adequate supplies of raw materials could delay the commercial introduction or shipment and hinder market acceptance of biodegradable plastic manufacturers of our Midori Biosolutions additive. For example, we need to maintain readily available supplies of the Midori Biosolutions additive in commercial quantities. If the supply of Midori Biosolutions is disrupted, we may need to seek alternative sources of raw materials or modify our product formulations if the cost or availability of the Midori Biosolutions additive becomes prohibitive.

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We may not be able to successfully compete in the environmentally-friendly plastic products market.

The market for environmentally-friendly plastic products is recent and a rapidly growing segment of the global economy. There are a few companies similar to our company that have entered the biodegradable market in the last few years in anticipation of the perceived opportunities surrounding environmentally safe products and as a result the markets for biodegradable plastic products are highly competitive. A significant factor in the ability of biodegradable plastic products with the Company’s organic additive to compete successfully in the market will be its ability to secure customer commitment and our brand recognition. The consumer product industry is highly competitive and the biodegradable plastic products with the Company’s organic additive will compete with other manufacturers and distributors. Other companies and vendors may also enter into competition with the biodegradable plastic products with the Company’s organic additive as a result of the Company’s increased marketing efforts as expected after this Offering is successfully completed. The lack of financial strength of the Company may be a negative factor for the Company’s ability to penetrate the B2B market even if the biodegradable plastic products with the Company’s organic additive are superior.

We are dependent on third parties to transport our products, so their failure to transport our products could adversely affect our earnings, sales and geographic market.

We will use third parties for the vast majority of our shipping and transportation needs. If these parties fail to deliver our products in a timely fashion, including due to lack of available trucks or drivers, labor stoppages or if there is an increase in transportation costs, including due to increased fuel costs, it could have a material adverse effect on our earnings and could reduce our sales and geographic market unless we were able to quickly switch providers.

Purchasers of biodegradable plastic products that contain our organic additive may assert product liability claims against us, which may materially and adversely affect our financial condition.

Actual or claimed defects in biodegradable plastic products that contain our organic additive could give rise to product liability claims against us. We might be sued because of injury or death, property damage, loss of production or suspension of operations resulting from actual or claimed defects in the biodegradable plastic products that contain our organic additive. Regardless of whether we are ultimately determined to be liable, we might incur significant legal expenses not covered by insurance. In addition, products liability litigation could damage our reputation and impair our ability to market our products. Litigation could also impair our ability to retain products liability insurance or make our insurance more expensive. We currently carry product liability insurance with a liability limit of CAD$5,000,000. Many of the third-party manufacturers carry general commercial liability and umbrella liability insurance that covers the products it manufactures with a liability limit of CAD$5,000,000. We could incur product liability claims in excess of this insurance coverage or that are subject to substantial deductibles, or we may incur uninsured product liability costs. If we are subject to an uninsured or inadequately insured products liability claim based on our products, our business, financial condition and results of operations would be adversely affected.

Our Company is subject to regulation by the Federal Trade Commission with respect to our environmental marketing claims.

The Company advertises that its organic additive accelerates the rate of biodegradability in plastic products and must conform with the Federal Trade Commission’s Guides for the use of Environmental Marketing Claims (the “Guides”). In the event Federal Trade Commission (“FTC”) determines that our organic additive is not in compliance with the Guides and applicable State law regulations, the FTC may bring enforcement actions against on the basis that our marketing claims are false or misleading. Such action could have a material adverse effect on our business operations. Each jurisdiction in which we operate may have similar or different restrictions with which we will be required to comply.

Our Company is subject to regulation by Canadian authorities and will likely be subject to regulation in each jurisdiction in which it operates.

Health Canada is responsible for establishing standards for the safety and nutritional quality of all foods sold in Canada. The department exercises this mandate under the authority of the Food and Drugs Act and pursue its regulatory mandate under the Food and Drug Regulations. These laws and regulations seek to serve similar purposes as those enforced by the FDA and FTC in the US. We expect that each jurisdiction in which we operate will have its own laws and regulations that could cause it costly and/or risky to operate in such jurisdictions.

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Because we are a corporation incorporated in British Columbia and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

We are a corporation incorporated under the laws of British Columbia with our principal place of business in Toronto, Canada. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (1) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

Similarly, some of our directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these non-Canadian residents. In addition, it may not be possible for Canadian investors to collect from these non-Canadian residents judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States, based solely on violations of Canadian securities laws.

Operating outside of the United States presents specific risks to our business, and we have substantial operations outside of the United States.

Our employee base and operations are located outside the United States in Canada. Most of our software development, third-party contract manufacturing, and product assembly operations are conducted outside the United States.

Risks associated with operations outside the United States include:

●	effectively managing and overseeing operations that are distant and remote from corporate headquarters may be difficult and may impose increased operating costs;

●	fluctuating foreign currency rates could restrict sales, increase costs of purchasing, and impact collection of receivables outside of the United States;

●	volatility in foreign credit markets may affect the financial well-being of our customers and suppliers;

●	violations of anti-corruption laws, including the Foreign Corrupt Practices Act and the U.K. Bribery Act could result in large fines and penalties;

●	violations of privacy and data security laws could result in large fines and penalties; and

●	tax disputes with foreign taxing authorities, and any resultant taxation in foreign jurisdictions associated with operations in such jurisdictions, including with respect to transfer pricing practices associated with such operations.

Foreign currency fluctuations and local laws and practices may reduce our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in product pricing for international customers. These changes in foreign end-customer costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively impact the financial condition of some foreign customers and reduce or eliminate their future orders of our products. We also face adverse changes in, or uncertainty of, local business laws or practices, including the following:

●	foreign governments may impose burdensome tariffs, quotas, taxes, trade barriers, or capital flow restrictions;

●	restrictions on the export or import of technology may reduce or eliminate the ability to sell in or purchase from certain markets;

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●	political and economic instability, including deterioration of political relations between the United States and other countries, may reduce demand for our solutions or put our non-U.S. assets at risk;

●	potentially limited intellectual property protection in certain countries may limit recourse against infringing on our solutions or cause us to refrain from selling in certain geographic territories;

●	staffing may be difficult along with higher turnover at international operations;

●	a government-controlled exchange rate and limitations on the convertibility of currencies, including the Chinese yuan;

●	transportation delays and customs related delays that may affect production and distribution of our products; and

●	integration and enforcement of laws vary significantly among jurisdictions and may change significantly over time.

Our failure to manage any of these risks successfully could harm our international operations and adversely impact our business, operating results and financial condition.

All of our officers and directors are working under consulting agreements/relationships and have/may have external business opportunities and employment that may be in conflict with us.

Currently, all of our officers and directors are working under consulting agreements/relationships and may dedicate time and resources to other functions and personal expenditures, some of which may conflict with our objectives as a company. Our officers and directors are not required under such consulting agreements/relationships to devote any specific hours per week to the affairs of the Company. Any and all conflicts of interest entered into by our officers and directors are brought to the company’s board of director’s attention, with a resolution to the conflict addressed as such, at the time of revealment.

Certain legislation in Canada contains provisions that may have the effect of delaying or preventing a change in control.

Certain provisions of our constating documents and governing legislation, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our Shares.

For example, under the Business Corporations Act (British Columbia) (“BCA”):

●	certain matters require the approval of holders of two-thirds of the votes cast at a meeting of the company’s shareholders, including amendments to its articles. This may make it more difficult for us to complete certain types of corporate transactions deemed advisable by the board of directors; and

●	a bidder seeking to acquire us would need, on a compulsory acquisition (tender offer), to receive shareholder acceptance in respect to 90% of our outstanding shares. If this 90% threshold is not achieved in the offer, under the BCA, the bidder would not be able to complete a “second step merger” to obtain 100% control of us. Accordingly, an offer (tender) of 90% of our outstanding shares will likely be a condition in a tender offer to acquire our shares rather than 50% as is more common in tender offers for corporations organized under U.S. law.

Additionally, The Investment Canada Act requires that a “non-Canadian,” as defined therein, file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a Canadian business, where prescribed financial thresholds are exceeded. Otherwise, there are no limitations either under the laws of Canada or in our articles on the rights of non-Canadians to vote or hold our common shares. (Given our current size and industry we do not believe these rules would apply to us.)

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders.

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DILUTION

In the past twelve (12) months, the Company has issued 422,000 shares to officers or directors for services, with Shares valued at approximately US$0.35 per Share, as compared to the $1.00 price per Share of this offering. Because the Shares issued to such officers and directs were issued at a lower value than this offering, investors in this offering may experience immediate dilution. All shareholders in the Company may be subject to dilution from the issuance and exercise of any convertible securities, or if the Company issues more of its authorized stock.

PLAN OF DISTRIBUTION

We are offering up to 20,000,000 shares of common stock in the Company at a price per Share of $1.00. The minimum investment established for each investor is $1,000 in Shares.

To offset some of the transactional expenses associated with this offering, we will charge investors an Investor Processing Fee equal to 3% of their subscription amounts (i.e. $3 for every $100 invested). Thus, the minimum investment for any investor is $500 plus a $15 Investor Processing Fee. The Broker will earn its commission on the Investor Processing Fees collected by the Company, subject to the above-described cap on commissions. The Investor Processing Fee will be applied towards the maximum amount the Company can raise under Regulation A(effectively increasing the Maximum Offering Amount and price per Share by 3%) and each unaccredited investor’s investment limits discussed herein. No Shares will be issued in consideration for the Investor Processing Fee.

There is no minimum offering amount and no provision to return investor funds if a minimum number of Shares is not sold. All accepted subscription funds will be immediately available for the Company’s use. We intend to conduct multiple separate closings, which closings may be conducted on a rolling basis. Closings will occur promptly after receiving investor funds, but in any case, no less frequently than every 30 days. We expect to conduct an initial closing no more than 30 days from the date this Offering Circular, as amended, is qualified by the SEC.

The sale of Shares will commence within two days from the date this Offering Circular, as amended, is qualified by the SEC. This offering shall be terminated upon (i) the date which is three years from the date this Offering Circular or an amendment thereof, as applicable, is qualified by the SEC, (ii) the sale of the maximum offering amount of Shares for the offering, or (iii) such date as earlier terminated by the Company.

Agreement with DealMaker Securities, LLC

We have engaged DealMaker Securities, LLC as our Broker of record to assist in our self-driven capital raise on a best efforts basis of our interests in those states where Broker is registered to undertake such activities. The Broker will not solicit potential investors, and is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities.

The Company has also engaged affiliates of the Broker, including Novation Solutions, Inc. O/A DealMaker (“DealMaker”) to create and maintain the online subscription processing platform for the offering.

Broker and its affiliates provide separate services to the Company to help facilitate the offering, from establishment of the platform to be used for subscription processing, through back-office operations/compliance. Although orchestrated through the Broker, each affiliate has separate compensation, and agreements embedded into the Broker’s services agreement. Once the offering is qualified, Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions.

Fees, Commissions and Discounts

The following table shows the total maximum discounts and commissions payable to the Broker and its affiliates.

	Per Interest	Total
Public offering price (including Investor Processing Fee)	$1.03	$20,600,000
Maximum broker and affiliate commissions and fees,	$0.0464	$1,362,000
Proceeds, before other expenses	$0.9837	$19,638,000,000

Administrative and Compliance Related Functions

With the services provided by the Broker and its affiliates there are different fee types associated with the specific services, which are routine for those service providers. None of the fees for the services are indeterminant in nature, and therefore have their own set maximum fees, and as described above none of these fees will exceed the Maximum Dollar Compensation.

a.)	Administrative and Compliance Related Functions

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Our Broker has agreed to provide the following services in advance of the offering for a one-time $65,000 advanced against accountable expenses:

●	Reviewing and performing due diligence on our Company and our management and principals and consulting with us regarding same;

●	Consulting with our Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;

●	White labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

●	Consulting with our Company on question customization for investor questionnaire;

●	Consulting with our Company on selection of webhosting services;

●	Consulting with our Company on completing template for the Offering campaign page;

●	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;

●	Providing advice to our Company on preparation and completion of this offering circular;

●	Advising our Company on how to configure our website for the offering working with prospective investors;

●	Provide extensive, review, training and advice to our Company and our personnel on how to configure and use the electronic platform for the Offering powered by DealMaker.tech, an affiliate of the Broker;

●	Assisting our Company in the preparation of state, Commission and FINRA filings related to the Offering; and

●	Working with our personnel and counsel in providing information to the extent necessary.

Our Broker will also receive a cash commission equal to four and 50/100th percent (4.5%) of the amount raised in the offering for providing the following services not to exceed $927,000:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;
●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;
●	Coordinating with third-party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
●	Providing a dedicated account manager; and
●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements.

The maximum compensation to be paid to Broker is $992,000.

b.) Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this offering will be conducted using the online subscription processing platform of DealMaker through our website whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third-party processor by ACH debit transfer or wire transfer or credit card to an account we designate.

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For these services, we have agreed to pay DealMaker:

●	a one-time $10,000 and $2,000 month (not to exceed $6,000) advances against accountable expenses; and

●	A monthly platform hosting and maintenance (management) fee of $2,000, not to exceed $18,000;

The maximum amount of compensation to be paid to DealMaker is $34,000.

c.) Marketing Services

The Company has also engaged DealMaker Reach, LLC (“Reach”), an affiliate of Broker, for certain marketing advisory and consulting services. Reach will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the Company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of Company’s capital raise marketing budget.

For these services, we have agreed to pay Reach:

●	a one-time $30,000 and $8,000 month (not to exceed $24,000) advances against accountable expenses; and

●	A monthly account maintenance fee of $8,000, not to exceed $72,000;

For additional marketing placement services relating to this offering, the Company will determine what services to use on a case-by-case basis and may pay fees for such services up to an additional $250,000.

The maximum amount of compensation to be paid to Reach is $376,000.

The compensation described above in a.), b.) and c.) payable to Broker and affiliates, will, in aggregate, not exceed $1,362,000 (if the Offering is fully subscribed).

Broker has not investigated the desirability or advisability of investment in the interests, nor approved, endorsed or passed upon the merits of purchasing the interests. Broker is not participating as an underwriter and under no circumstance will it recommend our Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this offering circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

Investor Suitability Standards

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not negative equity), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

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2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●	The prospective investor has received, reviewed, and understands this offering circular and its exhibits, including our operating agreement;

●	The prospective investor understands that an investment in interests involves substantial risks;

●	The prospective investor’s overall commitment to non-liquid investments is, and after their investment in interests will be, reasonable in relation to their net worth and current needs;

●	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●	The prospective investor can bear the economic risk of losing their entire investment in interests;

●	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests; and

●	Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by our Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.

How to Subscribe

After the Commission has qualified the offering statement, the offering will be conducted using the online subscription processing platform of Novation Solutions Inc. O/A DealMaker (“Technology Provider”), an affiliate of the Broker, through our website at https://.com whereby investors in the offering will receive, review, execute, and deliver subscription agreements electronically. Payment of the purchase price for the interests will be made through a third-party processor by ACH debit transfer or wire transfer or credit card to an account designated by us.

The Technology Provider is not participating as an underwriter or placement agent of this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this offering circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to us.

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The Company may close on investments on a “rolling” basis (so not all investors will receive their interests on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, and checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days). The Company does not intend to receive or invest subscription funds prior to such funds being closed and related Shares being issued. The funds will sit in the processing account at least until the Company has accepted the subscription. Once a closing occurs, the funds may be released to the Company. At that time, as disclosed on page 8, the funds may be invested in a liquid account until deployed by the Company.

The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company for its use.

In order to invest, you will be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology and agree to the terms of the offering, subscription agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount. Investors will be required to agree to indemnify our Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against our Company under the Securities Act or Exchange Act. Once an investor’s interests have been issued, the investor will become a member of our Company.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. We will also amend our offering statement annually while this offering is open to include updated financial statements. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or amendment. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

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USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Shares offered hereby. It is possible that we may not raise the entire Maximum Offering Amount being offered through this Offering Circular. In such case, we will reallocate the use of proceeds as the board of directors deems to be in the best interests of the Company in order to effectuate its business plan. The intended use of proceeds are as follows:

Capital Sources and Uses

	100%	75%	50%	25%
Gross Offering Proceeds(1)	$20,600,000	15,450,000	10,300,000	5,150,000
Offering Costs(2)	$-1,530,000	-1,298,250	-1,066,500	-834,750

Use of Net Proceeds:	$19,070,000	14,151,750	9,233,500	4,315,250

Capital expenditure(3)	$-5,000,000	-3,750,000	-2,500,000	-1,250,000
Ongoing legal and accounting fees	$-250,000	-250,000	-250,000	-250,000
Marketing	$-400,000	-400,000	-400,000	-400,000
Working capital reserves (4)	$-13,420,000	-9,751,750	-6,083,500	-2,415,250

Notes:

(1)	To offset some of the transactional expenses associated with this offering, we will charge investors an Investor Processing Fee equal to 3% of their subscription amounts (i.e. $3 for every $100 invested). The Investor Processing Fee will be applied towards the maximum amount the Company can raise under Regulation A(effectively increasing the Maximum Offering Amount and price per Share by 3%) and each unaccredited investor’s investment limits discussed herein. No Shares will be issued in consideration for the Investor Processing Fee.

(2)	DealMaker Securities LLC, referred to herein as the Broker, is engaged for administrative and compliance related services in connection with this Offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive a cash commission equal to four and 50/100th percent (4.5%) of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other fees discussed in “Plan of Distribution – Broker Dealer Services.” Our Company also expects to incur other expenses relating to this offering, including, but not limited to, legal, accounting, compliance, travel, marketing, technology, printing and other miscellaneous fees. Any monies budgeted for but not spent on offering expenses will be reallocated among the other categories in the above table. The Broker and its affiliates will receive a maximum cash compensation equal to $1,362,000 if this offering is fully subscribed.

(3)	Our goal is to acquire intellectual property, formulas and know how that would permit us to manufacture our own additive as opposed to market and sell others’ products. We have had some verbal discussions in this regard, including with our current supplier of the additive, but no terms have been agreed on at this point and we are in the very preliminary stages of vetting the potential for such acquisition(s). Because we are in the preliminary phase, we are uncertain how much capital it will take to acquire our own intellectual property, but believe we will be in a better place to negotiate such acquisition(s) once we have raised significant capital from this offering. If we do not make any such acquisitions in the next year or two, the use of such proceeds will be reallocated between the other categories.

(4)	Working capital reserves may be used for expenses like our general operations, purchase and distribution of inventory, rent, utilities, payroll, travel, and other selling, general and administrative costs. Such reserves may also be used to pay its officer’s salaries in the future, although that is not the Company’s current intent.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

The Company

Midori Group Inc., a British Columbia corporation, was originally incorporated as 1284670 B.C. LTD in British Columbia, Canada under the British Columbia Business Corporations Act on January 19, 2021. The Company was renamed to Midori Group Inc. on June 29, 2022. Our wholly owned operating subsidiary, Midori-Bio Inc., an Ontario corporation, was incorporated in Ontario, Canada under the Canada Business Corporations Act on January 6, 2021.

On August 30, 2021, Midori Group Inc. (formerly 1284670 B.C. LTD) entered into a Share Exchange Agreement, as amended on October 31, 2021 with Midori-Bio Inc. and the Midori-Bio Shareholders. The Share Exchange Agreement closed on January 6, 2022, and at such time Midori Group Inc. acquired all of the issued and outstanding capital stock of Midori-Bio Inc. (consisting of 22,000,000 Class A Common shares) from Midori- Bio Shareholders in exchange for 22,000,000 common shares of Midori Group Inc. to the Midori-Bio Shareholders at a deemed price of CAD$0.50 (US$0.39) per share, and Midori-Bio Inc. became a wholly owned subsidiary of Midori Group Inc.

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Midori Group Inc. is currently incorporated and in good standing in British, Columbia, Canada. Our principal executive offices are located at 5 Hazelton Avenue Suite 400, Toronto, ON M5R 2E1, and our telephone number 905-330-9113. Our website address is www.midori-bio.com. The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider any information contained on, or that can be accessed through, our website as part of this offering Circular or in deciding whether to purchase our Shares.

Business

We distribute, market and sell a green biodegradable plastic additive. We currently buy the additive from a third-party supplier and then market and sell it under our own private brand label, “Midori Biosolutions.”

The Midori Biosolutions additive is an innovative technology that aims to solve the major problem of the amount of time it takes for plastic to decompose, as it can take centuries to biodegrade. With this additive, we seek to accelerate the natural biodegradation process to just a few years. We believe that the additive can help CPG brand owners alleviate the challenges associated with unrecycled plastics, supporting their industry and governmental plastic targets. We believe the additive will provide consumer packaged goods (CPG) brands with an end-of-life biodegradable solution, without impeding normal recycle/composting plastics, and a practical and viable solution for reducing plastic waste from the world environment.

We have trademarked “Advanced BioRecycle” in order to fit into the current government & industry primary desire to recycle. BioRecycle is part of the other two recycle processes including Mechanical and Chemical recycling; but with the advantage of no energy required to complete the recycle process in landfills and no microplastics as an end state of the plastic. The Midori Biosolutions additive can be applied to virtually all polymer types, processes, and applications. The test results of the ASTM D5511 studies, which is a global standard measurement for landfill biodegradation which measures biogasses created during the biodegradation process, shows the different degradation rates of various products using the Midori Biosolutions additive. Further, this study shows scientific validation that the Midori Biosolutions additive works to accelerate the natural biodegradation process.

We are currently working with approximately 51 consumer and industrial brands. We have currently signed contracts with six of such brands and with each have completed initial integration testing where we tested to confirm that our products could be integrated into their plastics (e.g our pellet product can integrate and be used in their pellet products, our PET product can integrate and be used in their PET products, etc.). The testing is done internally by the Company and customer and is not certified or overseen by any neutral third party. The brands are now in the degradation testing phase where we test if after integration of our products into our customers’ products, such products will biodegrade as expected. This testing phase takes about three months, after which time the customers can move to products launch. While we assist customers with review of their messaging, we are not otherwise involved in the launch process nor do we control the timing of their product launches. As we onboard new clients, they will go through a similar process: testing to ensure our products can be added to their products in a matching form, test to ensure once added that the product degrades, and once internal processes are complete, launch new customer product with our additive included.We are currently

The Problem We are Trying to Solve

The problem: a significant percentage of plastics that get recycled end up in landfills, regardless of the effort to separate, clean and send plastic off for recycling. This is vastly due to a marketing term called ‘Greenwashing.’ ‘Greenwashing’ is a term used to describe the marketing tactics used by big-name, fast-fashion companies to advertise their new supposedly sustainable lines of products, and also refers to the process of conveying a false impression or providing misleading information about how a company’s products are more environmentally sound. According to a Landfill Management and Planning in Ontario Study completed in 2018, 85% of all plastic ends up in landfills despite diversion tactics. We believe that this is an opportunity to seek to solve this problem by integrating the Midori Biosolutions additive into plastic, thereby extending the landfill lifecycle. According to this same study, our existing landfills are expected to be maxed out in the next 10 years and will require 16 new landfills by 2030.

Landfill capacity is a global problem. Currently, governments face the following issues with current tactics relating to public waste:

●	Recycling Programs: According to recycling the major recycling sorters we have talked to, they only processes approximately 60% of what they collect in curbside programs, with the balance going to landfills. There are several reasons that so many plastics never get recycled and instead end up in landfills, such as there is no market for the material, it is too small, it is mixed material, contaminated material or incorrect colours to name a few. Industrial composters we have talked to are separating the industrial composing bags out of the compost and sending to landfills. Overall, the USA EPA says that less than 9% of all plastic is actually recycled.

●	Plant-derived Plastics (PLA): are costly, and cannot be recycled.

1 See more full explanations of these regulations and designations under “Our Product.”

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●	Composting: requires industrial compost facilities which are often unavailable.

●	Bioplastic: is expensive for businesses to implement into packaging.

Our Product

The Midori Biosolutions additive is a natural organic additive for plastic. The Midori Biosolutions additive is sold by us in many formats, including, but not limited to, pellets, powder, polyethylene terephthalate (PET), polypropylene (PP), polystyrene (PS), nylon, and synthetic rubber (collectively, referred to herein as our “products”). The type of product to be used by any client will be dictated by the type and form of plastic that they use. Our pellets are used with their pellets, our polystyrene is used with their polystyrene, etc.

The Midori Biosolutions additive is FDA FOOD, REACH, FTC, PROP65, CONEG compliant, non-toxic, no heavy metals, no starches, free of BPA & Phosphates with extensive testing data available for customers. .Our additive is FDA food contact compliant, meaning, it meets the requirements of Title 21 of United States Code of Regulations for olefin polymers (21 CFR 177.1520) so that it may be added to food products. Our additive is also REACH compliant, meaning we certify we are in compliance with the European Union (EU) Regulation No 10/2011 on Plastic Materials and Articles Intended to Come into Contact with Food – commonly referred to as the Plastics Impending Measure (PIM) – was published in the Official Journal of the European Union on January 15, 2011 and came into force on February 4, 2011. We also believe our messaging and claims to be in compliance with the FTC’s Greenguidlines which provide guidance for green companies on making truthful and non-deceptive environmental claims in their marketing materials. Third party testing also shows that we our products do not contain any substances known to the State of California to cause reproductive toxicity as established by the requirements of Proposition 65. We believe we are CONEG compliant as well, which restricts or prohibits the intentional use of the four regulated metals in packaging and packaging components. Except for the third party testing done for PROP65 compliance purposes, all of our compliance is self-certified.

Midori Biosolutions additive aims to solve the foregoing problems by seeking to accelerate the natural biodegradation process from hundreds of years to just a few years (based on American Standard Testing Method for Determining Anaerobic Biodegradation of Plastic (“ASTM”) testing results), using the following steps:

Step 1: Integrate additive at 1.5% into plastic during extrusion.

Step 2: Opens polymer chain allowing microbes to enter and consume.

Step 3: Breaks down to “Element” level:

- Inert humus, which makes soil richer

- Biogas, promotes renewable energy development.

ASTM D5511 tests show an average of 25% Humus and 75% biogas production during the degradation process. Of the 75% biogas production, approximately 60% is CH4 used to create RNG or Waste-to-electricity production which by definition is renewable energy. The remaining 40% is CO2 which is used for industrial production such as refilling fire extinguishers and agricultural production improving greenhouse facility’s yields.

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The additive has undergone the following ASTM studies (which take between 30 to 90 days to complete. The baseline has no measurable change in the ASTM test timeframe)) to show rate of degradation (parameters) facilitated by the additive, by IE EDEN LABS USA, an independent third-party laboratory:

(i) on December 2013, an ASTM D5511 study with the test result showing degradation of 12.6% in 40 days;

(ii) on October 2013 an ASTM D5338 study (with the test result showing degradation of 13.4% in 24 days for MDPE Bag;

(iii) on April 2018 an ASTM D5511 study with the test result showing degradation of 33.9% in 338 days for PE Bag;

(iv) on April 2021 an ASTM D5511 study with the test result showing degradation of 9.1% in 55 days Tennis Ball Container;

(v) on July 2022 an ASTM D5511 study with the test result showing degradation of 7.9% in 89 days for Golf Ball Core; and

(vi) on July 2022, an ASTM D5511 study with the test result showing degradation of 5.8% in 89 days for Golf Ball Cover.

We aim to provide an end-of-life solution for all plastics. The Company does not seek to interfere with current recycling efforts, and instead intends to compliment these efforts with our solutions. Based on findings of independent third-party testing, we believe that the Midori-Biosolutions additive provides brands and retailers with a potential solution for fossil fuel-based plastics.

The Midori Biosolutions additive is 100% organic and non-starch based with no heavy metals. It leaves behind no microplastics or nano plastics. The Midori Biosolutions additive aims to provide brands and retailers with a solution for fossil fuel-based plastics and can be added to virtually all polymer types, processes and applications.

The Midori Biosolutions additive is FDA compliant proprietary blend of organic compounds. Additionally, it is also FTC labeling compliant. Biodegradation only starts in presence of microbes- Shipping, storage, shelf has no degradation. Process friendly, easily integrates with your current packaging supplier.

●	Food Contact Compliant – FDA (USA), ANVISA (Brazil), FAST (Europe)

●	Non-Toxic:

-	Free of BPA, phthalates, and toxic materials such as lead,

●	cadmium, hexavalent chromium and mercury

-	Compliant to CA Prop 65 (California Safe Drinking Water Act)
-	Compliant with US CONEG (Coalition of Northeastern Governors)
-	Zero heavy metals

●	Terrestrial Plant Toxicity Test (Certified ASTM E1963)

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The foregoing claims about our product (Midori Biosolutions) are supported by test results of the American Standard Testing Methods D5511 studies conducted by independent third-party laboratories (as described further below), compliance studies, certifications, and other information about the additive which we have obtained from our supplier of the additive.

We believe that the organic formulations in the Midori Biosolutions additive integrate seamlessly into most manufacturing processes. The technologies are supported by independent third-party laboratories using American Standard Testing Methods. The test results of the ASTM D5511 studies, which is a global standard measurement for landfill biodegradation which measures biogases created during the biodegradation process, shows the different degradation rates of various products using the Midori Biosolutions additive. Further, this study shows scientific validation that the Midori Biosolutions additive works to accelerate the natural biodegradation process.

Proof of Biodegradability

Our products have been tested and proven to show acerated biodegradability for landfills, composting and marine acerated biodegradation. We submit our products for testing and obtain such results from independent third-party recognized laboratories, such as IE EDEN LABS USA, using the global test standards under ASTM test standards (ASTM D5511, D6400 and D6691) for our base products. These tests provide proof of acerated biodegradability versus non-treated plastics. As customers purchase product for a specific use, the customer typically obtains such proof of biodegradability to cover the customer’s manufacturing specifications.

Our Strategy

We are pursuing a unique direction in seeking to build our market presence and customer base. We plan to target consumer brands, governments, and consumers.

Consumer Brands: We are targeting consumer and industrial brands who are searching for a sustainable direction. We believe that major brands that have used our products have recognized just how essential our customer-focused mission is in the discussions regarding plastic end-of-life strategy driven by landfill capacity and positive ESG scores. Additionally, we are targeting consumer and industrial brands who deal with “problematic” plastics as these are plastics that are not easily recycled which includes any plastics that are multilaminate films or multi-substructure items such as tennis cans, tennis balls, toys, tires, barrier food packaging and breathable food packaging. We are also targeting consumer and industrial brands who deal with recyclable plastics such as packaging items, garbage bags, diapers, coffee pods and single use plastics like forks/plates.

Governments: Landfill capacity expiration dates are driving the plastic diversion tactic policies, which are not achieving their targets. We believe that our additive provides government with a possible solution to extend their current landfill lifecycle by reducing the amount of plastic in the landfills after plastics with our additive have biodegraded more quickly than the normal lifecycle for plastic without our additive.

Consumers: We aim to provide consumers with a educated introduction as to how our solution enhances the biodegradability of plastics with end-of-life strategy that will provide consumer pressure on brands to implement.

Current Status and Planned Growth Initiatives

As of July 1, 2024, approximately 51 branded companies have either integrated or are in the testing process of integrating, the Midori Biosolutions additive throughout the food, drug, textile and durance consumer goods sector globally. We currently seek to meet key growth initiatives in the near- and medium-term future by working with brand stakeholders with the successful support of government lobbying and brand marketing.

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Intellectual Property

(Circle B) is Trademarked and	(Advance Biorecycle Package) is pending.

Circle B Trademark:

●	Canada-completed
●	USA-completed
●	Japan-completed
●	Taiwan-completed
●	China-completed
●	Malaysian-pending
●	South Korea-pending
●	Thailand-pending

Advanced BioRecycle Trademark:

●	Canada-pending

Distributor Agreement

On January 25, 2021, Midori-Bio entered into a Distributor Agreement (the “Distributor Agreement”) with a supplier of our additive. We have elected to not disclose the name or other identifying information of our supplier or our pricing terms, as we believe such information to be proprietary trade secrets. Investors should feel comfortable purchasing Shares absent such information prior to investing in the Company.

Pursuant to the Distributor Agreement, we buy certain additive products as set forth in the Distributor Agreement (the “Products”) from a third party supplier and market and resell the Products to certain clients as set forth in the Distributor Agreement (the “Customers”). Pursuant to the Distributor Agreement, Midori-Bio must obtain written authorization from our supplier prior to making any solicitation to any Customers that are not set forth in the Distributor Agreement. Additional Customers may be added under the Distributor Agreement upon the written agreement of both parties. Pursuant to the Distributor Agreement, Midori-Bio is limited in the customers it may serve without our supplier’s consent and must meet certain sales goals each year. If it fails to meet its targets, our supplier could amend the Distributor Agreement to remove the exclusivity provisions or terminate the agreement.

The term of the Distributor Agreement is for five (5) years until terminated by either party as provided in the Distributor Agreement. The term of the Distributor Agreement will renew automatically for an additional five (5) years at the end of each term, however, each party will have the right to opt out of such renewals by providing written notice to the other party at least nine (9) months prior to the expiration of the current term. In the event that the Distributor Agreement is not renewed at the election of of our supplier, Midori-Bio will continue to earn the Profit Margin actually collected by our supplier for all Product sales to Customers at the time of such non-renewal for two (2) years following such non-renewal. The Distributor Agreement may be terminated by either party upon the occurrence of certain events enumerated in the Distributor Agreement.

The Distributor Agreement contains indemnification provisions, limitation of liability terms, and confidentiality, non-competition, non-solicitation and on-circumvention terms typically included in such agreements.

The foregoing description of the Distributor Agreement is qualified by the terms of the actual agreement, which is attached as an Exhibit to the Offering Statement of which this Offering Circular is a part.

There is no relationship between the Company and its supplier outside of the Distributor Agreement. There have been some discussions between the Company and its current supplier about renewal of the Distribution Agreement or purchase of the underlying assets, but these have just been discussions and no definitive terms or agreements have been struck. There have been no discussions with our supplier regarding termination of the Distributor Agreement.

The Company is aware of several alternative suppliers of a similar additive, both in processes and results but a different formula IP. The IP is focused on the base material ingredients formula and know how, of which we are not aware of any patents that would prevent us from contracting with a competitor of our current supplier or prevent us from developing our own formula.

If the Company’s agreement with its current supplier were terminated for some reason, the Company would seek to contract with one of the other suppliers of the additive. There is no guarantee that we would be able to contract with such alternative suppliers on terms that would be favorable to the Company. If we are not able to purchase the additive from a supplier our acquire the rights to our own additive, we would be materially negatively impacted. Notwithstanding the foregoing, the Company believes that it is in a superior position to negotiate with potential new suppliers, as the Company has the customer relationships with major brands that the suppliers desire in order to increase their sales.

Competition

We face and will face substantial competition from a variety of companies in the biodegradable, renewable resource-based plastic segment, as well as from companies in the conventional, non-biodegradable petroleum-based industry segment. We face competition from other entrants or established companies seeking to mitigate the environmental impact of plastics. Some of their products are suitable for use in a range of products at a price which may be lower than our product offerings. Many of these companies have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than us. Our competitors may be able to adapt more quickly to new or emerging technologies, changes in customer requirements and changes in laws and regulations. In addition, current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers or other third parties. Accordingly, new competitors or alliances among competitors could emerge and rapidly acquire significant market share. There can be no assurance that we can develop products that are more effective or achieve greater market acceptance than competitive products, or that our competitors will not succeed in developing products and technologies that are more effective than those being developed by us and that would therefore render our products and technologies less competitive or even obsolete. We cannot assure you that we will be able to compete successfully against current or new competitors.

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We plan to compete with such competitors by a combination of:

●	Focus on consumer brands in food/non-food usage
●	Working with brand stakeholder contacts such as brand owners vs downstream extrusion introduction, as extruders have little influence on brand owners
●	Introducing design letter mark on all customer packaging to build awareness/trust with consumers and brands
●	Work with government(s), such as Canadian Federal, Ontario Provincial, Israel, Netherland and Germany to educate and promote how this new technology helps meet their landfill diversion goals
●	B2B (business to business marketing) and Direct to consumer marketing

We believe that the main scientific advantage of our additive, as compared to others in the market, is that they use the old OXO technologies. The OXO technology some of our competitors use includes heavy metals and starches which will degrade, but the plastic particles will not so their treated material will inevitably fracture the plastic into microplastic. Midori Bio is an enzymatic process that attracts microbes to the treated material in a landfill to consume the polymer to an elemental level by design and works at a microplastic size level, as it does not contain heavy metals or promote fracturing. Competitors using the OXO technology, will create any microplastics by the nature of their “fracturing” process of heavy metals and starches as the active ingredient,. Some of our competitors who use time-elapse technology in their process encountering problems with packaging disintegrating prematurely during the normal use of their product. However, as we do not use this old technology our additive only biodegrades in landfills and marine environments.

Government Regulation

Regulation by government authorities in the United States and other countries is a significant factor in the production and marketing of biodegradable plastic additives, like the Midori Biosolutions additive, and the ongoing R&D activities relating to the additives. In order to research, develop, and manufacture products for customers and ultimately for consumer use, manufacturers of biodegradable plastic additives, in our case currently third-party manufacturers of Midori Biosolutions additive, must satisfy mandatory procedures and standards established by various regulatory bodies. Compliance with these standards is complex, and failure to comply with any of these standards can result in significant consequences.

Some applications for which the Midori Biosolutions additive may be suitable, such as food packaging, involve food contact, which is regulated by the U.S. Food and Drug Administration (“FDA”) in the U.S. The Midori Biosolutions additive has been cleared for use in food-contact applications by the FDA. The additive is also contained on positive lists for food-contact in the European Union and Japan. The third-party manufacturers of the additive are in the process of seeking further regulatory approvals necessary to sell and produce the additive based on local requirements in various jurisdictions worldwide, and they are prepared to seek additional such approvals as may become necessary in the ordinary course of business.

Employees

As of the date of this Offering Circular, we have three full time and three part time employees. We have also engaged numerous consultants, performing management, sales and administrative functions.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with IFRS. For financial reporting purposes and tax purposes, the fiscal year and the tax year are September 30. We will file with the SEC periodic reports as required by applicable securities laws.

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Under the Securities Act, we must update this Offering Circular upon the occurrence of certain material events. We will file updated Offering Circulars and Offering Circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the SEC. We will provide such documents and periodic updates electronically through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper copies at any time upon request.

Bankruptcy, Receivership, Etc.

Not applicable.

DESCRIPTION OF PROPERTY

The Company’s headquarters are located at 5 Hazelton Avenue, Suite 400, Toronto, ON Canada with approximately 900 square feet of space. The Company entered into a verbal lease agreement for its property on a month to month basis, beginning on August 2021 (the “Lease”). Under the Lease, the Company pays Net Rent of CAD$13.00 ($10.20) per square foot per annum, approximately CAD$12,000 ($9,419) annum, payable in monthly equal installments. Warehouse space is a 3PL agreement of CAD$8.00 ($6.28) per pallet space plus administration cost of CAD$50.00 ($39.24). However, as we move forward on-boarding our Asian customers, we will need to find a similar 3PL warehouse in Asia. Otherwise, we believe that these facilities are adequate for our current and near-term future needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The consolidated financial statements include the accounts of the Company and its operational wholly owned subsidiary.

Results of Operations for Year Ended September 30, 2024 Compared with Year Ended September 30, 2023

Revenues decreased $139,145 from $1,133,831 in 2023 to $994,686 in 2024. The decrease was due to Midori customers purchasing ~5,700lbs less from the Company in FY2024 vs. 2023, driven primarily by a customer from 2023 not purchasing Midori product in 2024. Going forward, management anticipates sales to increase in FY 2025 and beyond as new customers are onboarded and volumes purchased from existing customers increase.

As of September 30, 2024, Midori has purchased sufficient volumes from our supplier to remain in compliance with the distribution agreement. Furthermore, the Company expects to materially exceed the contracted minimum volumes of 6,000 kilograms in 2025 and 8,000 kilograms in 2026.

Cost of Goods Sold decreased $56,528 from $505,104 in 2023 to $448,576 in 2024 due to decreased sales volume.

Officers and director’s compensation decreased $438,283 from $1,535,623 in 2023 to $1,097,340 in 2024, driven primarily by a reduction in monthly payments to the Company’s executive team

Stock-based compensation increased $489,216 from $58,092 in 2023 to $547,308 in 2024 due to one time share issuances to Midori CFO, and a director for services provided. Additionally, pursuant to an agreement between Midori and a third-party consultant, as Midori had not completed a public listing within 24 months of December 28, 2021 the Company was required to fulfil a one-time issuance of 500,000 shares of Midori’s common stock to the consultant. Finally, pursuant to a referral fee agreement between Midori and a third-party referrer, Midori is required to issue 300,000 shares of Midori’s common stock to the referrer. To measure, management considered IFRS 2.10 and 2.13, finding that the value of services could not be estimated reliably. Thus, these shares to be issued were valued based on a recently closed private placement of 2.4 million common shares at a price of $0.50 per share, for gross proceeds of $1.2 million on May 9, 2024, resulting in a FV of $400,000, or at $0.50 per share. Management believes that the financing was sufficiently large and representative, to be considered an objective and supportable fair value of Midori’s common shares upon recognizing the shares to be issued.

Office and general expense decreased $9,398 from $119,488 in 2023 to $110,090 in 2024.

Professional fees decreased $51,451 from $593,636 in 2023 to $542,185 in 2024 due to decreased legal fees.

Net operating loss decreased $214,845 from $2,186,946 in 2023 to $1,972,101 in 2024 The primary decrease was due to Lower expenses offsetting slightly lower sales from the prior year.

Results of Operations for Six Months ended March 31, 2025, Compared with Six Months ended March 31, 2024

Revenues increased $41,366 from $361,560 in 2024 to $402,926 in 2025. The increase was due to Midori customers purchasing ~2,000lbs more from the Company in 2025 vs. 2024, driven primarily by a customer from opening a new factory and increasing orders of Midori product. Going forward, management anticipates sales to increase in FY 2025 and beyond as new customers are onboarded and volumes purchased from existing customers increase.

As of March 31, 2025 Midori has purchased sufficient volumes from our supplier to remain in compliance with the distribution agreement. Furthermore, the Company expects to materially exceed the contracted minimum volumes of 6,000 kilograms in 2025 and 8,000 kilograms in 2026.

Cost of Goods Sold increased $12,630 from $177,311 in 2024 to $189,941in 2025 in line with an increase in top line revenue.

Officers and director’s compensation decreased $102,630 from $586,684 in 2024 to $484,054 in 2025, driven primarily by a reduction in monthly payments to the Company’s executive team

Stock-based compensation decreased $77,923 from $267,230 in 2024 to $189,307 in 2025. During the period the Company issued 1.2 million stock options to an officer, the options are exercisable at a price of C$0.50 per common share for a period of five years, 200,000 options will vest every six months commencing on June 1, 2025, for a period of 36 months, up to January 1, 2028. The options were valued using the Black-Scholes option pricing model with the following assumptions: expected volatility of 100% based on comparable companies, expected dividend yield of 0%, risk -free interest rate of 2.87% and an expected life of approximately three years. At grant date, the value attributable to these options was $377,947, of which $84,430 was recorded in relation to the vesting of the options during the three and six months ended March 31, 2025. Additionally, On January 10, 2025, the Company issued 200,000 common shares to a third-party consultant as consideration for service provided. These common shares were valued at $100,000 and recorded as stock-based compensation on the consolidated statements of loss and comprehensive loss. To measure, management considered IFRS 2.10 and 2.13, finding that the value of services could not be estimated reliably. Thus, these shares to be issued were valued based on a recently closed private placement of 2.4 million common shares at a price of $0.50 per share, for gross proceeds of $1.2 million on May 9, 2024, resulting in a FV of $100,000 or at $0.50 per share. Management believes that the financing was sufficiently large and representative, to be considered an objective and supportable fair value of Midori’s common shares upon recognizing the shares to be issued.

Office and general expense increased $20,724 from $37,533 in 2024 to $58,257 in 2025.

Professional fees decreased $147,120 from $303,043 in 2024 to $155,923 in 2025 due to decreased legal fees.

Net operating loss decreased $304,072 from $1,108,717 in 2024 to $804,645 in 2025 The primary decrease was due higher sales combined with management and professional fee’s compared to the prior period.

Legal settlement expense increased $1,340,856 from $0 in 2024 to $1,340,856 in 2025. 2,937,334 settlement warrants were issued On Jan 10, 2025. The Company valued these warrants at $1,340,856 using the Black-Scholes option pricing model. These warrants were recorded as an expense in the Q2 2025 quarter - as a legal settlement expense on the Company’s consolidated statements of loss for the period ending Mar 31, 2025, with a corresponding increase on warrants reserve on the consolidated statements of financial position.

Liquidity and Capital Resources

At March 31, 2025, the Company had cash and cash equivalents of $44,390 and working capital of $1,013,902. This amount is expected to last approximately 12 months.

The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. The Company believes that its revenues will be sufficient to fund its operations over the next 12 months. The Company intends to raise capital through its Regulation A offering. The Company is not dependent on the proceeds of the Regulation A offering, and believe that existing sales will be sufficient to fund its’ near-term business objectives. Funding from the Regulation A offering will be utilized to increase the Company’s scale in the short to medium term.

We currently have no commitments with any person for any capital expenditures

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We have no off-balance sheet arrangements.

Trends

We have 136 projects at various stages of development that are under NDA that include Food Contact Packaging, Single Use Plastics, Pallet Wrap, Sports Equipment, Footwear, Converters, Extruders; located in North America, South America, Africa, Europe, Middle East, Indo Asia and Pacific Rim. Several projects are now in-market now under NDA, several have completed the plant trials/costing/SOP’s and are in the marketing and messaging phase, and remaining are in various discussion phases of determining the value proposition we expect the plant trial customers to launch within the next 6 months with the balance to launch in the next 6-36 months. Plant trials refer to a process of integrating our additive into the customers product on their production line, simulating normal operating conditions. This is usually one of the last processes checks before fully integrating our additive into their production process. This process is completed with Midori Bio staff on-site to ensure a successful and smooth plant trial production run. With some brands who only have one production facility this process can be done within a month depending on the customers production line availability. For multiple facility clients, plant trial timing will depend on how many factories need to update their Standard Operating Procedure (SOP) to include adding our additive. Once the trials are complete, the client decides their new launch cycle time which generally can be as short as months, to as long as 18 months.Our COGS have remained stable during the recent inflationary pressures allowing us to hold our margins and sales prices to customers. Plastic pollution is a global problem. Every year 19-23 million tonnes of plastic waste leaks into aquatic ecosystems, polluting lakes, rivers and seas2. It is the belief of management that Companies are under pressure to continue to provide positive messaging to governments, retailers and consumers that the Midori message can provide. The government of India are publicly supporting biodegradable plastics as a viable way to manage plastic waste3. The market understands that it cannot recycle its way out of plastic waste and are looking for innovative solutions like Midori Bio (among others) to provide pragmatic solutions to manage plastic waste.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our board of directors is elected annually by our shareholders. The board of directors elects our executive officers annually. All officers are engaged full time and directors are expected to contribute approximately 40 hours per month to the Company. Our directors and executive officers as of the date of this offering circular are as follows:

Name	Position	Age	Term of Office
Ken Lyons	Director, CEO	60	January 2021 – Present
Robert Leeder	Chairman, President	71	January 2021 – Present
Christina Dykun	Director	37	November 2021 – Present
Ben Powell	CFO	35	January 2024 – Present
Corey Goodman	Director	52	July 2025 – Present[1]

Kenneth Lyons

Ken Lyons is the Chief Executive Officer and a director of the Company since January 19, 2021. He has also served as the Co-Founder, Chief Executive Officer and a director of Midori-Bio, the wholly-owned operating subsidiary of the Company, since January 6, 2021. From 2014 to present, Mr. Lyons serves as the President of K. Lyons Enterprises Inc., a Strategic Consultant, including business planning marketing & sales strategy development with key companies and titles as follows; 2014-present Blue Mountain Fruit Company as Director of Sales & Marketing/Strategic advisor; 2018-2022 Greenleaf Foods (Div of Maple Leaf Foods) as Canadian Director of Sales; amongst many other marketing consulting projects.

Mr. Lyons has over 35 years as a successful brand builder, sales and marketing expert and business strategist for some the world’s largest consumer brand companies. He has successfully introduced and drove brands to become market leaders. As a brand builder, Mr. Lyons has supported several consumer brands with innovative sales, marketing & packaging solutions. He has a successful and proven track record in understanding consumer-packaged goods (“CPG”) challenges relating to all disciplines, by leading tremendous collaboration with visionary leaders. Mr. Lyons graduated from the Marketing program at Sheridan College. Mr. Lyons does not hold, and has not previously held, any directorships in any reporting companies.

Robert Leeder

Robert Leeder is the Chairman and President and a director of the Company since January 19, 2021. He has also served as the Co-Founder, Chairman and President and a director of Midori-Bio, the wholly-owned operating subsidiary of the Company, since January 6, 2021. From January 2016 to the present, Mr. Leeder serves as the owner of his own consulting business, 1161168 Ontario Ltd. Mr. Leeder has more than 30 years of executive leadership experience. He has led numerous transactions and spearheaded financial, marketing, and operational improvements for global companies across consumer-packaged goods sectors. Robert has launched and successfully guided several brands specializing in the sporting goods and outdoor recreational markets. Some of these brands include Titan and Easton sports and the Merrell footwear brand. In the last ten years Robert has introduced sustainable, toxic-free additives for synthetic-based textiles and plastics providing global brands to reduce their carbon footprint, paving the way for other environmental outdoor brands to follow this direction. Mr. Leeder does not hold, and has not previously held, any directorships in any reporting companies.

1 Corey Goodman joined board of Midori July 2025, with annual compensation of C$15,000 and 50,000 common shares of Midori

2 www.unep.org/plastic-pollution

3 https://dbtindia.gov.in/news-features/call-proposals-fast-track-development-%E2%80%9Crapid-biodegradability-test-biodegradable

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Christina Dykun

Christina Dykun has served as an independent director of the Company since November 24, 2021. She has also served as an independent director of Midori-Bio, the wholly-owned operating subsidiary of the Company, since January 6, 2022. In 2014, Ms. Dykun qualified as a corporate lawyer at Bennett Jones LLP (Toronto) and remains a lawyer in good standing with the Law Society of Ontario. From 2015 to 2017, Ms. Dykun moved into the world of finance and served as an Investment Analyst & Legal Associate in the investment management division of Dundee Corporation (a publicly-listed investment manager, listed on the Toronto Stock Exchange under the ticker: DC.A) focusing on hedge funds, private equity, corporate finance, and mergers & acquisitions. From 2017 to 2019, Ms. Dykun served as the Vice President of Investment Banking in the Healthcare Division at leading independent Canadian investment banks, including GMP Securities L.P. (now Stifel). As the Vice President of Investment Banking, Ms. Dykun helped execute go-publics transactions for healthcare companies with multi-billion dollar market capitalizations, large-scale public M&A transactions, and over $3B worth of completed equity/debt financings. From 2020 to present, Ms. Dykun has built a successful strategic advisory business focusing on leading private and public companies throughout North America in high-growth sectors, including healthcare, consumer packaged goods, and technology.

Ms. Dykun is a passionate finance professional with extensive experience in capital markets, helping advise many of the largest healthcare companies in the United States and Canada throughout the public listing, institutional financing, and merger & acquisition processes. To this day, Ms. Dykun employs a creative approach to building companies through organic growth initiatives and accretive acquisitions. Ms. Dykun’s niche experience with high-growth corporates will lend itself to the Company as it builds its brand and business, while serving as an ardent proponent for a more global acceptance of environmental stewardship and sustainable solutions. Ms. Dykun graduated from the University of Toronto with an Honours Bachelor of Arts and Master of Arts Degree, as well as a Juris Doctor Degree from the University of Ottawa. In addition, Ms. Dykun achieved the Partners, Directors and Senior Officers certification through the Canadian Securities Institute. Ms. Dykun does not hold, and has not previously held, any directorships in any reporting companies.

Ben Powell

Ben Powell has served as the Chief Financial Officer of the company since January 15, 2024. From March 2021 to present, he continues to serve as a corporate finance consultant to NorthStar Gaming Inc (“NorthStar”) (TSX-V: BET), performing both the roles of Vice-President Corporate Development and Vice-President Finance, during which time Mr. Powell has assisted the company in raising over C$30 million in outside capital and helped execute its go-public listing on the Toronto Venture Exchange via a reverse takeover transaction. Prior to NorthStar, Mr. Powell was the Vice-President Corporate Development for another public company, MJardin Group, where he enacted multiple transactions on behalf of the Board of Directors with a notional value >C$250 million. Additionally, Mr. Powell was responsible for corporate budgeting and financial planning and analysis (FP&A) at MJardin.

Prior to joining MJardin, Mr. Powell held numerous sell-side roles with both Deloitte Financial Advisory and Macquarie Capital’s commodity sales and trading desk. Mr. Powell graduated from the University of Victoria with a Bachelor of Commerce degree and is a CFA Charterholder. Mr. Powell does not hold, and has not previously held, any directorships in any reporting companies.

Corey Goodman

Corey Goodman has held a variety of senior executive roles for nearly 20 years in both legal and business development capacities. Most recently he served as Chief Corporate Development Officer at Torstar Corporation with a focus on mergers and acquisitions as well as partnerships in media, energy and regulated industries. He has also served as General Counsel to three public issuers. In the past five years, Corey has held the following positions:

NorthStar Gaming Holdings Inc.-Founder, Chief Development Officer, General Counsel, Oct 2022- Present

Torstar Corporation- Chief Development Officer, Nov 2020-Oct 2022

Consulting Relationships

Currently, all of our officers and directors are working under consulting agreements/relationships and may dedicate time and resources to other functions and personal expenditures, some of which may conflict with our objectives as a company. Our officers and directors are not required under such consulting agreements/relationships to devote any specific hours per week to the affairs of the Company. Notwithstanding the foregoing, our officers and directors are bound to the Company in a fiduciary capacity as provided by the British Columbia Business Corporations Act. Our officers and directors must act good faith, honestly, and with a view to the best interests of the Company. They must act in good faith believing that they are acting in the Company’s best interests, they must exercise their own independent judgment, they must fully disclose personal interests when transacting with the Company and they may not take advantage of opportunities in the Company’s line of business without first presenting the opportunity to the Company. The Company has not waived any of the fiduciary duties of its officers and directors. Any and all conflicts of interest entered into by our officers and directors are brought to the company’s board of director’s attention, with a resolution to the conflict addressed as such, at the time of revealment.

Board Committees

We have not established an audit committee, compensation committee, or nominating committee.

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Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Code of Ethics

We have not adopted any specific Code of Ethics.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us during the previous fiscal year ended as of September 30, 2024. The below figures are represented in Canadian Dollars

Name	Capacities in Which Compensation was Received	Cash Compensation	Other Compensation	Total Compensation
Ken Lyons	CEO, Director	$327,445	Nil	$327,445
Robert Leeder	Chairman/President	$289,425	Nil	$285,425
Christina Dykun	Director	$66,000	136,000	$202,000
Ben Powell	CFO	$56,500	37,500	$94,000

Consulting Agreements

Consulting Agreement with CEO of Midori Group

On January 11, 2021, Midori Group entered into a consulting agreement with a company owned and controlled by the CEO of the Company, K. Lyons Enterprises Inc., for an initial term of 10 years. In exchange for executive services from our CEO, the Company agreed to compensate the consultant as follows: (i) a fee at a rate of CAD$27,085 per month commencing August 1, 2021 plus the Canadian Harmonized Sales Tax (HST); and (ii) in the event that the Company or an entity that acquires all of the issued and outstanding securities of the Company (“Parentco”), completes a listing of its securities on a recognized and publicly traded stock exchange in Canada or the United States (a “Listing Event”), the Company or Parentco shall award the consultant 1,000,000 restricted stock units (“RSUs”) concurrently with a Listing Event pursuant to the terms of a RSU Plan to be adopted by the Company or Parentco.

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The Company may terminate the consulting agreement upon providing the consultant with 36 months’ notice in writing; provided the Company may provide the consultant with 36 months’ pay in lieu of notice including the ten percent of the annual net profit of the Company calculated and payable within 90 days of each fiscal year-end over the 36-month termination period. The agreement may be immediately terminated upon certain uncured breaches by consultant.

Consulting Agreement with President of Midori Group

On January 11, 2021, Midori Group entered into a consulting agreement with a company owned and controlled by the President of the Company, 2863358 Ontario Inc., for an initial term of 10 years. The Company agreed to compensate the consultant as follows: (i) a fee at a rate of CAD$27,085 per month commencing August 1, 2021 plus HST; and (ii) in the event that the Company or an entity that acquires all of the issued and outstanding securities of Parentco, completes a Listing Event, the Company or Parentco shall award the consultant 1,000,000 RSUs concurrently with a Listing Event pursuant to the terms of a RSU Plan to be adopted by the Company or Parentco. The Company may terminate the consulting agreement upon providing the consultant with 36 months’ notice in writing; provided the Company may provide the consultant with 36 months’ pay in lieu of notice including the ten percent of the annual net profit of the Company calculated and payable within 90 days of each fiscal year-end over the 36- month termination period. The agreement may be immediately terminated upon certain uncured breaches by consultant.

Consulting Agreement with CFO of Midori Group

On January 15, 2024, Midori Group entered into a consulting agreement with a company owned and controlled by the CFO of the Company. 2271362 Alberta Ltd., for an initial term of one year. On January 1, 2025, Midori Group entered into a new agreement with 2271362 Alberta Ltd. Automatically renewing for successive 1 year term unless written notice is provided by either party. For our CFO’s executive services to the Company, the Company agreed to compensate the consultant as follows: (i) a fee at a rate of CAD$8,500 per month plus HST; and (ii) 1,200,000 options, vesting bi-yearly for a period of 36 months upon the execution of the agreement, with an exercise price of C$0,50. The Company may terminate the consulting agreement upon providing the consultant with 180 days’ notice in writing; provided the Company may provide the consultant with 180 days’ pay in lieu of notice. The agreement may be immediately terminated upon certain uncured breaches by consultant.

Director Services Agreement with Christina Dykun

Effective January 1, 2024, the Company entered into an amended and restated Director Services Agreement with Christina Dykun. In exchange for Ms. Dykun serving as a director of the Company, the Company has agreed to pay Ms. Dykun a monthly fee of CAD$2,500. Ms. Dykun is eligible to participate in the Company’s incentive stock option plan and upon the listing of the Company on a stock exchange in Canada or the United States while she is a director of the Company Ms. Dykun will be granted 500,000 options to purchase up to 500,000 common shares of the Company at a price of CAD$0.50. Ms. Dykun will also be eligible to participate in the Company’s restricted stock unit plan (the “RSU Plan”) and upon listing will be eligible to be awarded restricted stock units at the discretion of the Company’s board of directors and in accordance with the RSU Plan. The Company also agreed to issue 200,000 common shares in the capital of the Company at a deemed price of CAD$0.50 per share.

The Company has further agreed to pay the Ms. Dykun a success fee upon the Company successfully completing any equity financing during the term of her agreement equal to a cash payment of 3.0% of the gross proceeds of any financing plus that number of common shares of the Company which is equal to 3.0% of the number of common shares sold pursuant to any financing at a deemed price equal to the offering price of any such financing.

Director Services Agreement with Corey Goodman

The Company has entered into a written agreement with Corey Goodman. The Company has agreed to pay Mr. Goodman CAD$15,000 and to issue him 50,000 shares of common shares.

Equity Incentive Plan

The Board approved a rolling stock option plan on January 21, 2022 (the “Option Plan”), which provides for a total of 10% of the issued and outstanding Common Shares available for issuance thereunder.

The purpose of the Option Plan is to allow the Company to grant stock options to directors, officers, employees and consultants, as additional compensation, and as an opportunity to participate in the success of the Company. The granting of such Options is intended to align the interests of such persons with that of the Company’s shareholders.

The tables below summarize information in CAD$ about the options expected to be issued prior to listing:

	Shares under Option	Exercise Price	Expiry Date
Executive Officers	Nil	N/A	N/A
Directors	Nil	N/A	N/A
Employees	Nil	N/A	N/A
Consultants	Nil	N/A	N/A
Advisor (1)	1,000,000	$0.50	5 years from the date of listing

(1) Consists of Dale Storey who is an advisor to the Company. Mr. Storey has been engaged as a salesperson to sell our product to customers. His compensation does not vest until he makes $10M in sales. Mr. Storey is not an affiliate of the Company or its officers and directors.

Administration

The Option Plan shall be administered by the Board, a special committee of the Board (the “Committee”) or by an administrator appointed by the Board or the Committee (the “Administrator”) either of which will have full and final authority with respect to the granting of all Options thereunder. Options may be granted under the Option Plan to such directors, officers, employees or consultants of the Company, as the Board, the Committee or the Administrator may from time to time designate.

Number of Common Shares Reserved

Subject to adjustment as provided for in the Option Plan, the aggregate number of Common Shares which will be available for purchase pursuant to Options granted under to the Option Plan will not exceed 10% of the number of Common Shares which are issued and outstanding on the particular date of grant. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Common Shares in respect of such expired or terminated Option shall again be available for the purposes of granting Options pursuant to the Option Plan.

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Exercise Price

The exercise price at which an Option holder may purchase a Common Share upon the exercise of an Option shall be determined by the Committee and shall be set out in the Option certificate (an “Option Certificate”) issued in respect of the Option. The exercise price shall not be less than the price determined in accordance with Nasdaq Capital Market policies while, and if, the Company’s Common Shares are listed on the Nasdaq Capital Market.

Maximum Term of Options

The term of any Option granted under the Option Plan (the “Term”) shall be determined by the Board, the Committee or the Administrator, as applicable, at the time the Option is granted but, subject to earlier termination in the event of termination, or in the event of death or disability of the Option holder. In the event of death or disability, the Option shall expire on the earlier of the date which is one year following the date of disability ordeath and the applicable expiry date of the Option. Options granted under the Option Plan are not to be transferable or assignable other than by will or other testamentary instrument or pursuant to the laws of succession.

Termination

Subject to such other terms or conditions that may be attached to Options granted under the Option Plan, an Option holder may exercise an Option in whole or in part at any time and from time to time during the Term. Any Option or part thereof not exercised within the Term shall terminate and become null, void and of no effect as of the date of expiry of the Option. The expiry date of an Option shall be the date so fixed by the Committee at the time the Option is granted as set out in the Option Certificate or, if no such date is set out in for the Option Certificate the applicable circumstances, the date established, if applicable, in paragraphs (a) or (b) below or in the event of death or disability (as discussed above under “Maximum Term of Options”) or in the event of certain triggering events occurring, as provided for under the Option Plan:

(a) Ceasing to Hold Office - In the event that the Option holder holds his or her Option as an executive and such Option holder ceases to hold such position other than by reason of death or disability, the expiry date of the Option shall be, unless otherwise determined by the Committee, the Board or the Administrator, as applicable and expressly provided for in the Option certificate, the 30th day following the date the Option holder ceases to hold such position unless the Option holder ceases to hold such position as a result of:

(i)	ceasing to meet the qualifications set forth in the corporate legislation applicable to the Company;
(ii)	a special resolution having been passed by the shareholders of the Company removing the Option Holder as a director of the Company or any Subsidiary; or
(iii)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position;

OR	(i)	termination for cause;
	(ii)	resigning his or her position; or
	(iii)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position.

In the event that the Option holder ceases to hold the position of executive, employee or consultant for which the Option was originally granted, but comes to hold a different position as an executive, employee or consultant prior to the expiry of the Option, the Committee, the Board or the Administrator, as applicable, may, in its sole discretion, choose to permit the Option to stay in place for that Option holder with such Option then to be treated as being held by that Option holder in his or her new position and such will not be considered to be an amendment to the Option in question requiring the consent of the Option holder. Notwithstanding anything else contained in the Option Plan, in no case will an Option be exercisable later than the expiry date of the Option.

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Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analysing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the ownership, as of April 21, 2025, of our common stock by each person known by us to be the beneficial owner of more than 10% of any class of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

As of April 21, 2025, there are a total of approximately 48,168,500 votes eligible to be cast in any Company vote.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless otherwise noted, the address of each shareholder listed in the table is the same as the Company.

Title of Class	Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class

Common Shares	Ken Lyons	10,500,000	0	22.12%
Common Shares	Robert Leeder	10,500,000	0	22.12%
Common Shares	Christina Dykun	272,000	0	0.57%
Common Shares	Ben Powell	75,000	0	0.16%
Common Shares	Officers and Directors as a Group (4)	21,347,000	0	44.97%

(1)	Ken Lyons holds his shares in his corporation (100004067 Ontario Inc.) and also gifted shares to family members (however, Ken Lyons controls [or is proxy for] all of the votes).

(2)	Robert Leeder holds his shares in his corporation (2863358 Ontario) and gifted shares to two daughters (however, Robert Leeder controls [or is proxy for] all of the votes).

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described above and within the section entitled Executive Compensation of this Offering Circular, none of the following parties (each a “Related Party”) has, in our fiscal years ended 2023 and 2024 had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;
●	any nominee for election as a director;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

During the year ended September 30, 2024, the Chief Executive Officer (“CEO”) of the Company charged fees of $327,445 (2023 – $365,040) for consulting services, which are included in management and consulting fees. Accounting fees of $40,020 (2023 – $40,0202), which are included in professional fees, were also charged by a company controlled by the CEO. As at September 30, 2024, no balance was owed to the CEO and the company controlled by him.

During the year ended September 30, 2024, the President & Chairman of the Company charged fees of $289,425 (2023 – $325,020) for consulting services, which are included in management and consulting fees. As at September 30, 2024, no balance was owed to the President of the Company (September 30, 2022 – $23,999 which was due on demand, bears no interest and was not secured).

During the year ended September 30, 2024, the current CFO of the Company charged fees of $56,500 (2023 – $nil) for CFO services, which are included in management and consulting fees. As at September 30, 2024, no balance was owed to the CFO (September 30, 2023 – $nil).

During the year ended September 30, 2024, the Company’s former CFOs charged fees of $75,330 (2023 – $121,662) for CFO services, which are included in management and consulting fees. As at September 30, 2024, no balance was owed to the CFO (September 30, 2023 – $nil).

SECURITIES BEING OFFERED

The following description is a summary of the material rights of shareholders. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws, each as amended from time to time. The foregoing documents have been filed as exhibits to this Offering Circular.

None of our securities are currently listed or quoted for trading on any national securities exchange or national quotation system.

Common Stock

We are offering up to 20,000,000 Shares of common stock, no par-value. The Company is authorized to issue an unlimited number of Shares. As of March 31, 2025, the Company had approximately 48,468,500 Shares issued and outstanding to approximately 246 shareholders.

Each Share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their Shares cumulatively. Shareholders may take action by written consent.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.

In the case of any distribution or payment in respect of the shares of common stock upon the consolidation or merger of the Company, such distribution or payment shall be made ratably on a per share basis among the holders of the common stock.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors or our shareholders pursuant to a resolution, out of funds legally available. We have not paid any dividends to common shareholders since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. In the case of dividends or distributions payable in shares of common stock or securities convertible into or exchangeable for shares of such common stock, the shares or securities so payable shall be payable in shares of or securities convertible into or exchangeable for, common stock of the same class upon which the dividend or distribution is being paid.

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Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Business Corporations Act, the Company may, by ordinary resolution:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

Inspection of Books and Records

Holders of our Common Shares will have no general right under the Business Corporations Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

Under the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that much hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders much, in any unanimous resolution, select as the Company’s annual reference date, a date that would be appropriate for the holding of the applicable annual general meeting.

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The directors also may whenever think fit, call a meeting of the shareholders.

A general meeting of the Company may be held anywhere in North America, as determined by the directors.

The Company must send notice of the date, time and location of any meeting of shareholders in the manner provided in the Business Corporations Act to each shareholder entitled to attend the meeting and to each director of the Company if and for so long as the Company is a public company, twenty-one days, and otherwise ten days.

The directors may set a date as the record date for the purpose of determining shareholders entitled to, or the non- receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any persons entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

Accidental omission to send notice of any meeting of shareholder to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

If a meeting of shareholders is to consider special business, as defined in the Company’s Articles of Association, the notice of meeting must:

(1)	state the general nature of the special business;

(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s record office, or at such other reasonably accessible location in Ontario as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

A shareholder may participate in a meeting of the shareholders in person or by telephone if all shareholders participate in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all shareholders who wish to participate in the meeting agree to such participation.

The quorum for the transaction of business at a meeting of shareholders is two persons, who are or representing by proxy, shareholders holding, in the aggregate, at least 33.33 percent of the issued shares entitled to be voted at the meeting. On a show of hands, every person present who is a shareholder or proxy holder entitled to vote on the matter has one vote.

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Directors

At every annual general meeting or by written resolution, the shareholders entitled to vote must elect, a board of directors consisting of the number of directors for the time being. The shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to the number of opened vacancies.

A director is entitled to remuneration for acting as director.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Each director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he resigns his office by notice to us;

(b)	he only held office as a director for a fixed term and such term expires;

(c)	he dies; or

(d)	he is removed pursuant to the articles of the Company.

Powers and Duties of Directors

Subject to the provisions of the Business Corporations Act and our articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our articles of association. To the extent allowed by the Business Corporations Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any person to be the attorney of the Company.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs. The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The Board of Directors may remove any person so appointed and may revoke or vary the delegation.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest. However, a director who holds a disclosable interest in a contract or transaction win which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolutions to approve the contract or transaction, unless the directors have disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. Such director who holds a disclosable interest that is present for a meeting of directors may be counted in the quorum at the meeting, whether or not the director votes on any or all of the resolutions considered at the meeting.

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Transfer Agent

The transfer agent for the Common Shares is Olympia Trust Company, Located at 4000, 520 - 3rd Ave SW, Calgary, Alberta, T2P 0R3 with a phone number of 1-403-770-0001. Shares will be issued by the Transfer Agent in Book Entry form.

Disclosure of Commission Position on Indemnification for Securities Liabilities

The Company’s Bylaws and Certificate of Incorporation, subject to the provisions of British Columbia Law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, may be unenforceable.

Enforceability of Civil Liability

We are incorporated under the laws of Ontario, Canada. Service of process upon us and upon certain of our directors and officers and the experts named in this Offering Circular, who reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because a substantial amount of our assets and certain of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have also been advised by our Canadian legal advisor that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the U.S. federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, certain of our directors and officers, the experts named in this Offering Circular.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following discussion describes the material United States federal income tax consequences to a United States Holder (as defined herein) of the purchase, ownership and disposition of our voting shares as of the date hereof. This discussion deals only with voting shares that are held as capital assets by a United States Holder. In addition, the discussion set forth below is applicable only to United States Holders (i) who are residents of the United States for purposes of the current United States—Canada Income Tax Convention (the “Treaty”), (ii) whose voting shares are not, for purposes of the Treaty, effectively connected with a permanent establishment in Canada and (iii) who otherwise qualify for the full benefits of the Treaty.

As used herein, the term “United States Holder” means a beneficial owner of our voting shares that is, for United States federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source;
or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

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This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

●	a dealer in securities or currencies;

●	a financial institution;

●	a regulated investment company;

●	a real estate investment trust;

●	an insurance company;

●	a tax-exempt organization;

●	a person holding our voting shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

●	a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

●	a person liable for alternative minimum tax;

●	a person who owns or is deemed to own 10% or more of our stock (by vote or value);

●	a partnership or other pass-through entity for United States federal income tax purposes;

●	a person required to accelerate the recognition of any item of gross income with respect to our voting shares as a result of such income being recognized on an applicable financial statement; or

●	a person whose “functional currency” is not the United States dollar.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our voting shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our voting shares, you should consult your tax advisors.

This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non- United States tax laws. If you are considering the purchase of our voting shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our voting shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction. This discussion assumes that we are not, and will not become, a passive foreign investment company, as described below.

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Taxation of Dividends

The gross amount of distributions on the voting shares (including any amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the voting shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange. We do not, however, expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend.

Any dividends that you receive (including any withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

With respect to non-corporate United States Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the Treaty meets these requirements, but we may not be eligible for the benefits of the Treaty. However, a non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our voting shares, which will be listed on the Nasdaq Capital Market, will be readily tradable on an established securities market in the United States. There can be no assurance, however, that our voting shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules to your particular circumstances.

The amount of any dividend paid in Canadian dollars will equal the United States dollar value of the Canadian dollars received calculated by reference to the exchange rate in effect on the date the dividend is received by you, regardless of whether the Canadian dollars are converted into United States dollars. If the Canadian dollars received as a dividend are converted into United States dollars on the date they are received, you generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into United States dollars on the date of receipt, you will have a basis in the Canadian dollars equal to their United States dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as United States source ordinary income or loss.

Subject to certain conditions and limitations, Canadian withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the voting shares will be treated as income from sources outside the United States and will generally constitute passive category income. However, in certain circumstances, if you have held the voting shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for Canadian withholding taxes imposed on dividends paid on the voting shares. If you do not elect to claim a United States foreign tax credit, you may instead claim a deduction for Canadian income tax withheld, but only for a taxable year in which you elect to do so with respect to all foreign income taxes paid or accrued in such taxable year. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

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Passive Foreign Investment Company

We do not believe that we are, for United States federal income tax purposes, a passive foreign investment company (a “PFIC”), and we expect to operate in such a manner so as not to become a PFIC. If, however, we are or become a PFIC, you could be subject to additional United States federal income taxes on gain recognized with respect to the voting shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules.

Taxation of Capital Gains

For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of the voting shares in an amount equal to the difference between the amount realized for the voting shares and your tax basis in the voting shares. Such gain or loss will generally be capital gain or loss and will generally be long- term capital gain or loss if you have held the voting shares for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. Consequently, you may not be able to use the foreign tax credit arising from any Canadian tax imposed on the disposition of voting shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our voting shares and the proceeds from the sale, exchange or other disposition of our voting shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Reporting Obligations for Specified Foreign Financial Assets

United States Holders who are individuals (and certain entities) are required to report on Internal Revenue Service Form 8938 specified foreign financial assets that they own if the aggregate value of those assets exceeds certain threshold amounts. Specified foreign financial assets may include stock of a foreign issuer such as the voting shares if not held through a financial account maintained at a United States “financial institution,” as defined in the applicable rules. United States Holders should consult their own tax advisors as to the possible application of this reporting obligation under their particular circumstances.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to an investor who acquires Shares pursuant to this offering. This summary applies only to a purchaser who is a beneficial owner of Shares acquired pursuant to this offering and who, for the purposes of the Canadian Tax Act, and at all relevant times: (i) deals at arm’s length with the Company, (ii) is not affiliated with the Company; and (iii) acquires and holds the Shares as capital property (a “Holder “).

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Shares will generally be considered to be capital property to a Holder for purposes of the Canadian Tax Act unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” for the purposes of the mark-to- market rules contained in the Canadian Tax Act; (ii) that is a “specified financial institution” (as defined in the Canadian Tax Act); (iii) an interest in which is a “tax shelter investment” for purposes of the Canadian Tax Act; (iv) that has made a functional currency reporting election under section 261 of the Canadian Tax Act to report its “Canadian tax results” as defined in the Canadian Tax Act in a currency other than Canadian currency; (v) that has entered into, or will enter into, a “derivative forward agreement” or “synthetic disposition arrangement” (each as defined in the Canadian Tax Act) with respect to the Shares; (vi) that receives dividends on Shares under or as part of a “dividend rental arrangement” (as defined in the Canadian Tax Act); or (vii) that is exempt from tax under Part I of the Canadian Tax Act.

This summary does not address the deductibility of interest by a Holder who has borrowed money to acquire Shares. Such Holders should consult their own tax advisors.

Additional considerations, not discussed herein, may apply to a Holder that is a corporation resident in Canada, and is or becomes (or does not deal at arm’s length for purposes of the Canadian Tax Act with a corporation resident in Canada that is or becomes), as part of a transaction or event or series of transactions or events that includes the acquisition of the Shares, controlled by a non-resident person or a group of persons comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts that do not deal with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Canadian Tax Act. Such Holders should consult their own tax advisors with respect to the consequences of purchasing Shares pursuant to the offering.

This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder (“Regulations”) in force on the date hereof, all specific proposals to amend the Canadian Tax Act or the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this Offering Circular (the “Proposed Amendments”) and counsel’s understanding of the current administrative practices and assessing policies of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary assumes that the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or in the administrative practices or assessing policies of CRA, whether by legislative, governmental, administrative or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Shares. The following description of income tax matters is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders are urged to consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Taxation of Resident Holders

The following portion of this summary applies to a Holder who, for the purposes of the Canadian Tax Act, is or is deemed to be resident in Canada at all relevant times (a “Resident Holder”). A Resident Holder whose Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election permitted by subsection 39(4) of the Canadian Tax Act to deem the Shares, and every other “Canadian security” (as defined in the Canadian Tax Act), held by such person, in the taxation year of the election and each subsequent taxation year to be capital property. Resident Holders should consult their own tax advisors regarding this election.

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Dividends

Dividends received or deemed to be received on the Shares will be included in computing a Resident Holder’s income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (as such terms are defined in the Canadian Tax Act). An enhanced gross-up and dividend tax credit will be available to individuals in respect of “eligible dividends” designated by the Company to the Resident Holder in accordance with the provisions of the Canadian Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

Dividends received or deemed to be received on the Shares by a Resident Holder that is a corporation will be included in computing its income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” as defined in the Canadian Tax Act or a “subject corporation” as defined in subsection 186(3) of the Canadian Tax Act will generally be liable under Part IV of the Canadian Tax Act to pay a refundable tax on dividends received or deemed to be received on the Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year. Such Resident Holders should consult their own tax advisors in this regard.

Disposition of Shares

A Resident Holder who disposes, or is deemed to dispose, of a Share (other than on a disposition to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market), generally will realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of such Share immediately before the disposition or deemed disposition. The taxation of capital gains and losses is generally described below under the heading “Capital Gains and Capital Losses.” The adjusted cost base of the Shares to a Resident Holder will be determined by averaging the cost of such Shares with the adjusted cost base of all other Shares of the same class of the Corporation held by the Resident Holder and by making certain other adjustments required under the Tax Act. The Resident Holder’s cost for purposes of the Tax Act of the Shares will include all amounts paid or payable by the Holder for such Shares, subject to certain adjustments under the Tax Act.

Capital Gains and Capital Losses

Generally, subject to Proposed Amendments regarding the taxation of capital gains (the “Capital Gain Proposals”), a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Canadian Tax Act and the Capital Gain Proposals, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Canadian Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

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Under the Capital Gain Proposals, the capital gains inclusion rate (i.e., the portion of any capital gain that is a taxable capital gain) and the capital loss deduction rate (i.e., the portion of any capital loss that is an allowable capital loss) will generally be increased from one-half to two-thirds for capital gains or capital losses generally realized on or after June 25, 2024. Under the Capital Gain Proposals, the two-thirds capital gains inclusion rate will only apply to a Holder that is an individual who generally realizes net capital gains above an annual $250,000 threshold (with such threshold not being pro-rated for 2024).

Under the Capital Gain Proposals, special rules will apply with respect to, generally, taxation years that begin before and end on or after June 25, 2024 (the “Transition Year”) due to two different inclusion rates applying for capital gains and capital losses realized in the period prior to June 25, 2024 (“Period 1”) and in the period on or after June 25, 2024 (“Period 2”).

Under the Capital Gain Proposals, two different inclusion and deduction rates would apply with respect to dispositions of capital property in Period 1 and Period 2 in the Transition Year. As a result, for the Transition Year, a Holder would be required to separately identify capital gains and capital losses realized in Period 1 and those realized in Period 2. Capital gains and capital losses from the same period would first be netted against each other. A net capital gain (or net capital loss) would arise if capital gains (or capital losses) from one period exceed capital losses (or capital gains) from that same period. A Holder would be subject to the higher inclusion and deduction rate of two-thirds in respect of its net capital gains (or net capital losses) arising in Period 2, to the extent that these net capital gains (or net capital losses) exceed any net capital losses (or net capital gains) incurred in Period 1. Conversely, a Holder would be subject to the lower inclusion and deduction rate of one-half in respect of its net capital gains (or net capital losses) arising in Period 1, to the extent that these net capital gains (or net capital losses) exceed any net capital losses (or net capital gains) incurred in Period 2.

The Capital Gain Proposals also contemplate adjustments of carried forward or carried back allowable capital losses to account for the changes in the relevant inclusion and deduction rates.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including taxable capital gains. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Generally, a Resident Holder that is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Shares or realizes a capital gain on the disposition or deemed disposition of the Shares may be liable for alternative minimum tax under the Canadian Tax Act. Resident holders should consult their own tax advisors with respect to the application of alternative minimum tax.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders who, for the purposes of the Canadian Tax Act and at all relevant times: (i) are not resident or and are not deemed to be resident in Canada, and (ii) do not use or hold Shares in the course of a business carried on or deemed to be carried on in Canada (“Non-Resident Holders”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Canadian Tax Act). Such Non-Resident Holders should consult their own tax advisors.

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Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on the Shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Treaty, the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the Treaty (a “U.S. Holder”) is generally reduced to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. Non-Resident Holders should consult their own tax advisors regarding the application of the Treaty or any other tax treaty.

Disposition of Shares

A Non-Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Share, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless the Share is, or is deemed to be, “taxable Canadian property” (as defined in the Canadian Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

If the Shares are not listed on a “designated stock exchange” for purposes of the Canadian Tax Act at the time of a disposition, the Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, the Shares may also be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Canadian Tax Act in certain other circumstances.

If the Shares are listed on a “designated stock exchange” for purposes of the Canadian Tax Act at the time of a disposition, the Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, any combination of (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for purposes of the Canadian Tax Act); and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, the Shares may also be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Canadian Tax Act in certain other circumstances.

Non-Resident Holders should consult their own tax advisors as to whether their Shares constitute “taxable Canadian property” in their own particular circumstances.

In the event that a Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Canadian Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Resident Holders under “Taxation of Resident Holders – Disposition of Shares” and “Capital Gains and Capital Losses” will generally apply to the Non-Resident Holder. Non-Resident Holders whose Shares are taxable Canadian property should consult their own tax advisors.

THE FOREGOING SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF SHARES.

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ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of the Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the members’ membership interests so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the 25% limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

EXPERTS

Our financial statements for fiscal years ended September 30, 2023 and September 30, 2024 included in this offering circular have been audited MNP LLP, as stated in their reports appearing herein. Such financial statements have been so included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

52

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the Shares offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the Shares to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will answer inquiries from potential investors concerning the Shares, the Company and other matters relating to the offer and sale of the Shares under this Offering Circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Requests and inquiries regarding this offering circular should be directed to:

Midori Group Inc.

# 5 Hazelton Ave. Suite 400

Toronto, Ontario Canada, M5R 2E1

289-242-5623

We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

53

FINANCIAL STATEMENTS

F-1

Midori Group Inc.

Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian Dollars)

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Midori Group Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Midori Group Inc. (the “Company”) as at September 30, 2024 and September 30, 2023, and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2024, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at September 30, 2024 and September 30, 2023, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two-year period ended September 30, 2024, in conformity with IFRS® Accounting Standards as issued by the International Accounting Standards Board.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company incurred a net loss during the year ended September 30, 2024, and, as of that date, had an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits will provide a reasonable basis for our opinion.

/s/ MNP LLP

Chartered Professional Accountants Licensed Public Accountants

We have served as the Company’s auditor since 2024.

Mississauga, Canada

February 9, 2025

F-3

Midori Group Inc.

Consolidated Statements of Financial Position

(Expressed in Canadian dollars)

	As at September 30, 2024	As at September 30, 2023
	$	$
Assets
Current Assets
Cash	434,348	1,537,183
Short-term investments (Note 4)	1,015,386	-
Accounts receivable (Note 5)	122,213	337,130
Income tax recoverable	-	3,738
Prepaid expenses	73,524	12,580
Inventories (Note 6)	266,382	342,092
Total Current Assets	1,911,853	2,232,723
Equipment	583	2,564
Total Assets	1,912,436	2,235,287

Liabilities
Current Liabilities
Accounts payable and accrued liabilities (Notes 7 and 12)	240,480	307,678
Subscription payable (Note 8)	58,847	58,847
Total Liabilities	299,327	366,525

Shareholders’ Equity
Share capital (Note 9)	12,107,564	10,775,674
Shares to be issued (Note 9)	400,000	-
Share-based payments reserve (Note 10)	67,900	58,092
Warrant reserve (Note 11)	5,990,716	6,094,000
Accumulated other comprehensive income	9,106	-
Accumulated deficit	(16,962,177)	(15,059,004)
Total Shareholders’ Equity	1,613,109	1,868,762
Total Liabilities and Shareholders’ Equity	1,912,436	2,235,287

Nature of operations and going concern (Note 1)
Commitments (Note 17)
Subsequent Events (Note 18)

Approved on behalf of the Board of Directors:

“Ken Lyons”
Ken Lyons, Director

“Christina Dykun”
Christina Dykun, Director

The accompany notes are an integral part of these consolidated financial statements

F-4

Midori Group Inc.

Consolidated Statements of Loss and Comprehensive Loss

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

	2024	2023
	$	$
Revenues (Note 14)	994,686	1,133,831
Cost of sales (Note 6)	(448,576)	(505,104)
Gross Profit	546,110	628,727

Expenses
Management and consulting fees (Note 12)	1,097,340	1,535,623
Stock-based compensation (Notes 9, 10 and 12)	547,308	58,092
Professional fees (Note 12)	542,185	593,636
Office and general	110,090	119,488
Commissions	71,614	51,684
Research and development	66,030	52,185
Travel	43,409	170,233
Marketing	28,917	48,031
Storage	9,667	8,900
Depreciation	1,651	1,981
Allowance for expected credit losses (Note 5)	-	175,820
Total Expenses	(2,518,211)	(2,815,673)
Operating Loss	(1,972,101)	(2,186,946)

Other Income (Expenses)
Interest income (Note 4)	15,386	-
Legal settlement (Notes 9 and 11)	(56,216)	-
Foreign exchange loss	(12,242)	(8,802)
Net Loss	(2,025,173)	(2,195,748)

Other Comprehensive Loss
Exchange gain on translation of foreign operations	9,106	-
Comprehensive Loss	(2,016,067)	(2,195,748)
Weighted-average number of outstanding shares – basic and diluted	45,753,516	44,646,500
Net Loss per Share – basic and diluted	(0.04)	(0.05)

The accompany notes are an integral part of these consolidated financial statements

F-5

Midori Group Inc.

Consolidated Statements of Changes in Shareholders’ Equity

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

	Number of Shares	Share Capital Amount	Shares to be Issued	Share-Based Payments Reserves	Warrant Reserve		Accumulated Other Comprehensive Income		Accumulated Deficit	Total
	#	$	$	$	$		$		$	$
Balance, September 30, 2022	44,646,500	10,775,674	-	-	6,094,000		-		(12,863,256)	4,006,418
Stock-based compensation (Note 10)	-	-	-	58,092	-		-		-	58,092
Net loss for the year	-	-	-	-	-		-		(2,195,748)	(2,195,748)

Balance, September 30, 2023	44,646,500	10,775,674	-	58,092	6,094,000	#	-	#	(15,059,004)	1,868,762
Issuance of shares from private placement (Note 9)	2,400,000	1,200,000	-	-	-		-		-	1,200,000
Share issuance costs (Note 9)	72,000	(43,110)	-	-	-		-		- #	(43,110)
Issuance for legal settlement (Notes 9 and 11)	75,000	37,500	-	-	18,716		-		-	56,216
Issuance as consideration for services (Note 9)	275,000	137,500	-	-	-		-		-	137,500
Stock-based compensation (Notes 9 and 10)	-	-	400,000	9,808	-		-		-	409,808
Expiry of agent warrants (Note 11)	-	-	-	-	(122,000)		-		122,000	-
Exchange differences on translating foreign operations	-	-	-	-	-		9,106		-	9,106
Net loss for the year	-	-	-	-	-		-		(2,025,173)	(2,025,173)

Balance, September 30, 2024	47,468,500	12,107,564	400,000	67,900	5,990,716		9,106		(16,962,177)	1,613,109

The accompany notes are an integral part of these consolidated financial statements

F-6

Midori Group Inc.

Consolidated Statements of Cash Flows

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

	2024	2023
	$	$
Operating Activities
Net loss for the year	(2,025,173)	(2,195,748)
Items not affecting cash:
Accrued interest on short-term investments (Note 4)	(15,386)	-
Allowance for expected credit losses (Note 5)	-	175,820
Depreciation	1,651	1,981
Stock-based compensation (Notes 9 and 10)	547,308	58,092
Legal settlement paid in shares and warrants (Notes 9 and 11)	56,216	-
Other (income) expenses	(28,254)	3,986
	(1,463,638)	(1,955,869)
Change in working capital items:
Accounts receivable	214,917	(275,656)
Income tax recoverable	3,738	9,480
Prepaid expenses	(60,944)	(11,896)
Inventories	75,710	(19,386)
Accounts payable and accrued liabilities	(38,614)	(71,603)
Deferred revenue	-	(137,070)
Cash Flows (used in) Operating Activities	(1,268,831)	(2,462,000)

Investing Activities
Purchase of short-term investments (Note 4)	(1,000,000)	-
Cash Flows (used in) Investing Activities	(1,000,000)	-

Financing Activities
Proceeds received from private placement (Note 9)	1,200,000	-
Share issuance costs (Note 9)	(43,110)	-
Cash Flows provided by Financing Activities	1,156,890	-

Decrease in cash	(1,111,941)	(2,462,000)
Effect of foreign exchange on cash	9,106
Cash, beginning of year	1,537,183	3,999,183
Cash, end of year	434,348	1,537,183

The accompany notes are an integral part of these consolidated financial statements

F-7

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

1.	Nature of Operations and Going Concern

Midori Group Inc. (“Midori Group” or the “Company”) was originally incorporated as 1284670 B.C. Ltd. in British Columbia, Canada under the British Columbia Business Corporations Act on January 19, 2021 and was renamed to Midori Group Inc. on June 29, 2022. Its wholly-owned operating subsidiary, Midori-Bio Inc. (“Midori-Bio”), was incorporated in Ontario, Canada under the Canada Business Corporations Act on January 6, 2021.

The Company’s head office is located at 5 Hazelton Avenue Suite 400, Toronto, Ontario, M5R 2E1. The registered and records office of the Company is located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.

The consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. The application of the going concern basis is dependent upon the Company achieving profitable operations to generate sufficient cash flows to fund continuing operations, or, in the absence of adequate cash flows from operations, obtaining additional financing to support operations for the foreseeable future. During the year ended September 30, 2024, the Company incurred a net loss of $2,025,173 (2023 – net loss of $2,195,748), and as of that date, the Company’s accumulated deficit was $16,962,177 (September 30, 2023 – accumulated deficit of $15,059,004). It is not possible to predict whether financing efforts will continue to be successful in the future or if the Company will attain profitable levels of operations. These conditions represent material uncertainties which cast substantial doubt on the Company’s ability to continue as a going concern.

These consolidated financial statements do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and liquidate its liabilities and commitments in other than the normal course of business and at amounts different from those in the accompanying consolidated financial statements. Such adjustments could be material.

2.	Basis of Preparation

(a)	Statement of Compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and interpretations of the International Financial Reporting Interpretations Committee. The accounting policies set out below were consistently applied to all periods presented unless otherwise noted.

These consolidated financial statements were reviewed, approved, and authorized for issuance by the Board of Directors of the Company (the “Board”) on February 6, 2025.

(b)	Basis of Presentation

These consolidated financial statements have been prepared in accordance with IFRS, on the historical cost basis, except for financial instruments which are measured at fair value. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

(c)	Basis of Consolidation

These consolidated financial statements include the accounts of the Company and Midori-Bio. Subsidiaries consist of entities over which the Company is exposed to, or has rights to, variable returns as well as the ability to affect those returns through the power to direct the relevant activities of the entity. Subsidiaries are fully consolidated from the date control is transferred to the Company and are deconsolidated from the date control ceases. The consolidated financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiary after eliminating inter-entity balances and transactions.

F-8

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

2.	Basis of Preparation (continued)

(d)	Functional Currency

The functional and presentation currency of the Company is the Canadian dollar (“$” or “CAD”) and the functional currency for its subsidiary is the United States dollar (“USD”). The functional currency is the currency of the primary economic environment in which the Company operates.

(e)	Significant Accounting Judgments and Estimates

The preparation of these consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, revenue, and expenses. On an ongoing basis, management evaluates its judgments and estimates in relation to assets, liabilities, revenue, and expenses, and uses historical experience and various other factors it believes to be reasonable under the given circumstances as the basis for its judgments and estimates. Actual outcomes may differ from these estimates under different assumptions and conditions. These estimates are reviewed periodically, and adjustments are made as appropriate in the period they become known. Items for which actual results may differ materially from these estimates and judgments are described as follows:

Going concern

At each reporting period, management exercises judgment in assessing the Company’s ability to continue as a going concern by reviewing the Company’s performance, resources and future obligations. The conclusion that the Company will be able to continue as a going concern is subject to critical judgments of management with respect to assumptions surrounding the short and long-term operating budgets, expected profitability, investment and financing activities and management’s strategic planning. The assumptions used in management’s going concern assessment are derived from actual operating results along with industry and market trends. Management believes there is sufficient capital to meet the Company’s business obligations for at least the next 12 months, after taking into account expected cash flows, capital commitments, future financing and the Company’s cash and short-term investments position at year-end.

Principal versus agent considerations

The assessment of whether the Company acts as a principal or agent with regards to the sale of the private brand labeled additive under the Distribution Agreement (defined hereafter) requires significant judgment.

Fair value of financial assets and financial liabilities

Fair value of financial assets and financial liabilities on the consolidated statements of financial position that cannot be derived from active markets, are determined using a variety of techniques including the use of valuation models. The inputs to these models are derived from observable market data where possible, but where observable market data are not available, judgment is required to establish fair values. The judgments include, but are not limited to, consideration of model inputs such as volatility, estimated life and discount rates.

Expected credit losses on financial assets

Determining an allowance for expected credit losses (“ECL”) for amounts receivable and all financial assets not held at fair value through profit or loss (“FVTPL”) requires management to make assumptions about the historical patterns for the probability of default, the timing of collection and the amount of incurred credit losses, which are adjusted based on management’s judgment about whether economic conditions and credit terms are such that actual losses may be higher or lower than what the historical patterns suggest.

Valuation of inventories

In valuing its inventories, the Company must also determine if the cost of any inventories exceeds its net realizable value (“NRV”), such as cases where prices have decreased, or inventories have spoiled or otherwise been damaged. The Company estimates the NRV of inventories, taking into account the most reliable evidence available at each reporting date. The future realization of these inventories may be affected by market-driven changes that may reduce future selling prices. A change to these assumptions could impact the Company’s inventory valuation and gross profit.

Provisions

The Company recognizes a provision if there is a present obligation as a result of a past event, it is probable that the Company will be required to settle the obligation, and the obligation can be reliably estimated. The amount recognized as a provision reflects management’s best estimate of the consideration required to settle the present obligation at the reporting date, taking into account the risks and uncertainties surrounding the obligation.

F-9

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

2.	Basis of Preparation (continued)

(e)	Significant Accounting Judgments and Estimates (continued)

Income taxes

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

Valuation of share-based compensation

Management determines the costs for share-based compensation on options using market-based valuation techniques. The fair value of the market-based and performance-based share awards are determined at the date of grant using generally accepted valuation techniques. Assumptions are made and judgments are used in applying the valuation techniques. These assumptions and judgments include the expected volatility of the share price, expected forfeitures, expected dividend yield, expected term of the warrants or options, and expected risk-free interest rate. Such assumptions and judgments are inherently uncertain. Changes in these assumptions can affect the fair value estimates of share-based compensation.

Functional currency

The functional currency for the Company and its subsidiary is the currency of the primary economic environment in which it operates. Determination of functional currency involves significant judgments, and other entities may make different judgments based on similar facts. The Company reconsiders periodically the functional currency of its businesses if there is a change in the underlying transactions, events or conditions which determine its primary economic environment.

3.	Summary of Material Accounting Policies

(a)	Cash

Cash comprises amount of cash on hand and demand deposits held in Canadian chartered banks, and other short-term highly liquid investments that are readily convertible to a known amount of cash and not subject to a significant risk of changes in value.

(b)	Revenue Recognition

The Company recognizes revenue in accordance with IFRS 15 – Revenue from Contracts with Customers (“IFRS 15”). Revenue is recorded at an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer.

The principles in IFRS 15 are applied using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligation in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract, and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue related to sales of goods is recognized based on the consideration specified in contracts with customers. The Company recognizes revenue at a point in time when it transfers control of the goods to the buyer. This is generally at the time the customer obtains legal title to the product and when it is physically transferred to the custody transfer point agreed with the customer. For goods ordered and paid for and subsequently picked up by or delivered to the customer, revenue is recorded as deferred revenue until legal title has been transferred to the customer.

The Company generates revenue from distributing a single private brand labeled additive (the “Midori Biosolutions additive”) which is produced and supplied by only one supplier (the “Supplier”). For revenue generated under the Distribution Agreement, the Company has a single performance obligation, with no variable considerations in its selling price. The Company acts as a principal. The Company holds inventory of the Midori Biosolutions additive. The sale price of the Midori Biosolutions additive is solely dictated by the Company. All of the performance obligations and rights of the sales contract the Company enters into are solely fulfilled by the Company.

Revenue is presented on a gross basis.

F-10

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

3.	Summary of Material Accounting Policies (continued)

(b)	Revenue Recognition (continued)

Deferred revenue

Deferred revenue comprises the value of sales of goods which had been charged to a customer when an order is placed, for which will be delivered in the future.

(c)	Financial Instruments

The Company classifies and measures financial instruments in accordance with IFRS 9 – Financial Instruments (“IFRS 9”). A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity. The Company recognizes financial assets and financial liabilities on the consolidated statements of financial position when it becomes a party to the financial instrument or derivative contract.

Classification

The Company classifies its financial assets and financial liabilities in the following measurement categories: (a) those to be measured subsequently at FVTPL; (b) those to be measured subsequently at fair value through other comprehensive income (“FVTOCI”); and (c) those to be measured at amortized cost. The classification of financial assets depends on the business model for managing the financial assets and the contractual terms of the cash flows. Financial liabilities are classified as those to be measured at amortized cost unless they are designated as those to be measured subsequently at FVTPL (irrevocable election at the time of recognition). For financial assets and financial liabilities measured at fair value, gains and losses are recorded in profit or loss.

The Company reclassifies financial assets when its business model for managing those assets changes. Financial liabilities are not reclassified.

Fair value through profit or loss

This category includes derivative instruments as well as quoted equity instruments which the Company has not irrevocably elected, at initial recognition or transition, to classify at FVTOCI. This category would also include debt instruments whose cash flow characteristics fail the solely principal and interest (“SPPI”) criterion or are not held within a business model whose objective is either to collect contractual cash flows, or to both collect contractual cash flows and sell. Financial assets in this category are recorded at fair value with changes recognized in the consolidated statements of loss and comprehensive loss.

Financial assets at fair value through other comprehensive income

Equity instruments that are not held-for-trading can be irrevocably designated to have their change in FVTOCI instead of through profit or loss. This election can be made on individual instruments and is not required to be made for the entire class of instruments. Attributable transaction costs are included in the carrying value of the instruments. Financial assets at FVTOCI are initially measured at fair value and changes therein are recognized in other comprehensive income (loss) (“OCI”). As at September 30, 2024 and 2023, the Company did not have any financial assets at FVTOCI.

Amortized cost

This category includes financial assets that are held within a business model with the objective to hold the financial assets in order to collect contractual cash flows that meet the SPPI criterion. Financial assets classified in this category are measured at amortized cost using the effective interest method.

The Company’s classification of financial assets and financial liabilities under IFRS 9 are summarized below:

Cash	Amortized cost
Short-term investments	Amortized cost
Accounts receivable (excluding sales tax recoverable)	Amortized cost
Accounts payable and accrued liabilities	Amortized cost
Subscription payable	Amortized cost

F-11

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

3.	Summary of Material Accounting Policies (continued)

(c)	Financial Instruments (continued)

Measurement

All financial instruments are required to be measured at fair value on initial recognition, plus, in the case of a financial asset or financial liability not at FVTPL, transaction costs that are directly attributable to the acquisition or issuance of the financial asset or financial liability. Transaction costs of financial assets and financial liabilities carried at FVTPL are expensed on the consolidated statements of loss and comprehensive loss. Financial assets and financial liabilities with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

Financial assets that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are on the principal outstanding are generally measured at amortized cost at the end of the subsequent accounting periods. All other financial assets including equity investments are measured at their fair values at the end of subsequent accounting periods, with any changes taken through the consolidated statements of loss and comprehensive loss (irrevocable election at the time of recognition). For financial liabilities measured subsequently at FVTPL, changes in fair value due to credit risk are recorded in OCI.

Expected credit loss impairment model

IFRS 9 introduced a single ECL impairment model, which is based on changes in credit quality since initial application. The adoption of the ECL impairment model had resulted in a provision of ECL recorded on the Company’s consolidated statements of loss and comprehensive loss. The Company assumes that the credit risk on a financial asset has increased significantly if it is more than 30 days past due. The Company considers a financial asset to be in default when the borrower is unlikely to pay its credit obligations to the Company in full or when the financial asset is more than 90 days past due.

The carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Company determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts.

Derecognition

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are generally recognized in the consolidated statements of loss and comprehensive loss.

The Company derecognizes financial liabilities only when its obligation under the financial liabilities is discharged, cancelled or expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid or payable, including any non-cash assets transferred or liabilities assumed, is recognized in the consolidated statements of loss and comprehensive loss.

(d)	Inventories

Inventories consisting of raw materials are stated at the lower of cost and NRV. Cost is determined using weighted average costs, and includes all costs incurred to deliver inventories to the Company’s warehouse including freight, non-refundable taxes, duty and other landing costs.

The Company periodically reviews its inventories and makes a provision as necessary to appropriately value goods that are obsolete, have quality issues, or are damaged. The amount of the provision is equal to the difference between the cost of the inventory and its NRV based upon assumptions about product quality, damages, future demand, selling prices, and market conditions. If changes in market conditions result in reductions in the estimated NRV of its inventories below its previous estimate, the Company would increase its reserve in the period in which it made such a determination.

(e)	Provision

A provision is recognized when the Company has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the obligation can be reliably estimated. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

F-12

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

3.	Summary of Material Accounting Policies (continued)

(e)	Provision (continued)

A provision for onerous contracts is recognized when the expected benefits to be derived by the Company from a contract are lower than the unavoidable cost of meeting its obligations under the contract.

As at September 30, 2024 and 2023, the Company had no material provisions.

(f)	Income Taxes

Income tax comprises current and deferred tax. Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity or OCI, in which case the income tax is also recognized directly in equity or OCI.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years. Current tax assets and current tax liabilities are only offset if a legally enforceable right exists to offset the amounts and the Company intends to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Deferred tax is recognized in respect of all qualifying temporary differences arising between the tax basis of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income tax is determined on a non-discounted basis using tax rates and laws that have been enacted or substantively enacted at the end of the reporting period and are expected to apply when the deferred tax asset or liability is settled. Deferred tax assets are recognized to the extent that it is probable that the assets can be recovered. Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset tax assets and liabilities and when the deferred tax balances relate to the same taxation authority.

Deferred tax assets are recognized to the extent future recovery is probable. At each reporting period end, deferred tax assets are reduced to the extent that it is no longer probable that sufficient taxable earnings will be available to allow all or part of the assets to be recovered.

(g)	Share Capital

Common shares, issued and to be issued, are classified as equity. Costs incurred in connection with the issuance of share capital are netted against the proceeds received. Costs related to the issuance of share capital and incurred prior to issuance are recorded as deferred share issuance costs and subsequently netted against proceeds when they are received.

(h)	Loss per Share

The basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The diluted loss per share reflects the potential dilution of common share equivalents, in the weighted average number of common shares outstanding during the period, if dilutive. The “treasury stock method” is used for the assumed proceeds upon the exercise of the options and warrants that are used to purchase common shares at the average market price during the period.

(i)	Share-Based Payments

The Company, from time to time, grants share options to directors, officers, and consultants. The fair value of share-based payments to employees is measured at grant date, using the Black-Scholes option pricing model (“Black-Scholes”), and is recognized over the vesting period for employees using the graded method. Fair value of share-based payments for non-employees is recognized and measured at the date the goods or services are received based on the fair value of the goods or services received. If it is determined that the fair value of goods and services received cannot be reliably measured, the share-based payment is measured at the fair value of the equity instruments issued using Black-Scholes.

For both employees and non-employees, the fair value of share-based payments is recognized as an expense with a corresponding increase in share-based payments reserve. The amount recognized as expense is adjusted to reflect the number of share options expected to vest. Consideration received on the exercise of stock options is recorded in share capital and the related share-based payment is transferred to share capital.

F-13

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

3.	Summary of Material Accounting Policies (continued)

(i)	Share-Based Payments (continued)

Where a grant of options is cancelled and settled during the vesting period, excluding forfeitures when vesting conditions are not satisfied, the Company immediately accounts for the cancellation as an acceleration of vesting and recognizes the amount that otherwise would have been recognized for services received over the remainder of the vesting period. Any payment made to the employee on the cancellation is accounted for as the repurchase of an equity interest, except to the extent the payment exceeds the fair value of the equity instrument granted, measured at the repurchase date. Any such excess is recognized as an expense. The amounts recorded in reserves for unexercised share options are transferred from share-based payments reserve to accumulated deficit upon their expiry or cancellation.

(j)	Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

(k)	Foreign Currency Translation

Transactions in foreign currencies are translated to the functional currency at a rate of exchange approximating the prevailing rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rate in effect at that date. Nonmonetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Realized and unrealized exchange gains and losses are recognized in the consolidated statements of loss and comprehensive loss.

The assets and liabilities of entities with a functional currency that differs from the presentation currency are translated to the presentation currency as follows:

●	Assets and liabilities are translated at the closing rate at the financial period;
●	Income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case, income and expenses are translated at the rate on the dates of the transactions);
●	Equity transactions are translated using the exchange rate at the date of the transaction; and
●	All resulting exchange differences are recognized as a separate component of equity as reserve for foreign exchange.

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future, and which in substance, is considered to form part of the net investment in the foreign operation, are recognized in accumulated other comprehensive income.

(l)	Adoption of New Accounting Policies

The Company adopted the following amendments, effective October 1, 2023. These changes were made in accordance with the applicable transitional provisions. The Company had assessed that there was no material impact upon the adoption of the amendments on its consolidated financial statements.

Amendments to IAS 1 Presentation of Financial Statements (“IAS 1”) and IFRS Practice Statement 2 Making Materiality Judgements

In February 2021, the IASB issued amendments to IAS 1 and IFRS Practice Statement 2 Making Materiality Judgements which were incorporated into Part I of the CPA Canada Handbook – Accounting by the Accounting Standards Board in June 2021. The amendments help entities provide accounting policy disclosures that are more useful to primary users of financial statements by:

●	Replacing the requirement to disclose “significant” accounting policies under IAS 1 with a requirement to disclose “material” accounting policies. Under this, an accounting policy would be material if, when considered together with other information included in an entity’s financial statements, it can reasonably be expected to influence decisions that primary users of general-purpose financial statements make on the basis of those financial statements; and
●	Providing guidance in IFRS Practice Statement 2 to explain and demonstrate the application of the four-step materiality process to accounting policy disclosures.

F-14

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

3.	Summary of Material Accounting Policies (continued)

(l)	Adoption of New Accounting Policies (continued)

Amendments to IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors (“IAS 8”)

In February 2021, the IASB issued Definition of Accounting Estimates, which amended IAS 8. The amendments clarify how companies should distinguish changes in accounting policies from changes in accounting estimates. That distinction is important because changes in accounting estimates are applied prospectively only to future transactions and other future events, but changes in accounting policies are generally also applied retrospectively to past transactions and other past events. The amendments to IAS 8 are effective for annual periods beginning on or after January 1, 2023.

Amendments to IFRS 7 – Financial Instruments: Disclosures (“IFRS 7”) and IAS 7 – Statements of Cash Flows (“IAS 7”)

In May 2023, the IASB issued disclosure-only amendments to IFRS 7 and IAS 7. The amendments require entities to disclose sufficient information necessary for users of financial statements to understand the effects of supplier finance arrangements on an entity’s liabilities and cash flows, as well as on its liquidity risk and risk management. The amendments to IFRS 7 and IAS 7 are effective for annual periods beginning on or after January 1, 2024. The Company early-adopted these amendments as permitted.

4.	Short-Term Investments

As at September 30, 2024, the Company had invested in certain guaranteed investment certificates (“GICs”) with maturity ranging between six months to one year valued at $1,000,000 (September 30, 2023 – $nil), which are measured at amortized cost. These short-term investments were held in order to collect contractual cash flows which are solely payments of principal and interest on the principal amount outstanding. During the year ended September 30, 2024, interest income of $15,386 was received on these short-term investments (2023 – $nil).

5.	Accounts Receivable

The Company’s accounts receivable balance comprises amounts in respect of trade receivables due from customers and Harmonized Sales Tax refunds.

	September 30, 2024	September 30, 2023
	$	$
Trade receivables	9,755	169,034
Sales tax recoverable	112,458	168,096
	122,213	337,130

During the year ended September 30, 2023, the Company assessed collectability of its accounts receivable balance, and recorded an allowance of ECL of $175,820 on amounts deemed uncollectible, comprised of an amount of $120,952 deemed uncollectible from certain customers, and $54,868 from an anticipated disallowance of sales tax refunds. Based on management’s assessment, no allowance of ECL was recorded in 2024.

6.	Inventories

The Company’s inventories comprise of raw materials recorded at the lower of cost and net realizable value. During the year ended September 30, 2024, inventories of $448,576 were expensed (2023 – $505,104).

7.	Accounts Payable and Accrued Liabilities

	September 30, 2024	September 30, 2023
	$	$
Trade payables	123,413	149,563
Accrued liabilities	117,067	158,115
	240,480	307,678

F-15

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

7.	Accounts Payable and Accrued Liabilities (continued)

Accounts payable and accrued liabilities of the Company are principally comprised of amounts outstanding for trade purchases incurred in the normal course of business.

8.	Subscription Payable

As at September 30, 2024 and 2023, the Company had a subscription payable balance of $58,847 due to an arm’s length party, from funds received from a previously proposed financing which did not close. Subsequent to year-end, the Company entered into a settlement agreement (the “Release and Settlement Agreement”) to settle the subscription payable balance with the arm’s length party (see Note 18 for more details).

9.	Share Capital

Authorized share capital

The Company is authorized to issue an unlimited number of common shares without par value.

Share capital transactions for the year ended September 30, 2023

There were no share capital transactions during the year ended September 30, 2023.

Share capital transactions for the year ended September 30, 2024

On April 26, 2024, the Company entered into a Release and Settlement Agreement to settle certain court actions commenced by a third-party against the Company. On May 14, 2024, the Company issued (i) 75,000 common shares in the capital of the Company at a deemed price of $0.50 per common share; and (ii) common share purchase warrants (each a “Warrant”) for the purchase of up to 75,000 common shares at an exercise price of $1.00 per Warrant for a period of 36 months from the date of issuance. The common shares and the Warrants were valued at $37,500 based on the most recent fair value of share on the day of issuance and $18,716 (see Note 11), respectively. As a result of the Release and Settlement Agreement, a legal settlement amount of $56,216 was recorded on the consolidated statements of loss and comprehensive loss.

On May 9, 2024, the Company closed a private placement (the “Private Placement”) of 2,400,000 common shares at a price of $0.50 per common share, for gross proceeds of $1,200,000. In connection with the Private Placement, the Company paid a success fee in cash in the amount of $36,000 and issued 72,000 common shares to a director of Midori Group, pursuant to an amended director service agreement.

On May 15, 2024, the Company issued 75,000 common shares to the Chief Financial Officer (“CFO”), as consideration for services provided. The Company also issued 200,000 common shares to a director, as compensation for providing services to the Board. These common shares were valued at $137,500 based on the subscription price of the Private Placement.

Shares to be issued

Pursuant to a consulting agreement between Midori-Bio and the third-party consultant, as the Company has not completed a listing of its securities on a recognized and publicly traded stock exchange in Canada or the United States (a “Listing Event”), within 24 months of December 28, 2021, the Company is required to issue 500,000 of the Company’s common shares to the consultant (see Note 17 for more details). As of September 30, 2024, these shares had not yet been issued. These shares were valued at $250,000 and recorded as stock-based compensation on the consolidated statements of loss and comprehensive loss.

Pursuant to a referral fee agreement between Midori-Bio and a third-party referrer, the Company was required to issue 300,000 of the Company’s common shares to the referrer. As of September 30, 2024, these shares had not yet been issued. These shares were valued at $150,000 and recorded as stock-based compensation on the consolidated statements of loss and comprehensive loss.

10.	Share-Based Payments Reserve

The Board of the Company approved a rolling stock option plan on January 21, 2022 (the “Option Plan”), which provides for a total of 10% of the issued and outstanding common shares available for issuance thereunder. The purpose of the Option Plan is to allow the Company to grant stock options to directors, officers, employees and consultants, as additional compensation, and as an opportunity to participate in the success of the Company. The granting of such options is intended to align the interests of such persons with that of the Company’s shareholders.

F-16

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

10.	Share-Based Payments Reserve (continued)

On January 21, 2022, the Company granted 1,000,000 stock options with an exercise price of $0.50 per share having an expiry date that is five years from the date of listing of the shares on a public stock exchange (the “Listing Date”) to a consultant of the Company. The stock options will vest in accordance with the following:

i.	125,000 Shares will vest and be exercisable on or after 12 months from the Listing Date;
ii.	125,000 additional Shares will vest and be exercisable on or after 24 months from the Listing Date; and
iii.	The remaining 750,000 will vest in tranches as follows:

●	100,000 will vest upon each $5,000,000 of gross sales generated by Midori, solely from sales to the clients set forth on Schedule 1 attached to the Advisory Board Agreement dated January 21, 2022, between the Company and the Option Holder which shall be updated from time to time on written agreement of the parties.

The options were valued using Black-Scholes with the following assumptions: expected volatility of 100% based on comparable companies, expected dividend yield of 0%, risk-free interest rate of 1.65% and an expected life of approximately 6.53 years. The grant date fair value attributable to these options was $101,153, of which stock-based compensation of $9,808 was recorded in relation to the vesting of the options during the year ended September 30, 2024, (2023 – $58,092).

The following table summarizes information of stock options outstanding and exercisable as at September 30, 2024:

Date of expiry	Number of options outstanding	Number of options exercisable	Exercise price	Weighted average remaining contractual life
	#	#	$	Years
July 31, 2028	1,000,000	-	0.50	3.84
	1,000,000	-	0.50	3.84

11.	Warrants Reserve

The following summarizes the warrants activity for the years ended September 30, 2024 and 2023:

	2024		2023
	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price
	#	$	#	$
Outstanding, beginning of year	14,504,240	0.13	14,504,240	0.13
Issued as legal settlement	75,000	1.00	-	-
Expiry of agent warrants	(504,240)	0.50	-	-
Outstanding, end of year	14,075,000	0.13	14,504,240	0.13

Warrant transactions for the year ended September 30, 2024

On December 21, 2023, 464,240 agent warrants (each an “Agent Warrant”) exercisable at $0.50 expired unexercised. On January 21, 2024, another 40,000 Agent Warrants exercisable at $0.50 also expired unexercised. An amount of $122,000, representing the grant date fair value of these Agent Warrants, was transferred to accumulated deficit upon the expiry.

On May 14, 2024, the Company issued 75,000 Warrants in connection with the Release and Settlement Agreement, as disclosed in Note 9. Each Warrant is exercisable at $1.00 to purchase one common share of the Company for a period of 36 months from the date of issuance. The grant date fair value of the Warrants issued was estimated to be $18,716 using Black-Scholes with the following assumptions: expected volatility of 100% based on comparable companies, expected dividend yield of 0%, risk-free interest rate of 4.13% and an expected life of three years. As a result of the Release and Settlement Agreement, a legal settlement amount of $56,216 was recorded on the consolidated statements of loss and comprehensive loss.

1.	Warrants extension

On June 12, 2024, the Company extended the maturity date of 9,000,000 Warrants exercisable at $0.05 originally set to expire on June 17, 2024, by one year, to June 17, 2025.

F-17

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

11.	Warrants Reserve (continued)

The following table summarizes information of warrants outstanding as at September 30, 2024:

Date of expiry	Number of warrants outstanding	Exercise price	Weighted average remaining life
	#	$	Years
36 months from Listing	5,000,000	0.25	0.27
June 17, 2025	9,000,000	0.05	0.71
May 14, 2027	75,000	1.00	2.62
	14,075,000	0.13	0.56

12.	Related Party Transactions

In accordance with IAS 24 – Related Party Disclosures, key management personnel, including companies controlled by them, are those persons having authority and responsibility for planning, directing and controlling the activities of the Company directly or indirectly, including any directors (executive and non-executive) of the Company. The remuneration of directors and key executives is determined by the compensation committee of the Board.

The remuneration of members of key management personnel during the years ended September 30, 2024 and 2023 were as follows:

	2024	2023
	$	$
Chief Executive Officer	327,445	365,040
President	289,425	325,020
Chief Financial Officer	56,500	-
Former Chief Financial Officer	75,330	121,662
	748,700	811,722

During the year ended September 30, 2024, the Chief Executive Officer (“CEO”) of the Company charged fees of $287,425 (2023 – $325,020) for consulting services, which are included in management and consulting fees. Accounting fees of $40,020 (2023 – $40,020), which are included in professional fees, were also charged by a company controlled by the CEO. As at September 30, 2024, no balance was owed to the CEO and the company controlled by him (September 30, 2023 – $nil).

During the year ended September 30, 2024, the President of the Company charged fees of $289,425 (2023 – $325,020) for consulting services, which are included in management and consulting fees. As at September 30, 2024, no balance was owed to the President of the Company (September 30, 2023 – $nil).

During the year ended September 30, 2024, the current CFO of the Company charged fees of $56,500 (2023 – $nil) for CFO services, which are included in management and consulting fees. As at September 30, 2024, no balance was owed to the CFO (September 30, 2023 – $nil).

During the year ended September 30, 2024, the Company’s former CFOs charged fees of $75,330 (2023 – $121,662) for CFO services, which are included in management and consulting fees. As at September 30, 2024, no balance was owed to the CFO (September 30, 2023 – $nil).

Other related party transactions

During the year ended September 30, 2024, a director of the Company charged fees of $30,000 (2023 – $25,000) for strategic advisory services, which are included in management and consulting fees. The Company also issued 200,000 common shares to the director, as compensation for providing services to the Board. These common shares, valued at $100,000, were included in stock-based compensation on the consolidated statements of loss and comprehensive loss.

In connection to the Private Placement, the same director was also paid a success fee in cash in the amount of $36,000 and issued 72,000 common shares.

F-18

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

12.	Related Party Transactions (continued)

Other related party transactions (continued)

During the year ended September 30, 2024, the Company issued 75,000 common shares to the CFO, as consideration for services provided. These common shares, valued at $37,500, were included in stock-based compensation on the consolidated statements of loss and comprehensive loss.

During the year ended September 30, 2023, the Company also paid consulting fees of $300,000 to 1440227 Ontario Inc., an entity affiliated by the CEO and President, for a bonus payment resulting from the conclusion of a reverse takeover which closed on January 6, 2022. The fees are included in management and consulting fees on the consolidated statements of loss and comprehensive loss.

13.	Income Taxes

The reconciliation of the Company’s combined Canadian federal and provincial statutory income tax rate of 26.5% (2023 – 26.5%) to the effective tax rate is as follows:

	Year ended September 30, 2024	Year ended September 30, 2023
	$	$
Net loss before income taxes	(2,025,173)	(2,195,748)
Combined statutory income tax rate	26.5%	26.5%
Expected income tax recovery at current rate	(536,671)	(581,873)
Increase (decrease) to the income tax expense resulting from:
Non-deductible for tax purposes	4,215	32,853
Share issuance cost booked directly to equity	(11,640)	-
Tax rate differences	(5,654)	(3,818)
Change in tax benefits not recognized	549,750	552,838
Income tax expense (recovery)	-	-

Deferred taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences:

	Year ended September 30, 2024	Year ended September 30, 2023
	$	$
Property, plant and equipment	5,361	3,380
Share issuance costs	204,806	255,480
Operating tax losses carried forward	6,878,182	4,724,620
	7,088,349	4,983,480

The Canadian operating tax loss carry forwards expire as noted in the table below.

Share issuance costs will be fully amortized in 2029.

The remaining deductible temporary differences may be carried forward indefinitely.

Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the group can utilize the benefits therefrom.

F-19

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

13.	Income Taxes (continued)

The Company’s Canadian operating tax losses expire as follows:

Year	$
2042	2,569,670
2043	2,207,120
2044	2,101,396
6,878,186

14.	Revenues

During the year ended September 30, 2023, the Company recorded revenues of $994,686 (2023 – $1,133,831). As at September 30, 2024, the Company had six customers located in China and Thailand, respectively, whose sales represented approximately 95% of total revenue for the year ended September 30, 2024 (2023 – three customers from China, the United States and Thailand, for approximately 94% of total revenue).

15.	Risk Management

The Company is exposed to various risks as it relates to financial instruments. Management, in conjunction with the Board, mitigates these risks by assessing, monitoring and approving the Company’s risk management process. There have not been any changes in the nature of these risks or the process of managing these risks from the previous reporting periods.

Credit risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash, short-term investments and accounts receivable (excluding sales tax receivable), which expose the Company to credit risk should the borrower default on the maturity of the instruments. Cash and short-term investments are held with reputable Canadian chartered banks, which is closely monitored by management. Management believes that the credit risk concentration with respect to financial instruments included in cash and short-term investments is minimal.

The Company’s second exposure to credit risk is on accounts receivable (excluding sales tax recoverable). At each reporting period, management assesses the credit risk of its receivables balance. The Company believes it has no significant short-or-long-term credit risk with respect to accounts receivable. Trade receivables have been collected throughout the year. While the Company anticipates full recovery of the majority of these amounts, which are due in less than one year, and as a result, it has not recorded any allowance for ECL for the year ended September 30, 2024 (2023 – allowance for ECL of $175,820).

Liquidity risk

Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due. The Company’s liquidity and operating results may be adversely affected if the Company’s access to the capital market is hindered, whether as a result of a downturn in stock market conditions generally or related to matters specific to the Company.

The Company generates cash flow primarily from its financing activities. The Company endeavors to have sufficient cash on demand to meet expected operational expenses, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot be reasonably predicted. As at September 30, 2024, the Company had total cash of $434,348 (September 30, 2023 – $1,537,183), to settle current liabilities of $299,327 (September 30, 2023 – $366,525).

The following table summarizes the carrying amount and the contractual maturities of both the interest and principal portion of significant financial liabilities as at September 30, 2024:

	Carrying amount	Year 1	Year 2 to 3	Year 4 to 5
	$	$	$	$
Accounts payable and accrued liabilities	240,480	240,480	-	-
Subscription payable	58,847	58,847	-	-

F-20

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

15.	Risk Management (continued)

Liquidity risk (continued)

The Company manages liquidity risk by maintaining adequate cash reserves and by continuously monitoring forecasts and actual cash flows for a rolling period of 12 months to identify financial requirements. Where insufficient liquidity may exist, the Company may pursue various debt and equity instruments for short or long-term financing of its operations.

Management believes there will be sufficient capital to meet short-term business obligations, after taking into account cash flow requirements from operations and the Company’s cash position as at September 30, 2024.

Market risk

Market risk is the risk that the fair value of, or future cash flows from, the Company’s financial instruments will significantly fluctuate due to changes in market prices. The value of financial instruments can be affected by changes in interest rates, foreign exchange rates, and equity and commodity prices. Management believes that the exposure to market risk is minimal.

Interest rate risk

The Company is exposed to interest rate risk on the variable rate of interest earned on bank deposits. The interest rate risk on bank deposits is insignificant as the deposits are short term.

Foreign currency risk

Foreign exchange risk is the risk that the Company will be subject to foreign currency fluctuations in satisfying obligations related to its foreign activities. The Company generates revenues from the U.S., and may have, from time to time, transactions denominated in foreign currencies. The Company’s primary exposure to foreign exchange risk is that transactions denominated in foreign currency may expose the Company to the risk of exchange rate fluctuations. The Company does not hedge its exposure to fluctuations in foreign exchange rates. Management monitors closely the movement of foreign exchange between CAD and USD and may periodically purchase USD when the rate of CAD appreciates versus USD.

Fair value

Fair value estimates of financial instruments are made at a specific point in time based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The Company’s financial instruments consist of cash, short-term investments, accounts receivable (excluding sales tax receivable), accounts payable and accrued liabilities and subscription payable. The fair value of these financial instruments is approximately equal to their carrying value due to their short-term nature.

The Company classifies fair value measurements using a fair value hierarchy that reflects the significance of the inputs used in making the measurements.

The fair value hierarchy has the following levels:

●	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities.
●	Level 2 – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and
●	Level 3 – Inputs for the asset or liability that are not based on observable market data (unobservable inputs).

As at September 30, 2024 and 2023, the Company did not have any financial instruments which were carried at fair value.

F-21

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

16.	Capital Management

The Company manages its capital structure and adjusts it, based on the funds available to the Company, in order to support the development of its planned business activities. The Board of the Company does not establish quantitative return on capital criteria for management, but rather relies on the expertise of management to sustain future development of the business. In order to carry out the planned business activities and pay for administrative costs, the Company will spend its existing working capital and raise additional funds as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes to the Company’s approach for managing capital during the years ended September 30, 2024 and 2023.

The Company considers its capital to be shareholders’ equity, which is comprised of share capital, shares to be issued, share-based payments reserve, warrants reserve, accumulated other comprehensive income and accumulated deficit. As at September 30, 2024, the Company’s capital consisted of a balance of $1,613,109 (September 30, 2023 – $1,868,762).

The Company’s primary objective with respect to its capital management is to ensure that it has sufficient cash resources for its operations. To secure the additional capital necessary to pursue its business plan, the Company may attempt to raise additional funds through the issuance of equity or by securing strategic partners. The Company monitors capital on the basis of maintaining sufficient cash flow to comply with financial obligations. There have been no changes to the Company’s approach to capital management since the last reporting period.

The Company is not subject to externally imposed capital requirements.

17.	Commitments

Distributor Agreement

On January 25, 2021, the Company entered into a Distributor Agreement (the “Distributor Agreement”) with the Supplier which owns the rights in and is engaged in the business of manufacturing, marketing, selling, and distributing certain organic additives, which when added to certain plastic resins, can render plastics biodegradable.

Pursuant to the Distributor Agreement, the Company agreed to purchase certain products of the Supplier as set forth in the Distributor Agreement (the “Products”) and to resell the Products to certain clients as set forth in the Distributor Agreement (the “Customers”). The Company must also obtain written authorization from the Supplier prior to making any solicitation to any Customers that are not set forth in the Distributor Agreement. Additional Customers may be added under the Distributor Agreement upon the written agreement of both parties. Customers are limited by certain territories as set forth in the Distributor Agreement (the “Exclusions”) and the Company will not directly or indirectly promote or market the Products in a manner that conflicts with the Exclusions.

Pursuant to the Distributor Agreement, the Company agreed to purchase, mark, and resell the Supplier’s ingredients (comprised of the Company’s purchases from the Supplier) representing a total volume (referred to together as the “Target Volume”) for each year at minimum of:

●	1,000 kilograms in the first year by January 25, 2022 (met)
●	2,000 kilograms in the second year by January 25, 2023 (met)
●	4,000 kilograms in the third year by January 25, 2024 (met)
●	6,000 kilograms in the fourth year by January 25, 2025
●	8,000 kilograms in the fifth year by January 25, 2026

In the event that the Company fails to meet the Target Volume in a given year, the Company will have 30 days from the date of notification from the Supplier of such failure to cure the failure, and if not rectified in 30 days, the Supplier will have the unilateral right to amend the Distributor Agreement to remove the exclusivity applicable to the Customers or terminate the Agreement. The Company will have the option, at the Supplier’s discretion, to purchase the remaining quantity of Products at the end of each year to reach the Target Volume to continue the Distributor Agreement without amendments. The initial prices at which the Company purchases the Products from the Supplier is set forth in the Distributor Agreement. The Company agreed to resell the Products to Customers at prices as it may determine in its discretion. The difference between the payment received by the Company and the initial pricing provided by the Supplier if referred to as the “Profit Margin.” Any changes to pricing will occur upon not less than 30 days written notice by the Supplier to Midori-Bio.

F-22

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

17.	Commitments (continued)

Distributor Agreement (continued)

The term of the Distributor Agreement is for five years until terminated by either party as provided in the Distributor Agreement, and will renew automatically for an additional five years at the end of each term, however, each party will have the right to opt out of such renewals by providing written notice to the other party at least nine months prior to the expiration of the current term. In the event that the Distributor Agreement is not renewed at the election of the Supplier, the Company will continue to earn the Profit Margin actually collected by the Supplier for all Product sales to Customers at the time of such non-renewal for two years following such non-renewal. The Distributor Agreement may be terminated by either party as follows: (i) immediately upon written notice to the other party in the event such other party is in breach of the material terms, covenants or conditions of the Distributor Agreement and such breach is not cured within 30 days written notice of such breach or (ii) immediately upon written notice to the other party of “Cause,” as such term is defined in the Distributor Agreement.

Pursuant to the Distributor Agreement, the Company agreed to indemnify the Supplier against any and all claims, demand, losses and suits, including reasonable attorney’s fees, resulting from any act or omission by the Company or its agents, employees, officers and directors arising from or related in any way to the Company’s activities in the course of performance and services under the Distributor Agreement or the Company’s breach of any provision of the Distributor Agreement. The Distributor Agreement contains confidentiality, non-competition, non-solicitation, and on-circumvention terms typically included in such agreements.

In the event that the Company sends the Supplier a referral (the “Referral”) and (i) the Company does not actively manage the pre and post-sales activities with the Referral, and (ii) within six months of the initial Referral, begins purchasing products from the Supplier, then the Supplier will pay to the Company an amount equal to 2% of all net sales derived from the sale of such products to the Referral within the 24-month period following the initial sale of such Referrals. Amounts payable to the Company shall be subject to a charge-back or credit in favor of the Supplier for any amount previously paid to the Company with respect to revenues that are refunded to Referrals or to the extent additional costs or expenses are incurred by the Supplier relating to such sales following payment to the Company.

Consulting Agreement with CEO of Midori Group

On January 11, 2021, Midori Group entered into a consulting agreement with a company owned and controlled by the CEO of the Company for an initial term of 10 years. The Company agreed to compensate the consultant as follows: (i) a fee at a rate of $27,085 per month commencing August 1, 2021 (amended to $22,000 per month on March 27, 2024); and (ii) in the event that the Company or an entity that acquires all of the issued and outstanding securities of the Company (“Parentco”), completes the Listing Event, the Company or Parentco shall award the consultant 1,000,000 restricted stock units (“RSUs”) concurrently with a Listing Event pursuant to the terms of a RSU Plan to be adopted by the Company or Parentco.

The Company may terminate the consulting agreement upon providing the consultant with 36 months’ notice in writing; provided the Company may provide the consultant with 36 months’ pay in lieu of notice including the ten percent of the annual net profit of the Company calculated and payable within 90 days of each fiscal year-end over the 36-month termination period.

Consulting Agreements with President of Midori Group

On January 11, 2021, Midori Group entered into a consulting agreement with a company owned and controlled by the President of the Company for an initial term of 10 years. The Company agreed to compensate the consultant as follows: (i) a fee at a rate of $27,085 per month commencing August 1, 2021 (amended to $22,000 per month on March 27, 2024); and (ii) in the event that the Company or an entity that acquires all of the issued and outstanding securities of Parentco, completes a Listing Event, the Company or Parentco shall award the consultant 1,000,000 RSUs concurrently with a Listing Event pursuant to the terms of a RSU Plan to be adopted by the Company or Parentco. The Company may terminate the consulting agreement upon providing the consultant with 36 months’ notice in writing; provided the Company may provide the consultant with 36 months’ pay in lieu of notice including the ten percent of the annual net profit of the Company calculated and payable within 90 days of each fiscal year-end over the 36-month termination period.

F-23

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

17.	Commitments (continued)

2.	Consulting Agreement with VP of Business Development

On October 22, 2021, the Company entered into a consulting agreement with its VP of Business Development agreeing to act as a consultant to the Company. The term of the consulting agreement is for an initial term of six months, unless terminated earlier in accordance with the agreement, and the parties may mutually agree to renew the consulting agreement in writing for successive one-year terms following the expiration of the initial term. The consultant agreed to serve as the Vice President of Business Development and Communication for the Company and to provide the Company with certain services with a minimum weekly commitment of 20 hours.

As compensation under the consulting agreement, the Company agreed to compensate the consultant as follows: (i) a monthly fee of $10,000 (amended to $5,000 per month effective January 1, 2023 with a commission percentage of 5% of net profit for any account that the VP of Business Development was involved in); (ii) allowing the consultant to use the tile “VP of Business Development and Communication”; (iii) upon Listing, the Company will award 250,000 shares of its RSUs, pursuant to the Company’s planned equity compensation plan (the “Plan”) to vest over 16 months as set forth in the agreement; (iv) upon Listing, the Company will grant 500,000 stock options to the consultant at the listing price under the Plan with 12,500 options becoming exercisable for every $500,000 in gross profits generated and collected by the Company that are introduced and into an ongoing contract with the Company solely as a result of the consultant’s efforts; and (v) the consultant will be paid a commission of 5% of the net profits from any clients that are introduced and enter into an ongoing contract with the Company solely as a result of the consultant’s efforts (this commission payment will cease 90 days after the termination of the consulting agreement).

The consulting agreement can be terminated by either party at any time for any reason by giving no less than 30 days prior written notice to the other party. Other than the commission payment noted above, there are no payment provisions associated with the termination of this the consulting agreement.

3.	Consulting Agreement with TR Global, LLC

On January 13, 2022, Midori-Bio entered into a consulting agreement with the Company, Midori-Bio’s parent company, and TR Global, LLC (“TR Global”), the Principle of TR Global agreeing to act as a consultant to Midori-Bio. The term of the consulting agreement is for an initial term of three years, unless terminated earlier in accordance with the agreement, and the parties may mutually agree to renew the consulting agreement in writing for successive one-year terms following the expiration of the initial term. The consultant agreed to provide Midori-Bio with the certain services with a minimum weekly commitment of 35 hours.

As compensation under the consulting agreement, Midori-Bio agreed to compensate the consultant as follows: (i) the Company agreed to issue 600,000 of its common shares to the consultant (issued) (ii) a monthly fee of USD $12,000 and (iii) one time fees equal to $50,000 (a) if a threshold of $500,000 gross sales achieved by Midori-Bio in 2022, (b) if a threshold of $2,000,000 gross sales achieved by Midori-Bio in 2023 and (c) if a threshold of $3,000,000 gross sales achieved by Midori-Bio in 2024. The consulting agreement may be terminated by either party at any time in the event of a material breach by the other party under the agreement. There is no payment provision associated with the termination of this the consulting agreement.

4.	Consulting Agreement with Hotspex International Marketing Inc.

On December 23, 2021, Midori-Bio and the Company entered into a consulting agreement with Hotspex International Marketing Inc. (“HIM”), pursuant to which Midori-Bio engaged HIM to act as a consultant to assist Midori-Bio with respect to business development. The term of the consulting agreement is for an initial term of two years and can be renewed in writing for successive one-year terms. As compensation under the consulting agreement, Midori-Bio agreed to compensate HIM as follows (i) options to purchase 200,000 of the Company’s common shares pursuant to the Option Plan upon the listing of the Company on a public stock exchange and (ii) commission equal to 30% of the Midori-Bio’s net profits generated from sales during the first year of the term of the contract between Midori-Bio and a client listed on the consulting agreement (“Consulting Net Profits”). The Consulting Net Profits will decrease to 15% after each such client’s first year contract with Midori-Bio. In addition, if the consulting agreement is not renewed for any renewal term at the option of Midori-Bio, HIM will continue to receive the trailing payments of 15%, then 7.5%, and finally 3.5% for the time periods as set forth in the consulting agreement until the earlier of, the expiration of the applicable client term with Midori-Bio or the ninth anniversary of the date of the termination of the consulting agreement.

F-24

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

17.	Commitments (continued)

5.	Consulting Agreement with Hotspex International Marketing Inc. (continued)

The consulting agreement can be terminated (i) by either party in the event of a breach by the other party of a material covenant, commitment or obligation under the consulting agreement that remains uncured after 30 days following written notice thereof (ii) by either party upon written notice to the other party if the other party becomes or is declared insolvent or bankrupt, is the subject of a voluntary or involuntary bankruptcy or other proceeding related to its liquidation or solvency, which proceeding is not dismissed within 90 calendar days after its filing, ceases to do business in the normal course or makes an assignment for the benefit of creditors or (iii) by Midori-Bio by giving 30 days advance written notice to HIM if HIM fails to generate $500,000 of gross sales in any 12 month period.

6.	Consulting Agreement with Mr. Vasek Pospisil

On December 28, 2021, Midori-Bio and the Company entered into a consulting agreement with Mr. Vasek Pospisil, pursuant to which Midori-Bio engaged Mr. Pospisil to act as a consultant to assist Midori-Bio in the position of Manager of Business Development and Communication. The initial term of the consulting agreement is for one year and can be renewed by the parties in writing for successive one-year terms. As compensation under the consulting agreement, Midori-Bio agreed to pay Mr. Pospisil as follows: (i) 20% of the Company’s net profits, calculated on the first $10,000,000 of the Midori-Bio’s gross sales which are attributed to clients pre-approved in writing by Midori-Bio that contract with Midori-Bio solely as a result of Mr. Pospisil’s efforts (ii) 10% of Midori-Bio net profits calculated on all gross sales of Midori-Bio thereafter attributed to the clients that contract with Midori-Bio solely as a result of Mr. Pospisil’s efforts and (iii) options to purchase 500,000 of the Company’s common shares pursuant to the Option Plan in connection with the Listing Event to vest in increments as set forth in the consulting agreement. If the Listing Event does not occur within 24 months of December 28, 2021, the Company will not be required to grant the stock options and instead will issue 500,000 of the Company’s common shares to Mr. Pospisil. As of September 30, 2024, these shares had been recorded as stock-based compensation, and they were issued subsequent to year-end (see Note 18).

The consulting agreement can be terminated (i) by Midori-Bio at any time without notice or pay in lieu of notice for “Just Cause” as such term is defined in the consulting agreement or (ii) by Mr. Pospisil by giving four weeks written notice of his intention to resign. In addition, if the consulting agreement is not renewed at the option of Midori-Bio for a reason other than Just Cause, Mr. Pospisil will continue to receive the compensation set forth in the consulting agreement for a period of five years.

7.	Consulting Agreement with Mr. Stephen Arbib

On April 29, 2022, Midori-Bio and the Company entered into a consulting agreement with Mr. Stephen Arbib, pursuant to which, Midori-Bio engaged Mr. Arbib as a consultant to provide consulting services in the position of Business Development Adviser. The initial term of the consulting agreement is for one year and can be renewed by the parties in writing for successive one-year terms. As compensation under the consulting agreement, the Company agreed to (i) pay Mr. Arbib 15% of the Midori-Bio’s net profits, calculated on the first $10,000,000 of Midori-Bio’s gross sales which are attributed to clients pre-approved in writing by Midori-Bio that contract with Midori-Bio solely as a result of Mr. Arbib’s efforts and 10% thereafter attributed to any clients that contract with Midori-Bio solely as a result of Mr. Arbib’s efforts (Mr. Arbib can elect to receive payment in cash or stock, and if stock is selected it will be paid based on a 20 day volume-weighted average price of the Company’s common shares) and (ii) options to purchase 500,000 of the Company’s common shares pursuant to the Option Plan in connection with the Listing Event and Mr. Arbib delivering $500,000 of annual revenue to Midori-Bio (the “Trigger Date”), to vest in increments as set forth in the consulting agreement. If the Listing Event does not occur within 24 months of the Trigger Date, the Company will not be required to grant these stock options and instead will issue 500,000 of its common shares to Mr. Arbib.

The consulting agreement can be terminated (i) by Midori-Bio at any time without notice or pay in lieu of notice for “Just Cause” as such term is defined in the consulting agreement or (ii) by Mr. Arbib by giving four weeks written notice of his intention to resign. If the consulting agreement is not renewed at the option of Midori-Bio for a reason other than Just Cause, Mr. Arbib will continue to receive the compensation set forth in the consulting agreement for a period of four years.

F-25

Midori Group Inc.

Notes to the Consolidated Financial Statements

For the Years ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

18.	Subsequent Events

On December 12, 2024 (the “Effective Date”), the Company entered into the Release and Settlement Agreement with the arm’s length party and agreed to deliver the following:

a.	Repay the subscription payable balance plus 3% interest compounded annually for a sum total of $64,687 within five business days following the Effective Date; and
b.	Within 20 business days following the Effective Date, Midori-Bio shall deliver 2,937,334 Warrants of Midori Group with each such Warrant being exercisable into one common share of Midori Group at an exercise price of $0.05 for a period of 24 months from the date of delivery of the Warrants. The expiry date of the Warrants will be subject to acceleration at the sole discretion of Midori-Bio in the event of a Change of Control (as such term is defined in the warrant certificate) or in the event that Midori’s shares are approved for listing on a public stock exchange. These Warrants were issued to the arm’s length party on January 10, 2025.

On January 1, 2025, the Company granted 1,200,000 stock options to an officer. The options are exercisable at a price of $0.50 per common share for a period of five years. 200,000 options will vest every six months commencing on June 1, 2025, for a period of 36 months up to January 1, 2028.

On January 10, 2025, the Company issued 200,000 common shares to TR Global as consideration for service provided. Issuance of shares has been recorded as share based compensation in Midori’s income statement.

On January 10, 2025, the Company also issued 500,000 common shares to Mr. Pospisil pursuant to the terms of his consulting agreement with Midori Group, as the Listing Event does not occur within 24 months of December 28, 2021. Issuance of shares has been recorded as share based compensation in Midori’s income statement.

F-26

Midori Group Inc.

Unaudited Condensed Interim Consolidated Financial Statements

For the Three and Six Months ended March 31, 2025 and 2024

(Expressed in Canadian Dollars)

F-27

Midori Group Inc.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in Canadian dollars)

	As at March 31, 2025	As at March 31, 2024
	$	$
Assets
Current Assets
Cash	44,390	434,348
Short-term investments (Note 4)	769,696	1,015,386
Accounts receivable (Note 5)	56,312	122,213
Prepaid expenses	87,388	73,524
Inventories (Note 6)	189,071	266,382
Total Current Assets	1,146,857	1,911,853
Equipment	-	583
Total Assets	1,146,857	1,912,436

Liabilities
Current Liabilities
Accounts payable and accrued liabilities (Notes 7 and 12)	132,955	240,480
Subscription payable (Note 8)	-	58,847
Total Liabilities	132,955	299,327

Shareholders’ Equity
Share capital (Note 9)	12,607,564	12,107,564
Shares to be issued (Note 9)	-	400,000
Share-based payments reserve (Note 10)	157,207	67,900
Warrant reserve (Note 11)	7,331,572	5,990,716
Accumulated other comprehensive income	44,501	9,106
Accumulated deficit	(19,126,942)	(16,962,177)
Total Shareholders’ Equity	1,013,902	1,613,109
Total Liabilities and Shareholders’ Equity	1,146,857	1,912,436

Nature of operations and going concern (Note 1)
Commitments (Note 16)
Subsequent events (Note 17)

Approved on behalf of the Board of Directors:

“Ken Lyons”
Ken Lyons, Director

“Christina Dykun”
Christina Dykun, Director

The accompany notes are an integral part of these unaudited condensed interim consolidated financial statements

F-28

Midori Group Inc.

Unaudited Condensed Interim Consolidated Statements of Loss and Comprehensive Loss

For the Three and Six Months ended March 31, 2025 and 2024

(Expressed in Canadian dollars)

	Three Months ended		Six Months ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
	$	$	$	$
Revenues (Note 13)	21,601	323,091	402,926	361,560
Cost of sales (Note 6)	(8,935)	(164,769)	(189,941)	(177,311)
Gross Profit	12,666	158,322	212,985	184,249

Expenses
Management and consulting fees (Note 12)	246,868	265,579	484,054	586,684
Stock-based compensation (Notes 9 and 10)	186,842	258,568	189,307	267,230
Professional fees (Note 12)	69,726	235,493	155,923	303,043
Marketing	8,427	12,067	73,392	20,663
Office and general	31,226	30,385	58,257	37,533
Travel	21,741	5,606	28,499	25,687
Commissions	10,721	9,966	21,054	20,035
Storage	2,859	2,210	4,374	5,625
Research and development	24	18,647	1,841	25,474
Depreciation	174	494	929	992
Total Expenses	(578,608)	(839,015)	(1,017,630)	(1,292,966)
Operating Loss	(565,942)	(680,693)	(804,645)	(1,108,717)

Other Income (Expenses)
Interest expense (Note 8)	-	-	(5,839)	-
Legal settlement (Notes 8 and 11)	(1,340,856)	-	(1,340,856)	-
Foreign exchange (loss) gain	(4,653)	3,208	(13,425)	4,555
Net Loss	(1,911,451)	(677,485)	(2,164,765)	(1,104,162)

Other Comprehensive Loss
Exchange gain (loss) on translation of foreign operations	(4,778)	(1,325)	35,395	(5,771)
Comprehensive Loss	(1,916,229)	(678,810)	(2,129,370)	(1,109,933)
Weighted-average number of outstanding shares – basic and diluted	48,390,722	44,646,500	48,005,313	44,646,500
Net Loss per Share – basic and diluted	(0.04)	(0.02)	(0.05)	(0.02)

The accompany notes are an integral part of these unaudited condensed interim consolidated financial statements

F-29

Midori Group Inc.

Unaudited Condensed Interim Consolidated Statements of Changes in Shareholders’ Equity

For the Six Months ended March 31, 2025 and 2024

(Expressed in Canadian dollars)

The accompany notes are an integral part of these unaudited condensed interim consolidated financial statements

F-30

Midori Group Inc.

Unaudited Condensed Interim Consolidated Statements of Cash Flows

For the Three and Six Months ended March 31, 2025 and 2024

(Expressed in Canadian dollars)

	Three Months ended		Six Months ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
	$	$	$	$
Operating Activities
Net loss for the period	(1,911,451)	(677,485)	(2,164,765)	(1,104,162)
Items not affecting cash:
Depreciation	168	494	929	992
Stock-based compensation (Notes 9 and 10)	186,842	258,568	189,307	267,230
Legal settlement paid in warrants (Notes 8 and 11)	1,340,856	-	1,340,856	-
Other expenses (income)	-	148	(330)	(28,470)
	(383,585)	(418,275)	(634,003)	(864,410)
Change in working capital items:
Accounts receivable	267,221	(189,115)	72,713	(57,573)
Income tax recoverable	-	(90)	-	(8)
Prepaid expenses	(22,027)	(64,124)	(9,843)	(57,841)
Inventories	(1,554)	146,373	93,175	(50,029)
Accounts payable and accrued liabilities	(12,150)	(132,850)	(111,327)	(95,338)
Share subscription payable	-	-	(58,848)	-
Cash Flows (used in) Operating Activities	(152,095)	(658,081)	(648,133)	(1,125,199)

Investing Activities
Redemptions of short-term investments (Note 4)	-	-	245,690	-
Cash Flows provided by Investing Activities	-	-	245,690	-

Decrease in cash	(152,095)	(658,081)	(402,443)	(1,125,199)
Effect of foreign exchange on cash	(4,778)	(1,325)	12,485	(5,771)
Cash, beginning of period	201,263	1,065,619	434,348	1,537,183
Cash, end of period	44,390	406,213	44,390	406,213

Supplemental Information
Interest paid (Note 8)	-	-	5,839	-

The accompany notes are an integral part of these unaudited condensed interim consolidated financial statements

F-31

1. Nature of Operations and Going Concern

Midori Group Inc. (“Midori Group” or the “Company”) was originally incorporated as 1284670 B.C. Ltd. in British Columbia, Canada under the British Columbia Business Corporations Act on January 19, 2021, and was renamed to Midori Group Inc. on June 29, 2022. Its wholly-owned operating subsidiary, Midori-Bio Inc. (“Midori-Bio”), was incorporated in Ontario, Canada under the Canada Business Corporations Act on January 6, 2021.

The Company’s head office is located at 5 Hazelton Avenue Suite 400, Toronto, Ontario, M5R 2E1, Canada. The registered and records office of the Company is located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, Canada.

The unaudited condensed interim consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. The application of the going concern basis is dependent upon the Company achieving profitable operations to generate sufficient cash flows to fund continuing operations, or, in the absence of adequate cash flows from operations, obtaining additional financing to support operations for the foreseeable future. During the six months ended March 31, 2025, the Company incurred a net loss of $2,164,765 (2024 – net loss of $1,104,162), and as of that date, the Company’s accumulated deficit was $19,126,942 (September 30, 2024 – accumulated deficit of $16,962,177). It is not possible to predict whether financing efforts will continue to be successful in the future or if the Company will attain profitable levels of operations. These conditions represent material uncertainties which cast substantial doubt on the Company’s ability to continue as a going concern.

These unaudited condensed interim consolidated financial statements do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and liquidate its liabilities and commitments in other than the normal course of business and at amounts different from those in the accompanying consolidated financial statements. Such adjustments could be material.

2.	Basis of Preparation

(a)	Statement of Compliance

These unaudited condensed interim consolidated financial statements, including comparatives, have been prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board (“IASB”), and IFRIC® Interpretations of the IFRS Interpretations Committee. These unaudited condensed interim consolidated financial statements have been prepared in accordance with International Accounting Standards 34 – Interim Financial Reporting (“IAS 34”). These unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes for the years ended September 30, 2024 and 2023 (the “2024 Financials”).

These unaudited condensed interim consolidated financial statements were reviewed and approved by the Chief Financial Officer of the Company on August 18, 2025.

(b)	Basis of Presentation

These unaudited condensed interim consolidated financial statements have been prepared in accordance with IFRS® Accounting Standards, on a historical cost basis, except for financial instruments which are measured at fair value. In addition, these unaudited condensed interim consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

(c)	Basis of Consolidation

These unaudited condensed interim consolidated financial statements include the accounts of the Company and Midori-Bio, and include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiary after eliminating inter-entity balances and transactions.

(d)	Functional Currency

The functional and presentation currency of the Company is the Canadian dollar (“$” or “CAD”), and the functional currency for its subsidiary is the United States dollar (“USD”). The functional currency is the currency of the primary economic environment in which the Company operates.

F-32

2.	Basis of Preparation (continued)

(e)	Significant Accounting Judgments and Estimates

The preparation of these unaudited condensed interim consolidated financial statements in conformity with IFRS® Accounting Standards requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, revenue, and expenses. These are consistent with those disclosed in Note 2(e) of the 2024 Financials, unless otherwise noted.

3.	Summary of Material Accounting Policies

The accounting policies applied by the Company in these unaudited condensed interim consolidated financial statements are the same as those disclosed in Note 3 of the 2024 Financials, unless otherwise noted.

4.	Short-Term Investments

As at March 31, 2025, the Company had invested in certain guaranteed investment certificates (“GICs”) with maturity ranging between six months to one year valued at $769,696 (September 30, 2024 – $1,015,386), which are measured at amortized cost. These short-term investments were held in order to collect contractual cash flows which are solely payments of principal and interest on the principal amount outstanding.

5.	Accounts Receivable

The Company’s accounts receivable balance comprises amounts in respect of trade receivables due from customers and Harmonized Sales Tax refunds.

	March 31, 2025	September 30, 2024
	$	$
Trade receivables	12,357	9,755
Sales tax recoverable	43,955	112,458
	56,312	122,213

6.	Inventories

The Company’s inventories comprise of raw materials recorded at the lower of cost and net realizable value. During the three and six months ended March 31, 2025, inventories of $8,935 and $189,941, respectively, were expensed (2024 – $164,769 and $177,311, respectively).

7.	Accounts Payable and Accrued Liabilities
	March 31, 2025	September 30, 2024
	$	$
Trade payables	93,790	123,413
Accrued liabilities	39,165	117,067
	132,955	240,480

Accounts payable and accrued liabilities of the Company are principally comprised of amounts outstanding for trade purchases incurred in the normal course of business.

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8.	Subscription Payable

As at September 30, 2024, the Company had a subscription payable balance of $58,847 due to an arm’s length party, from funds received from a previously proposed financing which did not close.

On December 12, 2024 (the “Effective Date”), the Company entered into a settlement agreement (the “Release and Settlement Agreement”) with the arm’s length party and agreed to deliver the following:

a.	Repay the subscription payable balance plus 3% interest compounded annually, for a sum total of $64,687 (including interest expense of $5,839) within five business days following the Effective Date (paid); and
b.	Within 20 business days following the Effective Date, the Company shall deliver 2,937,334 warrants (each a “Settlement Warrant”) of Midori Group with each such Warrant being exercisable into one common share of Midori Group at an exercise price of $0.05 for a period of 24 months from the date of delivery of the Settlement Warrants. The expiry date of the Settlement Warrants will be subject to acceleration at the sole discretion of the Company in the event of a Change of Control (as such term is defined in the warrant certificate) or in the event that Midori’s shares are approved for listing on a public stock exchange. These Settlement Warrants were issued to the arm’s length party on January 10, 2025 (see Note 11 for more details).

9.	Share Capital

Authorized share capital

The Company is authorized to issue an unlimited number of common shares without par value.

Share capital transactions for the six months ended March 31, 2025

On January 10, 2025, the Company issued 200,000 common shares to a third-party consultant as consideration for service provided (see Note 16). These common shares were valued at $100,000 and recorded as stock-based compensation on the condensed interim consolidated statements of loss and comprehensive loss.

Shares to be issued

Pursuant to a referral fee agreement between Midori-Bio and a third-party referrer, the Company was required to issue 300,000 of its common shares to the referrer. As of September 30, 2024, these shares, valued at $150,000, had not yet been issued and were classified as shares to be issued on the consolidated statements of financial position. On November 12, 2024, the Company issued 300,000 common shares to the third-party referrer. Upon issuance of these shares, the amount of $150,000 was transferred to share capital.

Pursuant to a consulting agreement between Midori-Bio and another third-party consultant, as the Company has not completed a listing of its securities on a recognized and publicly traded stock exchange in Canada or the United States (a “Listing Event”), within 24 months of December 28, 2021, the Company is required to issue 500,000 common shares to the consultant (see Note 16 for more details). As of September 30, 2024, these shares, valued at $250,000, had not yet been issued and were classified as shares to be issued on the consolidated statements of financial position. On January 10, 2025, the Company issued these common shares valued at $250,000 to the third-party consultant. Upon issuance of these shares, the amount of $250,000 was transferred to share capital.

10.	Share-Based Payments Reserve

The Board of the Company approved a rolling stock option plan on January 21, 2022 (the “Option Plan”), which provides for a total of 10% of the issued and outstanding common shares available for issuance thereunder. The purpose of the Option Plan is to allow the Company to grant stock options to directors, officers, employees and consultants, as additional compensation, and as an opportunity to participate in the success of the Company. The granting of such options is intended to align the interests of such persons with that of the Company’s shareholders.

On January 21, 2022, the Company granted 1,000,000 stock options with an exercise price of $0.50 per share having an expiry date that is five years from the date of listing of the shares on a public stock exchange (the “Listing Date”) to a consultant of the Company. The stock options will vest in accordance with the following:

i.	125,000 Shares will vest and be exercisable on or after 12 months from the Listing Date;
ii.	125,000 additional Shares will vest and be exercisable on or after 24 months from the Listing Date; and
iii.	The remaining 750,000 will vest in tranches as follows:

●	100,000 will vest upon each $5,000,000 of gross sales generated by Midori, solely from sales to the clients set forth on Schedule 1 attached to the Advisory Board Agreement dated January 21, 2022, between the Company and the Option Holder which shall be updated from time to time on written agreement of the parties.

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10.	Share-Based Payments Reserve (continued)

The options were valued using the Black-Scholes option pricing model (“Black-Scholes”) with the following assumptions: expected volatility of 100% based on comparable companies, expected dividend yield of 0%, risk-free interest rate of 1.65% and an expected life of approximately 6.53 years. The grant date fair value attributable to these options was $101,153, of which stock-based compensation of $2,412 and $4,877, respectively, was recorded in relation to the vesting of the options during the three and six months ended March 31, 2025 (2024 – $8,568 and $17,230, respectively).

On January 1, 2025, the Company granted 1,200,000 stock options to an officer. The options are exercisable at a price of $0.50 per common share for a period of five years. 200,000 options will vest every six months commencing on June 1, 2025, for a period of 36 months up to January 1, 2028. The options were valued using the Black-Scholes option pricing model with the following assumptions: expected volatility of 100% based on comparable companies, expected dividend yield of 0%, risk-free interest rate of 2.87% and an expected life of approximately three years. The grant date fair value attributable to these options was $377,947, of which stock-based compensation of $84,430 and $84,430, respectively, was recorded in relation to the vesting of the options during the three and six months ended March 31, 2025.

The following table summarizes information of stock options outstanding and exercisable as at March 31, 2025:

Date of expiry	Number of options outstanding	Number of options exercisable	Exercise price	Weighted average remaining contractual life
	#	#	$	Years
January 1, 2028	1,200,000	-	0.50	2.76
July 31, 2028	1,000,000	-	0.50	3.34
	2,200,000	-	0.50	3.02

11.	Warrants Reserve

The following summarizes the warrants activity for the six months ended March 31, 2025 and 2024:

	2025		2024
	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price
	#	$	#	$
Outstanding, beginning of period	14,075,000	0.13	14,504,240	0.13
Issuance of Settlement Warrants (Note 8)	2,937,334	0.05	-	-
Expiry of agent warrants	-	-	(504,240)	0.50
Outstanding, end of period	17,012,334	0.11	14,000,000	0.13

Warrant transactions for the six months ended March 31, 2024

On December 21, 2023, 464,240 agent warrants (each an “Agent Warrant”) exercisable at $0.50 expired unexercised. An amount of $112,322, representing the grant date fair value of these Agent Warrants, was transferred to accumulated deficit upon the expiry.

On January 21, 2024, 40,000 Agent Warrants exercisable at $0.50 also expired unexercised. An amount of $9,678, representing the grant date fair value of these Agent Warrants, was transferred to accumulated deficit upon the expiry.

Warrant transactions for the six months ended March 31, 2025

On January 10, 2025, the Company issued 2,937,334 Settlement Warrants in connection with the Release and Settlement Agreement, as disclosed in Note 8. Each Settlement Warrant is exercisable at $0.05 to purchase one common share of the Company for a period of 24 months from the date of issuance. The grant date fair value of the Settlement Warrants issued was estimated to be $1,340,856 using Black-Scholes with the following assumptions: expected volatility of 100% based on comparable companies, expected dividend yield of 0%, risk-free interest rate of 3.07% and an expected life of two years. As a result of the Release and Settlement Agreement, a legal settlement amount of $1,340,856 was recorded under other expenses on the condensed interim consolidated statements of loss and comprehensive loss.

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11.	Warrants Reserve (continued)

The following table summarizes information of warrants outstanding as at March 31, 2025:

Date of expiry	Number of warrants outstanding	Exercise price	Weighted average remaining life
	#	$	Years
36 months from Listing	5,000,000	0.25	N/A
June 17, 2025	9,000,000	0.05	0.21
January 10, 2027	2,937,334	0.05	1.78
May 14, 2027	75,000	1.00	2.12
	17,012,334	0.11	0.43

12.	Related Party Transactions and Balances

In accordance with IAS 24 – Related Party Disclosures, key management personnel, including companies controlled by them, are those persons having authority and responsibility for planning, directing and controlling the activities of the Company directly or indirectly, including any directors (executive and non-executive) of the Company. The remuneration of directors and key executives is determined by the compensation committee of the Board.

The remuneration of members of key management personnel during the three and six months ended March 31, 2025 and 2024 were as follows:

	Three Months ended		Six Months ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
	$	$	$	$
Chief Executive Officer	76,005	84,175	152,010	175,435
President	66,000	76,170	132,000	157,425
Former Chief Financial Officer	-	18,833	-	75,330
Current Chief Financial Officer	28,815	14,125	50,003	14,125
	170,820	193,303	334,013	422,315

During the three and six months ended March 31, 2025, the Chief Executive Officer (“CEO”) of the Company charged fees of $66,000 and $132,000, respectively, (2024 – $74,170 and $155,425, respectively) for consulting services, which are included in management and consulting fees. Accounting fees of $10,005 and $20,010, respectively, (2024 – $10,005 and $20,010, respectively), which are included in professional fees, were also charged by a company controlled by the CEO. As at March 31, 2025, a balance of $3,783 (September 30, 2024 – $nil) owing to the CEO for expense reimbursement was included in accounts payable and accrued liabilities. The amount outstanding is unsecured, non-interest bearing and due on demand.

During the three and six months ended March 31, 2025, the President of the Company charged fees of $66,000 and $132,000, respectively, (2024 – $76,170 and $157,425, respectively) for consulting services, which are included in management and consulting fees. As at March 31, 2025, no balance was owed to the President of the Company (September 30, 2024 – $nil).

During the three and six months ended March 31, 2025, the Chief Financial Officer (“CFO”) of the Company charged fees of $28,815 and $50,003, respectively, (2024 – $14,125 and $14,125, respectively) for CFO services, which are included in management and consulting fees. As at March 31, 2025, no balance was owed to the CFO (September 30, 2024 – $nil).

During the three and six months ended March 31, 2024, a former CFO of the Company charged fees of $18,832 and $75,330, respectively) for services which are included in management and consulting fees. As at March 31, 2025, no balance was owed to the former CFO (September 30, 2024 – $nil).

Other related party transactions

During the three and six months ended March 31, 2025, a director of the Company charged fees of $7,500 and $15,000, respectively, (2024 – $7,500 and $15,000, respectively) for strategic advisory services, which are included in management and consulting fees. As at March 31, 2025, no balance was owed to the director (September 30, 2024 – $nil).

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13.	Revenues

During the three and six months ended March 31, 2025, the Company recorded revenues of $21,601 and $402,926, respectively, (2024 – $323,091 and $361,560, respectively).

As at March 31, 2025, the Company had three customers located in China, Thailand, and the Philippines, respectively, whose sales represented approximately 97% of total revenue for the three months ended December 31, 2024 (2024 – seven clients from China and Thailand, for approximately 89% of total revenue).

14.	Risk Management

The Company is exposed to various risks as it relates to financial instruments. Management, in conjunction with the Board, mitigates these risks by assessing, monitoring and approving the Company’s risk management process. There have not been any changes in the nature of these risks or the process of managing these risks from the previous reporting periods.

Credit risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash, short-term investments, and accounts receivable (excluding sales tax receivable), which expose the Company to credit risk should the borrower default on the maturity of the instruments. Cash and short-term investments are held with reputable Canadian chartered banks, which is closely monitored by management. Management believes that the credit risk concentration with respect to financial instruments included in cash and short-term investments is minimal.

The Company’s second exposure to credit risk is on accounts receivable (excluding sales tax recoverable). At each reporting period, management assesses the credit risk of its receivables balance. The Company believes it has no significant short-or-long-term credit risk with respect to accounts receivable. Trade receivables have been collected throughout the year. While the Company anticipates full recovery of the majority of these amounts, which are due in less than one year, and as a result, it has not recorded any allowance for expected credit loss for the six months ended March 31, 2025 (2024 – $nil).

Liquidity risk

Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due. The Company’s liquidity and operating results may be adversely affected if the Company’s access to the capital market is hindered, whether as a result of a downturn in stock market conditions generally or related to matters specific to the Company.

The Company generates cash flow primarily from its financing activities. The Company endeavors to have sufficient cash on demand to meet expected operational expenses, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot be reasonably predicted. As at March 31, 2025, the Company had total cash of $44,390 (September 30, 2024 – $434,348) and short-term investments of $769,696 (September 30, 2024 – $1,015,386) which can be deployed, to settle current liabilities of $132,955 (September 30, 2024 – $299,327).

The following table summarizes the carrying amount and the contractual maturities of both the interest and principal portion of significant financial liabilities as at March 31, 2025:

	Carrying amount	Year 1	Year 2 to 3	Year 4 to 5
	$	$	$	$
Accounts payable and accrued liabilities	132,955	132,955	-	-

The Company manages liquidity risk by maintaining adequate cash reserves and by continuously monitoring forecasts and actual cash flows for a rolling period of 12 months to identify financial requirements. Where insufficient liquidity may exist, the Company may pursue various debt and equity instruments for short or long-term financing of its operations.

Management believes there will be sufficient capital to meet short-term business obligations, after taking into account cash flow requirements from operations and the Company’s cash and short-term investments positions as at March 31, 2025.

Market risk

Market risk is the risk that the fair value of, or future cash flows from, the Company’s financial instruments will significantly fluctuate due to changes in market prices. The value of financial instruments can be affected by changes in interest rates, foreign exchange rates, and equity and commodity prices. Management believes that the exposure to market risk is minimal.

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14.	Risk Management (continued)

Interest rate risk

The Company is exposed to interest rate risk on the variable rate of interest earned on bank deposits. The interest rate risk on bank deposits is insignificant as the deposits are short term.

Foreign currency risk

Foreign exchange risk is the risk that the Company will be subject to foreign currency fluctuations in satisfying obligations related to its foreign activities. The Company generates revenues from the U.S., and may have, from time to time, transactions denominated in foreign currencies. The Company’s primary exposure to foreign exchange risk is that transactions denominated in foreign currency may expose the Company to the risk of exchange rate fluctuations. The Company does not hedge its exposure to fluctuations in foreign exchange rates. Management monitors closely the movement of foreign exchange between CAD and USD and may periodically purchase USD when the rate of CAD appreciates versus USD.

Fair value

Fair value estimates of financial instruments are made at a specific point in time based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The Company’s financial instruments consist of cash, short-term investments, accounts receivable (excluding sales tax receivable), accounts payable and accrued liabilities and subscription payable. The fair value of these financial instruments is approximately equal to their carrying value due to their short-term nature.

The Company classifies fair value measurements using a fair value hierarchy that reflects the significance of the inputs used in making the measurements.

The fair value hierarchy has the following levels:

●	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities.
●	Level 2 – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and
●	Level 3 – Inputs for the asset or liability that are not based on observable market data (unobservable inputs).

As at March 31, 2025 and September 30, 2024, the Company did not have any financial instruments which were carried at fair value.

15.	Capital Management

The Company manages its capital structure and adjusts it, based on the funds available to the Company, in order to support the development of its planned business activities. The Board does not establish quantitative return on capital criteria for management but rather relies on the expertise of management to sustain future development of the business. In order to carry out the planned business activities and pay for administrative costs, the Company will spend its existing working capital and raise additional funds as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes to the Company’s approach for managing capital during the six months ended March 31, 2025 and during the year ended September 30, 2024.

The Company considers its capital to be shareholders’ equity, which is comprised of share capital, shares to be issued, share-based payments reserve, warrants reserve, accumulated other comprehensive income and accumulated deficit. As at March 31, 2025, the Company’s capital consisted of a balance of $1,013,902 (September 30, 2024 – $1,613,109).

The Company’s primary objective with respect to its capital management is to ensure that it has sufficient cash resources for its operations. To secure the additional capital necessary to pursue its business plan, the Company may attempt to raise additional funds through the issuance of equity or by securing strategic partners. The Company monitors capital on the basis of maintaining sufficient cash flow to comply with financial obligations. There have been no changes to the Company’s approach to capital management since the last reporting period.

The Company is not subject to externally imposed capital requirements.

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16.	Commitments

Distributor Agreement

On January 25, 2021, the Company entered into a Distributor Agreement (the “Distributor Agreement”) with the IP Holder which owns the rights in and is engaged in the business of manufacturing, marketing, selling, and distributing certain organic additives, which when added to certain plastic resins, can render plastics biodegradable.

Pursuant to the Distributor Agreement, the Company agreed to purchase certain products of the IP Holder as set forth in the Distributor Agreement (the “Products”) and to resell the Products to certain clients as set forth in the Distributor Agreement (the “Customers”). The Company must also obtain written authorization from the IP Holder prior to making any solicitation to any Customers that are not set forth in the Distributor Agreement. Additional Customers may be added under the Distributor Agreement upon the written agreement of both parties. Customers are limited by certain territories as set forth in the Distributor Agreement (the “Exclusions”) and the Company will not directly or indirectly promote or market the Products in a manner that conflicts with the Exclusions.

Pursuant to the Distributor Agreement, the Company agreed to purchase, mark, and resell the IP Holder’s ingredients (comprised of the Company’s purchases from the IP Holder) representing a total volume (referred to together as the “Target Volume”) for each year at minimum of:

●	1,000 kilograms in the first year by January 25, 2022 (met)
●	2,000 kilograms in the second year by January 25, 2023 (met)
●	4,000 kilograms in the third year by January 25, 2024 (met)
●	6,000 kilograms in the fourth year by January 25, 2025 (met)
●	8,000 kilograms in the fifth year by January 25, 2026

In the event that the Company fails to meet the Target Volume in a given year, the Company will have 30 days from the date of notification from the IP Holder of such failure to cure the failure, and if not rectified in 30 days, the IP Holder will have the unilateral right to amend the Distributor Agreement to remove the exclusivity applicable to the Customers or terminate the Agreement. The Company will have the option, at the IP Holder’s discretion, to purchase the remaining quantity of Products at the end of each year to reach the Target Volume to continue the Distributor Agreement without amendments. The initial prices at which the Company purchases the Products from the IP Holder is set forth in the Distributor Agreement. The Company agreed to resell the Products to Customers at prices as it may determine in its discretion. The difference between the payment received by the Company and the initial pricing provided by the IP Holder if referred to as the “Profit Margin.” Any changes to pricing will occur upon not less than 30 days written notice by the IP Holder to Midori-Bio.

The term of the Distributor Agreement is for five years until terminated by either party as provided in the Distributor Agreement, and will renew automatically for an additional five years at the end of each term, however, each party will have the right to opt out of such renewals by providing written notice to the other party at least nine months prior to the expiration of the current term. In the event that the Distributor Agreement is not renewed at the election of the IP Holder, the Company will continue to earn the Profit Margin actually collected by the IP Holder for all Product sales to Customers at the time of such non-renewal for two years following such non-renewal. The Distributor Agreement may be terminated by either party as follows: (i) immediately upon written notice to the other party in the event such other party is in breach of the material terms, covenants or conditions of the Distributor Agreement and such breach is not cured within 30 days written notice of such breach or (ii) immediately upon written notice to the other party of “Cause,” as such term is defined in the Distributor Agreement.

Pursuant to the Distributor Agreement, the Company agreed to indemnify the IP Holder against any and all claims, demand, losses and suits, including reasonable attorney’s fees, resulting from any act or omission by the Company or its agents, employees, officers and directors arising from or related in any way to the Company’s activities in the course of performance and services under the Distributor Agreement or the Company’s breach of any provision of the Distributor Agreement. The Distributor Agreement contains confidentiality, non-competition, non-solicitation, and on-circumvention terms typically included in such agreements.

In the event that the Company sends the IP Holder a referral (the “Referral”) and (i) the Company does not actively manage the pre and post-sales activities with the Referral, and (ii) within six months of the initial Referral, begins purchasing products from the IP Holder, then the IP Holder will pay to the Company an amount equal to 2% of all net sales derived from the sale of such products to the Referral within the 24-month period following the initial sale of such Referrals. Amounts payable to the Company shall be subject to a charge-back or credit in favor of the IP Holder for any amount previously paid to the Company with respect to revenues that are refunded to Referrals or to the extent additional costs or expenses are incurred by the IP Holder relating to such sales following payment to the Company.

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16.	Commitments (continued)

Consulting Agreement with CEO of Midori Group

On January 11, 2021, Midori Group entered into a consulting agreement with a company owned and controlled by the CEO of the Company for an initial term of 10 years. The Company agreed to compensate the consultant as follows: (i) a fee at a rate of $27,085 per month commencing August 1, 2021 (amended to $22,000 per month on March 27, 2024); and (ii) in the event that the Company or an entity that acquires all of the issued and outstanding securities of the Company (“Parentco”), completes the Listing Event, the Company or Parentco shall award the consultant 1,000,000 restricted stock units (“RSUs”) concurrently with a Listing Event pursuant to the terms of a RSU Plan to be adopted by the Company or Parentco. The Company may terminate the consulting agreement upon providing the consultant with 36 months’ notice in writing; provided the Company may provide the consultant with 36 months’ pay in lieu of notice including the ten percent of the annual net profit of the Company calculated and payable within 90 days of each fiscal year-end over the 36-month termination period.

Consulting Agreements with President of Midori Group

On January 11, 2021, Midori Group entered into a consulting agreement with a company owned and controlled by the President of the Company for an initial term of 10 years. The Company agreed to compensate the consultant as follows: (i) a fee at a rate of $27,085 per month commencing August 1, 2021 (amended to $22,000 per month on March 27, 2024); and (ii) in the event that the Company or an entity that acquires all of the issued and outstanding securities of Parentco, completes a Listing Event, the Company or Parentco shall award the consultant 1,000,000 RSUs concurrently with a Listing Event pursuant to the terms of a RSU Plan to be adopted by the Company or Parentco. The Company may terminate the consulting agreement upon providing the consultant with 36 months’ notice in writing; provided the Company may provide the consultant with 36 months’ pay in lieu of notice including the ten percent of the annual net profit of the Company calculated and payable within 90 days of each fiscal year-end over the 36-month termination period.

Consulting Agreement with VP of Business Development

On October 22, 2021, the Company entered into a consulting agreement with its VP of Business Development agreeing to act as a consultant to the Company. The term of the consulting agreement is for an initial term of six months, unless terminated earlier in accordance with the agreement, and the parties may mutually agree to renew the consulting agreement in writing for successive one-year terms following the expiration of the initial term. The consultant agreed to serve as the Vice President of Business Development and Communication for the Company and to provide the Company with certain services with a minimum weekly commitment of 20 hours.

As compensation under the consulting agreement, the Company agreed to compensate the consultant as follows: (i) a monthly fee of $10,000 (amended to $5,000 per month effective January 1, 2023 with a commission percentage of 5% of net profit for any account that the VP of Business Development was involved in); (ii) allowing the consultant to use the tile “VP of Business Development and Communication”; (iii) upon Listing, the Company will award 250,000 shares of its RSUs, pursuant to the Company’s planned equity compensation plan (the “Plan”) to vest over 16 months as set forth in the agreement; (iv) upon Listing, the Company will grant 500,000 stock options to the consultant at the listing price under the Plan with 12,500 options becoming exercisable for every $500,000 in gross profits generated and collected by the Company that are introduced and into an ongoing contract with the Company solely as a result of the consultant’s efforts; and (v) the consultant will be paid a commission of 5% of the net profits from any clients that are introduced and enter into an ongoing contract with the Company solely as a result of the consultant’s efforts (this commission payment will cease 90 days after the termination of the consulting agreement).

The consulting agreement can be terminated by either party at any time for any reason by giving no less than 30 days prior written notice to the other party. Other than the commission payment noted above, there are no payment provisions associated with the termination of this the consulting agreement.

Consulting Agreement with TR Global, LLC

On January 13, 2022, Midori-Bio entered into a consulting agreement with the Company, Midori-Bio’s parent company, and TR Global, LLC (“TR Global”), the Principle of TR Global agreeing to act as a consultant to Midori-Bio. The term of the consulting agreement is for an initial term of three years, unless terminated earlier in accordance with the agreement, and the parties may mutually agree to renew the consulting agreement in writing for successive one-year terms following the expiration of the initial term. The consultant agreed to provide Midori-Bio with the certain services with a minimum weekly commitment of 35 hours.

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16.	Commitments (continued)

Consulting Agreement with TR Global, LLC (continued)

As compensation under the consulting agreement, Midori-Bio agreed to compensate the consultant as follows: (i) the Company agreed to issue 600,000 of its common shares to the consultant (issued) (ii) a monthly fee of USD $12,000 and (iii) one time fees equal to $50,000 (a) if a threshold of $500,000 gross sales achieved by Midori-Bio in 2022, (b) if a threshold of $2,000,000 gross sales achieved by Midori-Bio in 2023 and (c) if a threshold of $3,000,000 gross sales achieved by Midori-Bio in 2024. The consulting agreement may be terminated by either party at any time in the event of a material breach by the other party under the agreement. There is no payment provision associated with the termination of this consulting agreement.

On January 10, 2025, 200,000 common shares were issued to TR Global as consideration for service provided (Note 9).

Consulting Agreement with Hotspex International Marketing Inc.

On December 23, 2021, Midori-Bio and the Company entered into a consulting agreement with Hotspex International Marketing Inc. (“HIM”), pursuant to which Midori-Bio engaged HIM to act as a consultant to assist Midori-Bio with respect to business development. The term of the consulting agreement is for an initial term of two years and can be renewed in writing for successive one-year terms. As compensation under the consulting agreement, Midori-Bio agreed to compensate HIM as follows (i) options to purchase 200,000 of the Company’s common shares pursuant to the Option Plan upon the listing of the Company on a public stock exchange and (ii) commission equal to 30% of the Midori-Bio’s net profits generated from sales during the first year of the term of the contract between Midori-Bio and a client listed on the consulting agreement (“Consulting Net Profits”). The Consulting Net Profits will decrease to 15% after each such client’s first year contract with Midori-Bio. In addition, if the consulting agreement is not renewed for any renewal term at the option of Midori-Bio, HIM will continue to receive the trailing payments of 15%, then 7.5%, and finally 3.5% for the time periods as set forth in the consulting agreement until the earlier of, the expiration of the applicable client term with Midori-Bio or the ninth anniversary of the date of the termination of the consulting agreement.

The consulting agreement can be terminated (i) by either party in the event of a breach by the other party of a material covenant, commitment or obligation under the consulting agreement that remains uncured after 30 days following written notice thereof (ii) by either party upon written notice to the other party if the other party becomes or is declared insolvent or bankrupt, is the subject of a voluntary or involuntary bankruptcy or other proceeding related to its liquidation or solvency, which proceeding is not dismissed within 90 calendar days after its filing, ceases to do business in the normal course or makes an assignment for the benefit of creditors or (iii) by Midori-Bio by giving 30 days advance written notice to HIM if HIM fails to generate $500,000 of gross sales in any 12 month period.

Consulting Agreement with Mr. Vasek Pospisil

On December 28, 2021, Midori-Bio and the Company entered into a consulting agreement with Mr. Vasek Pospisil, pursuant to which Midori-Bio engaged Mr. Pospisil to act as a consultant to assist Midori-Bio in the position of Manager of Business Development and Communication. The initial term of the consulting agreement is for one year and can be renewed by the parties in writing for successive one-year terms. As compensation under the consulting agreement, Midori-Bio agreed to pay Mr. Pospisil as follows: (i) 20% of the Company’s net profits, calculated on the first $10,000,000 of the Midori-Bio’s gross sales which are attributed to clients pre-approved in writing by Midori-Bio that contract with Midori-Bio solely as a result of Mr. Pospisil’s efforts (ii) 10% of Midori-Bio net profits calculated on all gross sales of Midori-Bio thereafter attributed to the clients that contract with Midori-Bio solely as a result of Mr. Pospisil’s efforts and (iii) options to purchase 500,000 of the Company’s common shares pursuant to the Option Plan in connection with the Listing Event to vest in increments as set forth in the consulting agreement. If the Listing Event does not occur within 24 months of December 28, 2021, the Company will not be required to grant the stock options and instead will issue 500,000 of the Company’s common shares to Mr. Pospisil. During the year ended September 30, 2024, these shares had been recorded as stock-based compensation, and on January 10, 2025, the 500,000 common shares were issued to Mr. Pospisil (Note 9).

The consulting agreement can be terminated (i) by Midori-Bio at any time without notice or pay in lieu of notice for “Just Cause” as such term is defined in the consulting agreement or (ii) by Mr. Pospisil by giving four weeks written notice of his intention to resign. In addition, if the consulting agreement is not renewed at the option of Midori-Bio for a reason other than Just Cause, Mr. Pospisil will continue to receive the compensation set forth in the consulting agreement for a period of five years.

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16.	Commitments (continued)

Consulting Agreement with Mr. Stephen Arbib

On April 29, 2022, Midori-Bio and the Company entered into a consulting agreement with Mr. Stephen Arbib, pursuant to which, Midori-Bio engaged Mr. Arbib as a consultant to provide consulting services in the position of Business Development Adviser. The initial term of the consulting agreement is for one year and can be renewed by the parties in writing for successive one-year terms. As compensation under the consulting agreement, the Company agreed to (i) pay Mr. Arbib 15% of the Midori-Bio’s net profits, calculated on the first $10,000,000 of Midori-Bio’s gross sales which are attributed to clients pre-approved in writing by Midori-Bio that contract with Midori-Bio solely as a result of Mr. Arbib’s efforts and 10% thereafter attributed to any clients that contract with Midori-Bio solely as a result of Mr. Arbib’s efforts (Mr. Arbib can elect to receive payment in cash or stock, and if stock is selected it will be paid based on a 20 day volume-weighted average price of the Company’s common shares) and (ii) options to purchase 500,000 of the Company’s common shares pursuant to the Option Plan in connection with the Listing Event and Mr. Arbib delivering $500,000 of annual revenue to Midori-Bio (the “Trigger Date”), to vest in increments as set forth in the consulting agreement. If the Listing Event does not occur within 24 months of the Trigger Date, the Company will not be required to grant these stock options and instead will issue 500,000 of its common shares to Mr. Arbib.

The consulting agreement can be terminated (i) by Midori-Bio at any time without notice or pay in lieu of notice for “Just Cause” as such term is defined in the consulting agreement or (ii) by Mr. Arbib by giving four weeks written notice of his intention to resign. If the consulting agreement is not renewed at the option of Midori-Bio for a reason other than Just Cause, Mr. Arbib will continue to receive the compensation set forth in the consulting agreement for a period of four years.

17.	Subsequent Events

On June 11, 2025, the Company closed a private placement of 100,000 common shares at a price of $0.50 per common share, for gross proceeds of $50,000.

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EXHIBITS

The following exhibits are filed with this Offering Circular:

Exhibit	Description

2.1	Articles of Incorporation, as amended(1)
2.2	Bylaws, as amended(1)
3.1	Stock Option Plan(2)
4.1	Form of Subscription Agreement(1)
6.1	Contract with DealMaker(1)
6.2	Agreement with K. Lyons Enterprises Inc.(1)
6.3	Agreement with 2863358 ONTARIO INC. (1)
6.4	Agreement with Christina Dykun(1)
6.5	Agreement with Ben Powell(2)
6.6	Distributor Agreement (Exhibit A of this agreement has been redacted)
11.1	Consent of Auditor(2)
12.1	Opinion of Legality(2)

(1)	Filed with Form 1-A filed on October 25, 2024 and incorporated by refence.
(2)	Filed with Form 1-A filed on August 29, 2025 and incorporated by refence.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Colombia, on September 15, 2025.

Midori Group Inc.

By:	/s/ Ken Lyons
Name:	Ken Lyons
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ken Lyons	Chief Executive Officer, Director (Principal Executive officer)	September 15, 2025
Ken Lyons

/s/ Robert Leeder	Chairman, President	September 15, 2025
Robert Leeder

/s/ Christina Dykun	Director	September 15, 2025
Christina Dykun

/s/ Ben Powell	CFO (Principal Accounting/Financial Officer)	September 15, 2025
Ben Powell

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